Exhibit 10.2.1.2

TRANSMISSION OPERATING AGREEMENT

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS; INTERPRETATIONS	2

1.01. Definitions; Interpretations	2

ARTICLE II. TRANSMISSION FACILITIES	3

2.01. Transmission Facilities	3

2.02. New Transmission Facilities and Transmission Upgrades	5

2.03. Merchant Facilities	6

2.04. Excluded Assets	6

2.05. Connection with Non-Parties	8

2.06. Review of Transmission Plans	10

2.07. Condemnation	11

ARTICLE III. OPERATING AUTHORITY	11

3.01. Grant of Operating Authority	11

3.02. Definition of ISO Operating Authority	12

3.03. Transmission Services and OATT Administration	16

3.04. Application Authority	20

3.05. The ISO’s Responsibilities	32

3.06. Each PTO’s Responsibilities	33

3.07. Reserved Rights of the PTOs	37

3.08. Repair and Maintenance of Transmission Facilities	39

3.09. Planning and Expansion	41

3.10. Invoicing, Collection and Disbursement of Customer Payments	41

3.11. Grandfathered Transmission Agreements	44

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3.12. Subcontractors	44

3.13. Municipal/Tax-Exempt Utilities	45

3.14. No Impairment of the ISO’s Other Legal Rights and Obligations	46

ARTICLE IV. REPRESENTATIONS AND WARRANTIES	46

4.01. Representations and Warranties of Each PTO	46

4.02. Representations and Warranties of the ISO	47

ARTICLE V. COVENANTS OF THE PTOS	48

5.01. Covenants of Each PTO	48

5.02. Financial Statements and Filings	48

5.03. Expenses	48

5.04. Consents and Approvals	48

5.05. Notice and Cure	49

ARTICLE VI. COVENANTS OF THE ISO	49

6.01. Covenants of the ISO	49

6.02. Financial Statements and Filings	49

6.03. Expenses	50

6.04. Consents and Approvals	50

6.05. Notice and Cure	50

6.06. Other PTOs	50

6.07. Management Agreements	51

6.08. ISO Line of Business; Non-Profit Status	52

ARTICLE VII. TAX MATTERS	52

7.01. Responsibility for PTO Taxes	52

7.02. Responsibility for ISO Taxes	52

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ARTICLE VIII. RELIANCE; SURVIVAL OF AGREEMENTS	52

8.01. Reliance; Survival of Agreements	52

ARTICLE IX. INDEMNIFICATION; INSURANCE; ASSUMPTION OF LIABILITIES	53

9.01. Indemnification	53

9.02. Notice of Proceedings	53

9.03. Defense of Claims	54

9.04. Subrogation	55

9.05. Insurance	55

9.06. Assumption of Liability	56

ARTICLE X. TERM; DEFAULT AND TERMINATION	57

10.01. Term; Termination Date	57

(a) Term	57

(b) PTO Withdrawal During The Term	58

(c) Remaining PTOs	59

(d) Termination by the ISO	59

(e) Actions Prior to Withdrawal or Termination	60

(f) Approvals	60

(g) Continuing Obligations	60

10.02. Release of Operating Authority	61

10.03. Events of Default of the ISO	61

(a) Events of Default of the ISO	61

(b) Remedies for Default	62

10.04. Events of Default of a PTO	63

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(a) Events of Default of a PTO	63

(b) Remedies for Default	64

ARTICLE XI. MISCELLANEOUS	65

11.01. Notices	65

11.02. Supersession of Prior Agreements	65

11.03. Waiver	65

11.04. Amendment; Limitations on Modifications of Agreement	65

11.05. Additional Participating Transmission Owners	69

11.06. Integration Charges	70

11.07. No Third Party Beneficiaries	70

11.08. No Assignment; Binding Effect	70

11.09. Further Assurances; Information Policy; Access to Records	71

11.10. Business Day	72

11.11. Governing Law	72

11.12. Consent to Service of Process	72

11.13. Specific Performance; Force Majeure	73

11.14. Dispute Resolution	73

11.15. Invalid Provisions	74

11.16. Headings and Table of Contents	74

11.17. Liabilities; No Joint Venture	74

11.18. Counterparts	74

11.19. Conditions Precedent	75

11.20. Preserved Rights	75

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Schedules

Schedule 1.01. Schedule of Definitions

Schedule 2.01(a). List of Each PTO’s Category A Facilities

Schedule 2.01(b). List of Each PTO’s Category B Facilities

Schedule 3.02(b). List of Interconnection Agreements with neighboring Control Areas and Tariff(s) Applicable to External Transactions

Schedule 3.02(d). List of Existing Operating Procedures

Schedule 3.09(a). Planning and Expansion – Participating Transmission Owner Rights and Obligations

1. PTOs Rights and Obligations to Build and Associated Conditions Including Cost Recovery

2. PTO Obligations

Schedule 3.09(b). List of Existing Planning Procedures

Schedule 3.11(b). List of Grandfathered Intertie Agreements

Schedule 3.11(c). List of Grandfathered Interconnection Agreements

Schedule 4.01(d). PTO New England Transmission Facilities Not Subject to this Agreement

Schedule 11.01. Notices

Schedule 11.02. Superseded Agreements

Schedule 11.04. PTO Administrative Committee

Schedule 11.19(c). Additional Conditions Precedent

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TRANSMISSION OPERATING AGREEMENT

This Transmission Operating Agreement (this “TOA” or this “Agreement”), dated as of [            ], 2004, is made and entered into by and among [The names of the Initial PTOs will be submitted in a compliance filing prior to the Operations Date.] (herein collectively referred to as the “Initial Participating Transmission Owners”), and the Initial Participating Transmission Owners along with any Additional Participating Transmission Owners (as defined in Section 11.05 of this Agreement), are collectively referred to herein as the “PTOs” and individually each is referred to as a “PTO”), and ISO New England Inc. (“ISO”), a Delaware corporation (all PTOs and the ISO are collectively referred to herein as the “Parties”).

WHEREAS, each of the PTOs owns and/or operates certain transmission facilities that are interconnected with the transmission facilities of certain other PTOs within the New England Transmission System or otherwise provides transmission service within the New England Transmission System;

WHEREAS, the ISO is a regional transmission organization (“RTO”) authorized by the Federal Energy Regulatory Commission (“FERC”) to exercise the functions required of RTOs pursuant to FERC’s Order No. 2000 (“Order 2000”) and FERC’s RTO regulations;

WHEREAS, in accordance with the requirements of Order 2000, the ISO will be the transmission provider under the ISO Open Access Transmission Tariff (the “ISO OATT”) of non-discriminatory, open access transmission services over the transmission facilities of the PTOs (“Transmission Service”);

WHEREAS, the ISO OATT will be designed to provide for the payment by transmission customers for Transmission Service at rates designed to recover the revenue requirements of the PTOs in supporting the provision of such transmission service by the ISO under the ISO OATT;

WHEREAS, the ISO will be responsible for system planning within the ISO region subject to certain rights and obligations of the PTOs, all as set forth in this Agreement;

WHEREAS, the functions to be performed by the ISO and Order 2000 require that the ISO have the requisite operational authority over the PTOs’ transmission facilities;

WHEREAS, in accordance with the terms set forth herein, the PTOs desire for the ISO to exercise, and the ISO desires to exercise, Operating Authority (as defined in Section 3.02 of this Agreement) over the PTOs’ Transmission Facilities (as defined in this Agreement) consistent with the requirements of Order 2000;

WHEREAS, the PTOs will, among other things, continue to own, physically operate, and maintain their Transmission Facilities and Local Control Centers; and

WHEREAS, each PTO reserves the right to transfer certain rights and obligations to an Independent Transmission Company in accordance with Attachment M to the ISO OATT.

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NOW, THEREFORE, in consideration of the promises, and the mutual representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, each of the PTOs and the ISO agree as follows:

ARTICLE I

DEFINITIONS; INTERPRETATIONS

1.01 Definitions; Interpretations. Each of the capitalized terms and phrases used in this Agreement (including the foregoing recitals) and not otherwise defined herein shall have the meaning specified in Schedule 1.01. In this Agreement, unless otherwise provided herein:

(a) words denoting the singular include the plural and vice versa;

(b) words denoting a gender include all genders;

(c) references to a particular part, clause, section, paragraph, article, exhibit, schedule, appendix or other attachment shall be a reference to a part, clause, section, paragraph, or article of, or an exhibit, schedule, appendix or other attachment to, this Agreement;

(d) the exhibits, schedules and appendices attached hereto are incorporated herein by reference and shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein;

(e) a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, amendments, ordinances or laws varying, consolidating or replacing the same from time to time, and a reference to a statute includes all regulations, policies, protocols, codes, proclamations and ordinances issued or otherwise applicable under that statute unless, in any such case, otherwise expressly provided in any such statute or in this Agreement;

(f) a reference to a particular section, paragraph or other part of a particular statute shall be deemed to be a reference to any other section, paragraph or other part substituted therefor from time to time;

(g) a definition of or reference to any document, instrument or agreement includes any amendment or supplement to, or restatement, replacement, modification or novation of, any such document, instrument or agreement unless otherwise specified in such definition or in the context in which such reference is used;

(h) a reference to any Person (as hereinafter defined) includes such Person’s successors and permitted assigns in that designated capacity;

(i) any reference to “days” shall mean calendar days unless “Business Days” (as hereinafter defined) are expressly specified;

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(j) if the date as of which any right, option or election is exercisable, or the date upon which any amount is due and payable, is stated to be on a date or day that is not a Business Day, such right, option or election may be exercised, and such amount shall be deemed due and payable, on the next succeeding Business Day with the same effect as if the same was exercised or made on such date or day (without, in the case of any such payment, the payment or accrual of any interest or other late payment or charge, provided such payment is made on such next succeeding Business Day);

(k) words such as “hereunder”, “hereto”, “hereof” and “herein” and other words of similar import shall, unless the context requires otherwise, refer to this Agreement as a whole and not to any particular article, section, subsection, paragraph or clause hereof;

(l) a reference to “include” or “including” means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned; and

(m) neither this Agreement nor any other agreement, document or instrument referred to herein or executed and delivered in connection herewith shall be construed against any Person as the principal draftsperson hereof or thereof.

ARTICLE II

TRANSMISSION FACILITIES

2.01 Transmission Facilities. As to any PTO, the transmission facilities over which the ISO shall exercise Operating Authority in accordance with the terms set forth herein shall be:

(a) those facilities of such PTO listed in Schedule 2.01(a) (hereinafter “Category A Facilities”), as such list of facilities may be added to or deleted from in accordance with Sections 2.01(d) and 2.02 below;

(b) those facilities of such PTO listed in Schedule 2.01(b) (hereinafter “Category B Facilities”), as such list of facilities may be added to or deleted from, in accordance with Sections 2.01(d) and 2.02 below; and

(c) those transmission facilities of such PTO within the New England Transmission System with a voltage level of less than 69 kV and all transformers that have no Category A Facilities or Category B Facilities connected to the lower voltage side of the transformer that are not listed on Schedule 2.01(a) and Schedule 2.01(b) (hereinafter “Local Area Facilities”), provided that any excluded facilities of such PTO listed on Schedule 4.01(d) shall not be Local Area Facilities.

(d) As to each PTO, the transmission facilities included on any of the lists of the Category A Facilities or the Category B Facilities contained in Schedule 2.01(a) and

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Schedule 2.01(b), respectively, as of the Operations Date may be redesignated on another of these two lists, deleted from such list, or redesignated as a Local Area Facility without the necessity of an amendment to this Agreement, but only in the following manner:

(i) at the direction of a Governmental Authority with jurisdiction over the Transmission Facilities in question, provided that the ISO and all PTOs shall be provided prior written notice of such changes;

(ii) as agreed between the ISO and the PTO or PTOs owning the transmission facilities; or

(iii) where the operational characteristics of a transmission facility have been materially modified after the Operations Date (including a change from a radial transmission facility to a looped transmission facility that contributes to the parallel carrying capability of the New England Transmission System) in accordance with Section 2.01(e); provided that any such changes shall also be subject to ISO review consistent with Section 2.06.

(e) All transmission facilities to be redesignated as Category A Facilities, Category B Facilities, or Local Area Facilities or deleted from the lists in Schedule 2.01(a) and Schedule 2.01(b) in accordance with Section 2.01(d)(iii), and all transmission facilities to be added to the lists in Schedule 2.01(a) and Schedule 2.01(b) in accordance with Section 2.02 shall be classified in accordance with the following standards:

(i) Category A Facilities shall consist of: all transmission lines with a voltage level of 115 kV and above, except for those 115 kV transmission facilities specifically designated as Category B Facilities in accordance with Section 2.01(e)(ii); all transmission interties between Control Areas; all transformers that have Category A Facilities connected to the lower voltage side of the transformer; all transformers that require a Category A Facility to be taken out of service when the transformer is taken out of service; and all breakers and disconnects connected to, and all shunts, relays, reclosing and associated equipment, dynamic reactive resources, FACTS controllers, special protection systems, PARS, and other equipment specifically installed to support the operation of such transmission lines, interties, and transformers.

(ii) Category B Facilities shall consist of: all 115 kV radial transmission lines and all 69 kV transmission lines that are not interties between Control Areas; all transformers that have any Category B Facilities and no Category A Facilities connected to the lower voltage side of the transformer except to the extent such transformers are designated as Category A Facilities in accordance with Section 2.01(e)(i); and all breakers and disconnects connected to, and all shunts, relays, reclosing and associated equipment, dynamic reactive resources, FACTS controllers, special protection systems, PARS, and other equipment specifically installed to support the operation of such Category B Facilities.

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(iii) Local Area Facilities shall consist of all transmission facilities with a voltage level of less than 69 kV and all transformers that have no Category A Facilities or Category B Facilities connected to the lower voltage side of the transformer.

(iv) To the extent there is any dispute between the ISO and a PTO or PTOs owning a transmission facility concerning classification of such transmission facility under these standards, such disagreement shall be subject to the dispute resolution provisions of this Agreement, provided that the ISO’s classification of a transmission facility under the standards shall govern pending resolution of the dispute.

(f) Collectively, all Category A Facilities, Category B Facilities, and Local Area Facilities shall hereinafter be referred to as the “Transmission Facilities,” provided that “Transmission Facilities” shall not include Excluded Assets as defined in Section 2.04 of this Agreement or Merchant Facilities. The ISO shall maintain on its OASIS a posting of the current versions of Schedule 2.01(a) and Schedule 2.01(b), in each instance, reflecting each such change promptly after such change is made.

(g) The classifications set forth in this Section 2.01 are for operational purposes. Rate treatment of Transmission Facilities shall be governed by the ISO OATT, provided that filings for rate treatment under the ISO OATT shall be subject to Section 3.04 of this Agreement.

2.02 New and Acquired Transmission Facilities and Transmission Upgrades.

(a) Any New Transmission Facility, any Transmission Upgrade, and any Acquired Transmission Facility shall be considered a “Transmission Facility” under this Agreement once it is placed into commercial operation by the applicable PTO(s); shall be designated as a Category A Facility, Category B Facility, or Local Area Facility in accordance with Section 2.01(e) unless otherwise agreed by the ISO and the PTO(s) owning the Transmission Facility; and shall be subject to the Operating Authority of the ISO in accordance with the terms of this Agreement.

(b) The designation of an Acquired Transmission Facility as a Category A, Category B or Local Area Facility shall not require the abrogation or modification of existing contractual arrangements for such Acquired Transmission Facility.

(c) Any Merchant Facility interconnected to or within the New England Transmission System shall not be the subject of this Agreement. Any Merchant Facility interconnected to or within the New England Transmission System constructed and placed in commercial operation after the Operations Date shall be subject to the authority of the ISO under a separate agreement in accordance with Section 2.03 and any applicable provisions of the ISO OATT.

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2.03 Merchant Facilities. The terms and conditions under which a PTO, an Affiliate of a PTO, or any other entity grants authority over any Merchant Facilities to the ISO shall not be governed by this Agreement, it being understood that such entities shall enter into operating agreements relating to their Merchant Facilities directly with the ISO in accordance with applicable provisions of the ISO OATT. Nothing in this Agreement is intended to limit or expand the right of a PTO, the Affiliate of a PTO, or any other entity to propose, construct, or own Merchant Facilities interconnected to the New England Transmission System.

2.04 Excluded Assets. The “Excluded Assets” of a PTO shall consist of those assets and/or facilities of a PTO set forth in Section 2.04(a) and (b). These Excluded Assets are expressly excluded from the definition of Transmission Facilities under this Agreement, and the ISO shall not have Operating Authority over a PTO’s Excluded Assets. Nothing in this Section 2.04 is intended to address the rate treatment of a PTO’s Transmission Facilities or any other asset of a PTO. Rate treatment of Transmission Facilities shall be governed by the ISO OATT, provided that filings for rate treatment under the ISO OATT shall be subject to Section 3.04 of this Agreement:

(a) Any assets, facilities, and/or portions of facilities owned by such PTO that are connected with or associated with those facilities defined as Category A Facilities, Category B Facilities or Local Area Facilities to the extent specifically excluded pursuant to the following items (i) through (vii) of this Section 2.04(a):

(i) proceeds from the use or disposition of Transmission Facilities;

(ii) any payment, refund or credit (1) relating to Taxes in respect of the Transmission Facilities of such PTO, (2) arising under any contracts or tariffs of such PTO and relating to services provided prior to the beginning of the Term, (3) arising under any contract or tariff that provides for rates that are subject to regulation by an agency other than FERC, or (4) relating to a Grandfathered Transmission Agreement;

(iii) any rights, ownership, title or interest any PTO may have with respect to telecommunications assets and equipment, provided that the ISO shall continue to have the right to use such telecommunication assets and equipment attached to or associated with Transmission Facilities solely to the extent needed for the exercise of the ISO’s Operating Authority in accordance with practice prior to the Operations Date and further provided that such use right shall not be assignable by the ISO;

(iv) any existing contracts or contract rights of the PTOs related in any manner to Transmission Facilities unless such PTO agrees to assign or transfer such contracts to the ISO, provided that the PTOs shall exercise their rights and

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responsibilities under Grandfathered Transmission Agreements in accordance with Section 3.11 and the applicable provisions of this Agreement;

(v) any assets, property rights, licenses, permits or facilities that are used for or in (1) the distribution, generation, trading or marketing of electricity (except for facilities specifically defined as Category A Facilities, Category B Facilities or Local Area Facilities that are used for such activities), (2) gas transportation, gas, water, petroleum, chemical, real estate development, or cable business, or (3) any other activity unrelated to the transmission of electricity located on, or making use of, the Transmission Facilities;

(vi) any causes of action or claims related to Transmission Facilities, provided, that, upon the written agreement of the PTO and the ISO to the assumption by the ISO of the management of such claims under mutually agreed terms and conditions, the ISO may manage a PTO’s causes of action or claims against a third party relating to such Transmission Facilities, and provided further that the ISO shall have the right to pursue causes of action or claims against third parties to the extent necessary for the ISO to fulfill its responsibilities for invoicing, collection and disbursement of customer payments in accordance with Section 3.10; and

(vii) any asset or facility for which Operating Authority may not be lawfully transferred or assigned.

(b) Any assets or facilities of such PTO that are not specifically defined as Category A Facilities, Category B Facilities or Local Area Facilities, including without limitation the facilities or portions of facilities described in items (i) through (xii) of this Section 2.04(b):

(i) all cash, cash equivalents, bank deposits, accounts receivable, and any income, sales, payroll, property or other Tax receivables;

(ii) proceeds from the use or disposition of any facilities or assets owned by the PTO;

(iii) certificates of deposit, shares of stock, securities, bonds, debentures, and evidences of indebtedness;

(iv) any rights or interest in trade names, trademarks, service marks, patents, copyrights, domain names or logos;

(v) any payment, refund or credit (1) relating to Taxes, (2) arising under any contracts or tariffs of such PTO and relating to services provided prior to the beginning of the Term, or (3) arising under any contract or tariff that provides for rates that are subject to regulation by an agency other than FERC;

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(vi) any facilities, including transmission facilities, located outside the New England Transmission System;

(vii) any rights, ownership, title or interest any PTO may have with respect to telecommunications assets and equipment;

(viii) any existing contracts or contract rights of the PTOs unless such PTO agrees to assign or transfer such contracts to the ISO;

(ix) any assets, property rights, licenses, permits or facilities that are used for or in (1) the distribution, generation, trading or marketing of electricity or (2) gas transportation, gas, water, petroleum, chemical, real estate development, or cable business, or (3) any other activity unrelated to the transmission of electricity whether or not located on, or making use of, the Transmission Facilities;

(x) any causes of action or claims;

(xi) any asset or facility for which Operating Authority may not be lawfully transferred or assigned; and

(xii) any interests of any kind in each PTO’s real property, provided that nothing in this Section 2.04 shall: (a) supersede the rights and obligations of the Parties as set forth in the Control Center Lease or Back-up Control Center Lease or (b) restrict the PTOs from conveying interests in real property in any future written agreement into which the ISO and any PTO or group of PTOs may, in their sole discretion, enter.

2.05 Connection with Non-Parties.

(a) On or after the Operations Date, each PTO shall connect its Transmission Facilities with the facilities of any entity that is not a Party, including the facilities of a current or proposed Transmission Customer, and shall install (or cause to be installed) and construct (or cause to be constructed) any transmission facilities required to connect the facilities of a non-Party to a PTO’s Transmission Facilities to the extent such connection or construction is required by applicable law, including the Federal Power Act and any applicable regulations issued by FERC and provided that the construction of any such transmission facilities shall be subject to the conditions associated with the PTOs’ obligation to build set forth in Schedule 3.09(a). Any such connection shall be subject further to: (1) the receipt of any necessary regulatory approvals, (2) compliance with the procedures set forth in the ISO OATT for review of the reliability and operational impacts of a proposed interconnection (including the procedures for interconnection of a Generating Unit under the Interconnection Standard); and (3) execution of an Interconnection Agreement with such entity containing provisions for the safe and reliable operation of each interconnection with respect to such entity’s facilities in accordance with Good Utility Practice, applicable NERC/NPCC Requirements, and applicable Law (including the Federal Power Act); provided that

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(i) Except as provided in 2.05(a)(ii) below, each PTO shall engage in good faith negotiations as to the terms and conditions of such Interconnection Agreement with any such non-Party, but, except as may be required pursuant to regulations issued by FERC, a PTO shall not be required to enter into any Interconnection Agreement containing terms and conditions unacceptable to such PTO and shall reserve the right to resolve any disputes, and/or make any filings with FERC, with respect thereto.

(ii) With respect to the interconnection of a Large Generating Unit to any Transmission Facility of a PTO the Interconnection Agreement shall be a three-party agreement among the PTO, the ISO, and the interconnecting non-Party based on the pro forma Large Generator Interconnection Agreement in the ISO OATT. With respect to the interconnection of other Generating Units to any Transmission Facility of a PTO, the ISO shall be a party to Interconnection Agreements if and to the extent that FERC regulations require the ISO to be a party. Either the ISO or the PTOs, acting jointly in accordance with the Disbursement Agreement among them, may initiate a filing to amend the pro forma Large Generator Interconnection Agreement under Section 205 of the Federal Power Act and shall include in such filing the views of the ISO and the PTOs, as applicable, provided that the standard applicable under Section 205 of the Federal Power Act shall apply only to the PTOs’ position on any financial obligations of the PTOs or the interconnecting non-Party, and any provisions related to physical impacts of the interconnection on the PTOs’ Transmission Facilities or other assets. If the PTO, the ISO and the interconnecting non-Party agree to the terms and conditions of a specific Large Generator Interconnection Agreement for a Large Generating Unit, or any amendments to such an Interconnection Agreement, then the PTO and the ISO shall jointly file the executed Interconnection Agreement, or amendment thereto, with FERC under Section 205 of the Federal Power Act. To the extent the PTO, the ISO and such interconnecting non-Party cannot agree to proposed variations from the pro forma Large Generator Interconnection Agreement applicable to a specific Large Generating Unit or cannot otherwise agree to the terms and conditions of the Interconnection Agreement for such Large Generating Unit, or any amendments to such an Interconnection Agreement, then the PTO and the ISO shall jointly file an unexecuted Interconnection Agreement, or amendment thereto, with FERC under Section 205 of the Federal Power Act and shall identify the areas of disagreement in such filing, provided that, in the event of disagreement on terms and conditions of the Interconnection Agreement related to the costs of upgrades to such PTO’s Transmission Facilities, the anticipated schedule for the construction of such upgrades, any financial obligations of the PTO, and any provisions related to physical impacts of the interconnection on the PTO’s Transmission Facilities or other assets, then the standard applicable under Section

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205 of the Federal Power Act shall apply only to the PTO’s position on such terms and conditions.

The costs of interconnection facilities shall be allocated in the manner specified in the ISO OATT.

(b) Each PTO shall also connect its Transmission Facilities with the facilities of any entity that is not a Party upon satisfaction of the “Elective Transmission Upgrade” provisions of the ISO OATT, provided that the PTO shall only connect the facilities of such entity (the “Elective Transmission Upgrade Applicant”) upon satisfaction of the following conditions:

(i) The Elective Transmission Upgrade Applicant shall enter into an Interconnection Agreement with the affected PTO(s) and, to the extent necessary and appropriate, enter into support agreements with the affected PTO(s), provided that the Elective Transmission Upgrade Applicant may request, upon providing the security, credit assurances, and/or deposits required by the affected PTO, the filing with the Commission by the PTO of unexecuted Interconnection Agreements and support agreements.

(ii) The Elective Transmission Upgrade Applicant shall obtain all necessary legal rights and approvals for the construction and maintenance of the upgrade and shall cooperate with the PTO(s) in obtaining all necessary legal rights and approvals for the construction and maintenance of additions or modifications, if any, required in conjunction with the upgrade.

(iii) The Elective Transmission Upgrade Applicant shall be responsible for 100% of all of the costs of said upgrade and of any additions to or modifications of the Transmission Facilities that are required to accommodate the Elective Transmission Upgrade. A request for rate treatment of an Elective Transmission Upgrade, if any, shall be determined by FERC in the appropriate proceeding.

2.06 Review of Transmission Plans. Each PTO shall submit to the ISO in such form, manner and detail as the ISO may reasonably prescribe: (i) any new or materially changed plans for retirements of or changes in the capacity of such PTO’s Transmission Facilities rated 69 kV or above or plans for construction of New Transmission Facilities or Transmission Upgrades rated 69 kV or above; and (ii) any new or materially changed plan for any other action to be taken by the PTO which may have a significant effect on the stability, reliability or operating characteristics of the PTO’s Transmission Facilities, the facilities of any Transmission Owner, or the system of a Participant. The ISO shall provide notification of any such PTO submissions to the appropriate Technical Committee(s). Unless prior to the expiration of ninety (90) days, the ISO notifies the PTO in writing that it has determined that implementation of the plan will have a significant adverse effect upon the reliability or operating characteristics of the PTO’s

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Transmission Facilities, the facilities of any Transmission Owner, or the system of a Participant, the PTO shall be free to proceed. If the ISO notifies the PTO that implementation of such plan has been determined to have a significant adverse effect upon the reliability or operating characteristics of the PTO’s Transmission Facilities, the facilities of any Transmission Owner, or the system of a Participant, the PTO shall not proceed to implement such plan unless the PTO takes such action or constructs such facilities as the ISO determines to be reasonably necessary to avoid such adverse effect.

2.07 Condemnation. If, at any time, any Governmental Authority commences any process to acquire any Transmission Facilities or any other interest in Transmission Facilities then held by a PTO through condemnation or otherwise through the power of eminent domain, (i) such PTO shall provide the ISO with written notice of such process, (ii) such PTO shall, at its cost, direct any litigation or proceeding regarding such condemnation or eminent domain matter, (iii) such PTO shall have the right to settle any such proceeding without the consent of the ISO, and (iv) any award in condemnation or eminent domain shall be paid to such PTO without any claim to such award by the ISO.

ARTICLE III

OPERATING AUTHORITY

3.01 Grant of Operating Authority.(a) Subject to the terms set forth in this Agreement, including Article III and Article X hereof, effective as of the Operations Date, and with respect to Publicly-Owned PTOs, to the extent permitted by, or in a manner consistent with the laws of any State governing the organization or operation of such Publicly-Owned PTOs, each PTO hereby authorizes the ISO, through its officers, employees, consultants, independent contractors and other personnel, to exercise Operating Authority over the Transmission Facilities, including provision of Transmission Service over the Transmission Facilities under the ISO OATT, and the ISO hereby agrees to assume and exercise Operating Authority over such PTOs’ Transmission Facilities in accordance with this Agreement.

(b) The grant by the PTOs to the ISO and the assumption by the ISO of Operating Authority over the Transmission Facilities are solely for the purposes of allowing the ISO to fulfill the functions of an RTO as specified herein (including provision of Transmission Service under the ISO OATT) and do not constitute an assumption by the ISO of any liabilities with respect to the Transmission Facilities except as otherwise specifically provided herein (including as provided in Article IX of the Agreement).

(c) Nothing herein or elsewhere contained shall be construed as requiring or effecting a transfer of any PTO’s responsibility (or the assumption thereof by the ISO) for the physical control of the Transmission Facilities, including the physical operation, repair, maintenance and replacement of such Transmission Facilities, or as conveying to the ISO: (x) any right, ownership, title or interest in or to a PTO’s Transmission Facilities; (y) any right of access to any PTO’s real property, except as specified in Section 3.02(i); or (z) any rights or authority with respect to a PTO’s Excluded Assets, except as specifically provided herein.

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3.02 Definition of ISO Operating Authority. Consistent with the provisions of this Agreement, including Section 3.02(a) below, “Operating Authority” shall mean those functions set forth in Sections 3.02, 3.03, and 3.08 and those responsibilities set forth in Section 3.05, and shall not include those rights, responsibilities and functions set forth in Sections 3.06 and 3.07. Subject to the first sentence of this Section 3.02, the ISO shall exercise such Operating Authority in accordance with applicable Operating Procedures as specified in Section 3.02(d) below.

(a) The ISO shall perform the following functions with respect to each PTO’s Transmission Facilities, consistent with applicable NERC/NPCC Requirements and other applicable regulatory standards, including (as needed) issuing instructions to, or coordinating with, each PTO’s Local Control Center(s):

(i) centrally dispatch generation (and dispatchable and interruptible load) and implement real-time balancing, including meeting NERC control performance criteria;

(ii) determine Operating Limits based on forecasted or real-time system conditions and in accordance with the facility ratings established by the PTOs in collaboration with the ISO pursuant to Section 3.06;

(iii) take such actions as may be necessary to plan and maintain short-term (including real-time) reliability and system security (including curtailment of external transactions in accordance with FERC-accepted or -approved Market Rules and the applicable transmission tariff or transmission agreement);

(iv) consistent with the ISO Information Policy, exchange security information with applicable PTOs, non-PTO transmission operators and other neighboring systems and regional entities; and

(v) provide for an ISO Control Center and an independent Back-up Control Center, as the ISO deems necessary to comply with applicable NERC/NPCC Requirements and any applicable regulatory requirement.

(b) The ISO shall receive, confirm and schedule External Transactions for the New England Transmission System; enter into Coordination Agreements and operating arrangements with the operators of neighboring Control Areas; coordinate system operation and emergency procedures with neighboring Control Areas; and administer each PTO’s Interconnection Agreements with neighboring Control Areas and scheduling provisions of the tariff(s) applicable to External Transactions, in accordance with the terms of those agreements and tariffs; provided that as of the Operations Date, the applicable agreements and tariffs shall be set forth in Schedule 3.02(b).

(c) The ISO shall act as the Reliability Authority for the New England Transmission System. The ISO may intercede and direct appropriate near-term operational actions in order to protect reliability, provided that nothing in this Section 3.02(c) shall require

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any PTO to undertake an action contrary to applicable Law or shall limit the right of each PTO pursuant to Section 3.07 to take any action(s) that it deems necessary to prevent loss of human life, injury to persons and/or damage to property.

(d) The ISO shall utilize the Operating Procedures relating to the exercise of Operating Authority over the Transmission Facilities. The Operating Procedures shall initially consist of the Operating Procedures in existence on the Operations Date (hereinafter “Existing Operating Procedures”). Such Existing Operating Procedures shall consist of those Operating Procedures listed in Schedule 3.02(d). The ISO shall develop any modifications to Operating Procedures (including Existing Operating Procedures) and any new Operating Procedures that it may deem necessary or appropriate: (i) in coordination with those PTOs (or their Local Control Centers, as applicable) whose Transmission Facilities will be operated in accordance with such Operating Procedures so as to ensure that that the PTO’s (or Local Control Center’s) knowledge of their Transmission Facilities is given due consideration in the development or modification of the transmission-related portions of such Operating Procedures and (ii) in consultation with other stakeholders. The ISO shall have the authority to modify Operating Procedures or develop new Operating Procedures without such coordination or consultation when the ISO does not have sufficient time to undertake such coordination or consultation due to emergent and unanticipated circumstances. In the event that the ISO and the applicable PTO(s) disagree about modifications to the transmission-related portions of Operating Procedures or any new Operating Procedures related to the operation of such PTOs’ Transmission Facilities, the affected PTO(s) will have the opportunity to submit the dispute for resolution in accordance with the dispute resolution provisions set forth in Section 11.14 herein. Pending such resolution, the ISO shall have the authority, as the system operator with ultimate authority for the real-time operation of the New England Transmission System, to implement any such new Operating Procedures or modified Operating Procedures. Notwithstanding anything in the foregoing, Operating Procedures related to the establishment of ratings for a PTO’s New Transmission Facilities and Acquired Transmission Facilities or related to changes to existing ratings of a PTO’s Transmission Facilities (collectively “Rating Procedures”) shall be developed and placed into effect pursuant to Section 3.06(a)(v).

To the extent the PTOs will be required to physically operate their Transmission Facilities in accordance with any operational documents in effect as of the Operations Date or as subsequently developed or amended by the ISO (other than the Operating Procedures), the ISO shall develop such operational documents and amendments thereto in coordination with those PTOs (or their Local Control Centers, as applicable) whose Transmission Facilities will be operated in accordance with such documents, provided that stakeholders shall have the right to consult in the development of such documents, subject to any limitations associated with the confidential nature of such documents consistent with confidentiality, that the ISO will have the right to place such operating documents into effect in the event of a dispute concerning such documents, and that the affected PTO(s) shall have the right to submit any such dispute for resolution in accordance with the dispute resolution provisions set forth in Section 11.14 herein. Any such coordination between any PTO and the ISO pursuant to this Section 3.04(d) shall be subject to applicable standards of conduct consistent with FERC Order No. 889.

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(e) The ISO shall seek agreement with the PTOs, where time limitations do not make it impracticable to do so, on real-time operational decisions affecting the Transmission Facilities not otherwise specified in the Operating Procedures developed in accordance with Section 3.02(d). In the absence of such agreement, or if time limitations do not permit reaching agreement, the ISO shall implement its operational decision. If such ISO decision is disputed, the ISO’s position shall control pending resolution of the dispute.

(f) The ISO shall develop, maintain, and, if needed, implement the System Restoration Plan for the New England Transmission System, which shall include the existing PTO Local Restoration Plans. The ISO shall develop any modifications to the System Restoration Plan in consultation with the PTOs and shall incorporate into the System Restoration Plan any modifications developed by each PTO to their PTO Local Restoration Plans, provided that any modifications to the PTO Local Restoration Plans are subject to the ISO’s approval in order to coordinate and promote the reliability of the Restoration Plans.

(g) The ISO shall coordinate voltage and reactive dispatch of facilities to the extent normal schedules are unable to be maintained by Local Control Centers.

(h) The ISO shall direct the implementation of emergency procedures, including Load Shedding and voltage reduction, in coordination with the PTO Local Control Centers.

(i) The ISO shall have the authority to perform the following tasks in relation to compliance with current or future PTO responsibilities:

(i) perform all compliance and monitoring responsibilities of the ISO, including the issuance of sanction letters, with respect to existing or successor NERC or NPCC compliance programs associated with standards, criteria and measurements for which the PTOs are responsible and accountable to the ISO. To the extent that the ISO receives a sanction letter from NERC or NPCC that is substantially related to the actions of a PTO, the ISO may issue a sanction letter to such PTO;

(ii) perform all compliance and monitoring responsibilities of the ISO associated with Operating Procedures relating to standards, criteria and measurements that the PTOs are responsible for and accountable to the ISO. Such responsibilities shall include audits of PTOs for compliance with Operating Procedures to the extent the ISO determines such audits are necessary, and the issuance of sanction letters;

(iii) perform periodic audits of each Local Control Center’s and PTO’s performance of the functions listed in Sections 3.06 (a)(i), (ii), (iv), (vi), (vii), (viii), (ix) and (x) in accordance with applicable Operating Procedures and applicable reliability standards, including audits to monitor compliance of the Local Control Center (and PTO employees

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interacting with the Local Control Centers) with the ISO Information Policy and applicable standards of conduct consistent with FERC Order No. 889 in performing these functions. Such Local Control Center audits shall generally be conducted no more frequently than once every three years, provided that the ISO shall have the authority to conduct an audit more frequently if it determines that circumstances so require.

All audits conducted pursuant to this Section 3.02(i) shall be conducted by the ISO or by an independent third party, with expenses of the ISO (or the third-party auditor) borne by the ISO and recovered through its administrative tariff. The PTO shall bear its own expenses in complying with the audit. Such audits shall be conducted during normal business or operational hours and with reasonable notice. The general scope of each audit and the general process for conducting the audit will be discussed with the affected PTO in advance. Nothing in this Section 3.02(i) shall imply that a sanction letter shall include any financial or other penalties. Nothing in this Section 3.02(i) shall limit the right of the ISO to separately file proposals at FERC to assess financial or other penalties against any entity or shall limit the right of the PTOs to comment on or protest any such proposals.

(j) In addition to the functions set forth in Sections 3.02(a) - (i), Operating Authority shall also consist of the following functions that the ISO shall perform with respect to each PTO’s Category A Facilities; provided, however, that the ISO (in the absence of the PTO’s consent) is not authorized to perform such functions with respect to any PTO’s Category B Facilities or Local Area Facilities, unless the outages of such facilities reasonably could be expected to result in a violation of reliability criteria:

(i) monitor and control, in accordance with the facility ratings established by the PTOs in collaboration with the ISO pursuant to Section 3.06, on a real-time basis, power flows on the system, voltage and system frequency; and

(ii) coordinate with the Local Control Centers on the settings for dynamic reactive resources, FACTS controllers, special protection systems, PARS, and other similar dynamic equipment that affects power flows, and approve or direct changes to such settings.

(k) If at any time, any Party provides notice to all of the other Parties that it believes NERC and NPCC documents that are not NERC/NPCC Requirements have been modified so as to expand the scope of the functions to be performed by the ISO or the PTOs, the Parties shall consider in good faith changes to this Agreement that will allow the Parties to follow such guidelines; provided, however, that, the Parties shall have no obligation to agree to such changes. If the Parties cannot agree to such changes, the dispute resolution procedures of Section 11.14 shall be utilized. Nothing in this Section 3.02(k) shall be construed to excuse any Party from complying with applicable NERC/NPCC Requirements.

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3.03 Transmission Services and OATT Administration.

(a) The ISO shall administer the ISO OATT in the manner specified in this Section 3.03. The ISO’s OATT administration responsibilities shall include those enumerated below:

(i) The ISO shall receive, post on OASIS as required by Commission regulations, and respond to all Transmission Service requests and requests to be interconnected to the New England Transmission System under the ISO OATT, including the Local Service Schedules. Except as provided in Section 3.03(a)(ii), the ISO shall perform the system impact studies and facilities studies (and execute and administer agreements for such studies) in connection with such requests; provided, however, that: (A) the ISO shall consult with a PTO prior to completion of system impact studies and facilities studies in connection with requests that affect such PTO’s Transmission Facilities and shall include in any such studies the PTO’s reasonable estimates of the costs of upgrades to such PTO’s Transmission Facilities needed to implement the conclusions of such studies and the PTO’s reasonable anticipated schedule for the construction of such upgrades; (B) nothing in this Agreement shall preclude the ISO from entering into an agreement(s) with a PTO for such studies, pursuant to the ISO’s supervision and the ISO’s authority to require modifications to such studies, to perform system impact studies and facilities studies in connection with requests that affect such PTO’s Transmission Facilities; (C) except as provided in Section 3.03(a)(ii) with respect to interconnection of Generating Units that would not have an impact on facilities used for the provision of regional transmission service, nothing in this Agreement shall preclude the performance of studies related to the interconnection of Generating Units by a third party consultant to the extent permitted by applicable procedures in the ISO OATT (including procedures governing the treatment of confidential information) and provided that such studies performed by any third party consultant must include the PTO’s reasonable estimates of the costs of upgrades to such PTO’s Transmission Facilities needed to implement the conclusions of such studies and the PTO’s reasonable anticipated schedule for the construction of such upgrades; and (D) each PTO shall, upon request by the ISO, conduct any necessary studies related to such PTO’s Transmission Facilities, including system impact studies and facilities studies, and shall assist in the performance of any such studies, including the provision of information and data in accordance with Section 11.09 of this Agreement.

(ii) The ISO shall forward to the appropriate PTO(s) applications for Local Service. The ISO shall review applications for Local Service or requests to be interconnected to the New England Transmission System to determine whether the service or interconnection would have an impact on facilities used for the provision of regional transmission service. If so, the ISO will perform a system

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impact study and facilities study, as necessary to address the impacts on facilities used for the provision of regional transmission service. The PTO shall be responsible for reviewing and responding to requests for Local Service not having an impact on facilities used for the provision of regional transmission service and for interconnections not having an impact on facilities used for the provision of regional transmission service, and shall perform all system impact studies and facilities studies regarding such requests; provided, however, that the PTO shall consult with the ISO prior to completion of such system impact studies and facilities studies and further provided that the ISO will use reasonable efforts to assist the PTO and interconnecting party in resolving disputes arising regarding the performance of such studies. The PTOs shall provide the ISO with information necessary to evaluate any such dispute in accordance with Section 11.09 of this Agreement, and shall include provisions in each of their study agreements providing for reimbursement of the ISO’s costs incurred in these efforts.

(iii) The ISO shall calculate the TTC and ATC for all interties on the New England Transmission System and determine the TTC and ATC calculation methodologies for interties on the New England Transmission System (consistent with applicable NERC/NPCC Requirements and applicable regulatory standards), provided that modifications to calculation methodologies as they exist on the Operations Date shall be developed by the ISO in consultation with the PTOs and other interested stakeholders. To the extent that TTC and ATC on a PTO’s Local Network must be calculated in connection with the provision of Local Service, then the PTO shall calculate such TTC and ATC.

(iv) The ISO shall operate and maintain the OASIS (or a successor system) as required by FERC, including posting of TTC/ATC for interties on the New England Transmission System; provided, however, that such system shall conform to the requirements for such systems as specified by FERC. The PTOs shall provide updates to PTO-specific Local Service pages on the OASIS site, subject to the ISO’s review of such updates. The ISO shall have the authority to direct any changes to such PTO-specific Local Service pages that it deems appropriate to conform to FERC requirements and the terms and conditions of the ISO OATT.

(v) The ISO shall procure and act as supplier of last resort of Ancillary Services (including arranging for the sale and purchase of emergency capacity and energy with neighboring Control Areas), in accordance with the ISO OATT and FERC-accepted or -approved Market Rules.

(vi) The ISO shall provide regional Transmission Service to Transmission Customers over the Transmission Facilities in accordance with the

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rates, terms and conditions of the ISO OATT, subject to Section 3.03(c) with respect to Local Service.

(vii) The ISO shall track inadvertent energy and administer inadvertent energy payback/accounting with neighboring Control Areas in accordance with the terms and conditions of the Interconnection Agreements or Coordination Agreements with neighboring Control Areas and applicable tariff provisions.

(viii) The ISO shall make informational filings with the Commission that are required of an RTO, provided that the relevant PTOs shall provide the ISO with all necessary information to make such filings, in such manner as the ISO shall reasonably prescribe and in accordance with Section 11.09 of this Agreement.

(b) Notwithstanding Section 3.03(a), generators requesting to interconnect with the distribution facilities of a PTO or a PTO’s distribution company Affiliate and retail load customers shall submit service requests to the applicable distribution company or the PTO, where applicable. The distribution company or, where applicable, the PTO shall execute and administer the agreements, and shall be responsible for billing, collections, dispute resolution and the performance of system impact studies and facilities studies, in coordination with the ISO as necessary, in connection with such requests.

(c) Local Service. Each PTO authorizes the ISO to act as its agent in the performance of its Transmission Service and OATT administration duties with regard to Local Service, including all ISO responsibilities with respect to Local Service and Local Area Facilities as set forth in Section 3.03(a) above. Each PTO agrees to perform all tasks and undertake all responsibilities necessary and appropriate to facilitate the provision of Local Service in accordance with its Local Service Schedule. Each PTO shall, in accordance with Section 11.09 of this Agreement, provide the ISO with information and data requested by the ISO to perform its Transmission Service and OATT administration duties with regard to Local Service, Each PTO shall maintain its Local Service Schedules in accordance with FERC regulations governing filed rate schedules, shall provide the ISO with copies of proposed changes to its Local Service Schedules when filed with the FERC, and shall notify the ISO when FERC approves or accepts changes to such Local Service Schedules. Each PTO shall be responsible for sending all invoices for Local Service to Transmission Customers and pursuing collections for outstanding payments due for Local Service. The ISO, by the execution of this Agreement, shall not assume any liability in connection with the provision of Local Service other than the liability which may result from an act or omission of the ISO related to the ISO’s rights and responsibilities under this Agreement, including an ISO directive and/or instruction to a Party. Nothing in this Section 3.03(c) shall affect the relative rights and responsibilities of the Parties pursuant to Article IX of this Agreement.

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(d) Transmission Service Agreements. The ISO and the applicable PTOs shall enter into all agreements for Transmission Service over the Transmission Facilities that commence on or after the Operations Date; provided that:

(i) A pro forma service agreement (or service agreements) shall be attached to the ISO OATT and such pro forma service agreement(s) shall set forth the respective rights and responsibilities of the Transmission Customer, the ISO, and the PTOs. After the Operations Date, the ISO shall have the authority, pursuant to Section 205 of the Federal Power Act, to amend the pro forma service agreement(s) or the Market Participant Service Agreement (“MPSA”) or executed service agreements related to the terms and conditions of regional Transmission Service. After the Operations Date, the PTOs, acting jointly in accordance with the Disbursement Agreement among them, shall have the authority, pursuant to Section 205 of the Federal Power Act, to amend the pro forma service agreement(s) related to the terms and conditions of Local Service and each PTO shall have the authority, pursuant to Section 205 of the Federal Power Act, to amend executed service agreements related to the terms and conditions of Local Service.

(ii) On or after the Operations Date, the ISO shall be responsible for filing with the FERC, or electronically reporting to the FERC as applicable, all new agreements for Transmission Service over the Transmission Facilities. Such filings with respect to Local Service will be made by the ISO as agent for the applicable PTO. In the event of any dispute between the ISO or a PTO and a Transmission Customer concerning the terms and conditions of such service agreements, the ISO shall file an unexecuted copy of the pro forma service agreement set forth in the ISO OATT and shall include in such filing any statement provided by the affected PTO(s) and the Transmission Customers concerning their respective positions on any proposed changes or additions to the pro forma service agreement.

(iii) Notwithstanding the foregoing, the PTOs (or their affiliated distribution companies) shall be solely authorized to enter into service agreements for retail service and service to generators connected at the distribution facility level.

Nothing in this Section 3.03(d) shall limit the ISO’s obligations with respect to Grandfathered Transmission Agreements in accordance with Section 3.11 of this Agreement. The PTOs shall submit all required electronic reports with respect to such Grandfathered Transmission Agreements. If and to the extent that FERC regulations require the ISO to submit such electronic reports for the Grandfathered Transmission Agreements, the PTOs shall provide the ISO with assistance in developing and submitting such required reports.

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(e) Local Networks. A “Local Network” shall consist of those networks of Transmission Facilities identified on Attachment E of the ISO OATT as of the Operations Date. The Local Networks shall only be changed to reflect the effectuation of a merger, acquisition, or consolidation and reorganization, to add a new PTO from outside of the New England Control Area, or to reflect the withdrawal from the ISO of a PTO.

3.04 Application Authority.

(a) Each PTO other than a Publicly-Owned PTO shall have the authority to submit filings under Section 205 of the Federal Power Act, and each Publicly-Owned PTO shall have the authority to the extent permitted by, or in a manner consistent with state law applicable to Publicly-Owned PTOs, to establish and to revise:

(i) the revenue requirements for all Transmission Facilities of such PTO used for the provision of Transmission Service (including Transmission Facilities leased to the PTO or to which the PTO has contractual entitlements);

(ii) any rates or charges for transmission services that are based solely on the revenue requirements of the Transmission Facilities of a single PTO (including Transmission Facilities leased to the PTO or to which the PTO has contractual entitlements) under such PTO’s FERC-accepted or -approved Local Service Schedule to the ISO OATT;

(iii) any terms and conditions for Local Network Service or Local Point-to-Point Transmission Service under such PTO’s Local Service Schedule to the ISO OATT;

(iv) any rates or charges for the recovery of such PTO’s investment in a New Transmission Facility or Transmission Upgrade that enters commercial service after the effective date of the ISO OATT and the construction of which was not required by, or approved in, an ISO System Plan; provided, however, that if the ISO OATT utilizes a formula-type transmission rate, the revenue requirement for such Transmission Facility shall not be rolled into such rate without a FERC order expressly permitting such roll-in;

(v) any terms and conditions for such PTO’s or such PTO’s affiliated distribution company’s retail access plans, whether such terms and conditions are included in the ISO OATT or in any other tariff applicable to that PTO filed with FERC, and including any such terms and conditions in the ISO OATT or in any other tariff applicable to that PTO that protect against bypass of any provision of that PTO’s retail access plan;

(vi) any rates or charges for the recovery of such PTO’s wholesale or retail stranded costs and any terms and conditions in the ISO OATT or in any

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other tariff applicable to that PTO filed with FERC that protect against bypass of rates or charges for the recovery of that PTO’s wholesale or retail stranded costs;

(vii) any rates or charges, and terms and conditions related thereto, that implement an incentive or performance-based rate proposal made by one or more (but fewer than all) PTOs, applicable only to service provided by such PTO(s) under their Local Service Schedules; and

(viii) subject to the provisions of Section 2.05, any terms and conditions of Interconnection Agreements with any entities connecting with such PTO’s Transmission Facilities, provided that such Interconnection Agreements shall not include any operating arrangements and Coordination Agreements that the ISO may enter into with operators of neighboring Control Areas in accordance with Section 3.02(b).

A PTO shall not have the authority to revise such rates, terms and conditions in a manner that would abridge the rights granted to the ISO in Section 3.04(c). The PTO shall provide written notification to the ISO and stakeholders of any filing described in sub-paragraph (ii) through (viii), above, which notification shall include a detailed description of the filing, at least 30 days in advance of a filing. The PTO shall consult with interested stakeholders upon request. The PTO shall retain the right to modify aspects of any filing authorized by this Section 3.04(a) after it provides written notification to the ISO and stakeholders, and shall provide notification to the ISO and stakeholders of any material modification to such filings.

With respect to any filing described in sub-paragraph (ii) through (viii), above, the PTO shall include in any filing a statement that, in the good faith judgment of the PTO, the proposal will not be inconsistent with the design of the New England Markets, as accepted or approved by FERC. In the event the ISO believes that a proposed filing described in sub-paragraph (ii) through (viii), above, would have such an inconsistency, it shall so advise the PTO and such PTO and the ISO shall consult in good faith to resolve any ISO concerns, but, if such disagreement cannot be resolved, the PTO may submit a filing under Section 205, provided that the PTO’s filing (including the transmittal letter for such filing) to FERC shall include any written statement provided by the ISO setting forth the basis for the ISO’s concerns. With respect to any PTO whose transmission rates and revenue requirements are not subject to FERC jurisdiction under Section 205 or otherwise, such PTO shall have the right to establish its revenue requirements, and, where applicable, its rates and charges, in accordance with applicable law and submit such revenue requirements, rates and charges to FERC for a determination that inclusion of such revenue requirements, rates and charges in the ISO OATT will yield rates and charges for Transmission Service that satisfy the applicable standard under Section 205.

A PTO shall consult with the ISO to determine whether the ISO will need to make any software modifications in order to implement any filing authorized by this Section 3.04(a) and when any needed software modifications could reasonably be expected to be implemented. The PTO’s filing to FERC (and the transmittal letter for such a filing) shall include any written statement provided by the ISO setting forth the basis for any software-related implementation concerns

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raised by the ISO. The ISO shall make Commercially Reasonable Efforts to implement any needed software modifications by the effective date accepted by the FERC for a filing authorized by this Section 3.04(a), provided that, if the ISO has exercised such Commercially Reasonable Efforts, a failure to implement needed software modifications by the FERC-accepted effective date shall not constitute an event of default by the ISO under this Agreement or subject the ISO to financial damages, and further provided that the ISO shall run retroactive settlements consistent with the FERC-accepted effective date for a filing authorized by this Section 3.04(a) once such software modifications have been implemented.

(b) The PTOs, acting jointly in accordance with the Disbursement Agreement among them, shall have the authority to submit filings under Section 205 of the Federal Power Act to establish and to revise:

(i) the rates and charges for Transmission Service pursuant to which the revenue requirements for all Transmission Facilities of the PTOs used for the provision of Transmission Service are recovered; including the design of any rates or charges for: (A) regional Transmission Service on the New England Transmission System involving the use of more than one PTO’s Transmission Facilities; (B) Transmission Service between the New England Transmission System and any other transmission system; (C) Transmission Service through the New England Transmission System between other transmission systems; (D) the recovery of any portion of the revenue requirements of the PTOs attributable to the elimination of any rates or charges (e.g., border charges) for any such Transmission Service; (E) the methodology by which the costs of Transmission Upgrades related to generator interconnections are allocated under the ISO OATT and (F) the methodology by which the costs of New Transmission Facilities and Transmission Upgrades are allocated under the ISO OATT.

(ii) the methodology for the recovery and allocation of the line losses on the New England Transmission System, if and to the extent that the calculation of locational marginal prices for energy is not designed to recover such losses; and

(iii) any rates or charges, and terms and conditions related thereto, that implement an incentive or performance-based rate proposal, applicable to the entire New England Transmission System.

The PTOs shall not have the authority to revise such rates, terms and conditions in a manner that would abridge the rights granted to the ISO in Section 3.04(c). The PTOs shall provide written notification of any proposed filing under this Section 3.04(b) to the ISO and stakeholders, which notification shall include a detailed description of the proposed filing, at least 30 days prior to the filing. The PTOs shall retain the right to modify aspects of any filing authorized by this Section 3.04(b) after they provide written notification to the ISO and stakeholders, and shall provide notification to the ISO and stakeholders of any material modification to such filings. If less than

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all of the PTOs support the filing, the PTOs will advise the ISO and stakeholders of that fact and the dissenting PTOs shall advise the ISO and stakeholders of their concerns.

The PTOs and the ISO shall make every reasonable effort to agree upon the PTOs’ proposed filing under this Section. In the event the PTOs and the ISO are unable to agree on the PTOs’ filing under this Section, and the ISO in its good faith judgment concludes that the PTOs’ filing will:

(A) be inconsistent with the design of the New England Markets, including the congestion pricing methodology for the ISO region, as accepted or approved by FERC;

(B) have a material adverse effect on the efficiency or competitiveness of the New England Markets, or on the ability of the ISO to provide transmission access on a not unduly discriminatory or preferential basis; or

(C) have a material adverse effect on the reliability of the ISO bulk power system;

then, except as provided in the next sentence, the PTOs’ filing will not become effective until such time as FERC issues an order determining the proposal set forth in the filing to be consistent with the standard applicable under Section 205 of the Federal Power Act, and such a filing (including the transmittal letter for such a filing) shall include any written statement provided by the ISO setting forth the basis for the ISO’s concerns. In the case of a filing described in sub-paragraph (iii), above, the PTOs may request that FERC permit the filing to go into effect on an interim basis, notwithstanding the conclusion of the ISO. If FERC grants the PTOs’ request to permit the filing to go into effect on an interim basis, the filing will become effective, subject to refund, on the date specified in FERC’s order.

The PTOs shall consult with the ISO to determine whether the ISO will need to make any software modifications in order to implement any filing authorized by this Section 3.04(b) and when any needed software modifications could reasonably be expected to be implemented. The PTOs’ filing to FERC (and the transmittal letter for such a filing) shall include any written statement provided by the ISO setting forth the basis for any software-related implementation concerns raised by the ISO. The ISO shall make Commercially Reasonable Efforts to implement any needed software modifications by the effective date accepted by the FERC for a filing authorized by this Section 3.04(b), provided that, if the ISO has exercised such Commercially Reasonable Efforts, a failure to implement needed software modifications by the FERC-accepted effective date shall not constitute an event of default by the ISO under this Agreement or subject the ISO to financial damages, and further provided that the ISO shall run retroactive settlements consistent with the FERC-accepted effective date for a filing authorized by this Section 3.04(b) once such software modifications have been implemented.

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(c) The ISO shall have the authority to submit filings under Section 205 of the Federal Power Act to establish and to revise:

(i) any terms and conditions of the ISO Tariff, and any separate ISO tariffs, relating to Transmission Service and/or the New England Markets , provided that: (A) the ISO shall not have the authority to revise such terms and conditions in a manner that would abridge the rights granted to the PTOs in Section 3.04(a) or Section 3.04(b); (B) the ISO shall not have the authority to eliminate Local Network Service or Local Point-to-Point Transmission Service provided under the Local Service Schedules; (C) the ISO shall not file to change the state or federally-accepted or -approved terms and conditions of any PTO’s retail access plan or the terms and conditions of any retail access plans of a PTO’s affiliated distribution company’s (including any such terms and conditions that protect against bypass of any provision of a PTO’s retail access plan) or the state or federally-accepted or -approved rates and other mechanisms for the recovery of a PTO’s wholesale or retail stranded costs in effect as of the Operations Date; and (D) the ISO shall not have the authority to transfer to any third party the ISO’s Section 205 rights to revise the terms and conditions of Transmission Service or the authority to enter into agreements with any group of stakeholders to submit filings under Section 205 of the Federal Power Act to change the terms and conditions of Transmission Service where such proposed changes are not supported by the ISO but are approved by a vote of the stakeholder group.

The ISO shall provide written notification of any proposed filing under this Section 3.04(c) to the PTOs and stakeholders, which notification shall include a detailed description of the proposed filing, at least 30 days prior to the filing. The ISO shall consult with the PTOs and stakeholders and will consider any comments any PTO or stakeholder provides in developing its filing. The ISO shall retain the right to modify aspects of any filing authorized by this Section 3.04(c) after it provides written notification to the PTOs and stakeholders and shall provide notification to the PTOs and stakeholders of any material modification to such filings. In addition, the ISO shall consult with the PTOs to determine whether the filing will have any adverse impact on any PTO’s revenue requirements, or on the ability of any PTO to recover its revenue requirements, or have a material adverse impact on the ability of any PTO to implement an incentive rate plan then in effect. If the affected PTOs conclude in their good faith judgment that the filing will have any of such effects, the ISO and the affected PTOs will make every reasonable effort to resolve the concerns of the affected PTOs. In the event that the affected PTOs’ concerns cannot be resolved, the ISO may, nevertheless, make a filing under Section 205 provided that, except as provided in the next sentence, such a filing will not become effective until such time as the Commission issues an order determining the proposal set forth in the filing to be consistent with the standard applicable under Section 205 of the Federal Power Act. The ISO may request that FERC permit a filing authorized by this Section 3.04(c) to go into effect on an interim basis, notwithstanding the conclusion of the affected PTOs, provided that the ISO shall include in such a filing (and the transmittal letter for such a filing) any written statement provided by the affected PTOs setting forth the basis for the affected PTOs’ concerns. If FERC grants the ISO’s request

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to permit the filing to go into effect on an interim basis, the filing will become effective, subject to refund, on the date specified in FERC’s order. Notwithstanding the foregoing, in Exigent Circumstances , the ISO shall have the unilateral authority, upon written notice to the PTOs, the Participants Committee, and the individual Participants, to submit any filing under Section 205 of the Federal Power Act to modify any provision of the ISO Tariff as authorized in this Section 3.04(c), provided that such filing shall be subject to all conditions set forth in this Section 3.04(c) except for those conditions that would limit the ISO from submitting or implementing such an ISO unilateral filing on an expedited basis or that would require the consultation otherwise specified herein.

(d) Except as explicitly set forth in Section 3.04(e), with respect to certain items listed in Sections 3.04(a) and 3.04(b), the ISO shall have no authority to submit a filing under Section 205 of the Federal Power Act to modify any provision of the ISO OATT that implements any of the items listed in Section 3.04(a) or Section 3.04(b). The PTOs shall have no authority to submit a filing under Section 205 of the Federal Power Act to modify any provision of the ISO OATT that implements any of the items listed in Section 3.04(c). The ISO reserves its rights to intervene in, comment on or protest any filing made by the PTOs, and to submit proposals for the consideration of the PTOs and the PTOs reserve their rights to intervene in, comment on or protest any filing made by the ISO, and to submit proposals for the consideration of the ISO.

(e) In the event the ISO determines that a change in the design of any provision of the ISO OATT described in Section 3.04(a)(ii), (iii), (iv) or (vii) or 3.04(b) is required because the existing design of any rates or charges for Transmission Service is inconsistent with the design of the New England Markets, and such inconsistency will, if not remedied before relief would be available in a proceeding under Section 206 of the Federal Power Act, either: (i) substantially and adversely affect the efficiency or competitiveness of the New England Markets, or (ii) substantially and adversely affect the reliability of the ISO bulk power system, a senior officer of the ISO shall notify the affected PTO(s) of its determination. Upon receipt of such notification, the affected PTO(s) and the ISO shall diligently work together to arrive at appropriate changes in the rates to alleviate the conditions that led to this notification being given, while protecting the rights of the affected PTO(s) to fully recover their revenue requirements and the amount of incentive payments associated with FERC-accepted or -approved incentive arrangements for the PTO(s). If the affected PTO(s) and the ISO agree on a solution to this issue, the affected PTO(s) shall make a filing at FERC under Section 205 consistent with such agreement.

If the affected PTO(s) and the ISO cannot agree on a mutually acceptable Section 205 filing to address this issue within a period of thirty (30) days, and the affected PTO(s) do not make a Section 205 filing within the thirty (30) day period, then the ISO shall have the authority to submit a filing under Section 205 of the Federal Power Act as permitted herein. provided that such a Section 205 filing shall not be submitted until the PTOs have an opportunity to meet with representatives of the ISO Board of Directors if requested by any PTO with reasonable notice, and the ISO may, with the approval of FERC, place a replacement for such rate design into

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effect, while the proceeding on the ISO’s filing is pending before FERC, for a period no longer than fifteen (15) months, provided that such filing shall not propose a modification that adversely affects the rights of the affected PTO(s) to fully recover their FERC-allowed revenue requirements and the amount of incentive payments associated with FERC-allowed incentive arrangements for the PTO(s) or that would result in any costs previously approved or accepted for recovery under either a federal or state-jurisdictional rate thereafter becoming unrecoverable under either a federal or state-jurisdictional rate, and the replacement rate design proposal of the ISO is subject to refund and surcharge, as necessary to restore the status quo ante if FERC does not ultimately approve that proposal. To place its replacement rate design proposal into effect, the ISO shall bear the burden of persuading FERC that: (i) the ISO’s replacement proposal is consistent with the standard applicable under Section 205 of the Federal Power Act; (ii) the ISO’s determination regarding the inconsistency of the existing rate design with the design of the New England Markets and the impact of that inconsistency, as set forth in the first sentence of this subsection, is correct; and (iii) the ISO’s proposal will not adversely affect the rights of the affected PTO(s) to fully recover their FERC-allowed revenue requirements or the amount of incentive payments associated with FERC-allowed incentive arrangements for the PTO(s) or to fully recover costs previously approved or accepted for recovery under either a federal or state-jurisdictional rate. Notwithstanding the foregoing, in Exigent Circumstances , the ISO shall have the unilateral authority, upon written notice to the PTOs, the Participants Committee and the individual Participants, to submit a filing under Section 205 of the Federal Power Act to modify any provision of the ISO Tariff described in this Section 3.04(e), provided that such filing shall be subject to all conditions set forth in this Section 3.04(e) except for those conditions that would limit the ISO from submitting or implementing such an ISO unilateral filing on an expedited basis or that would require the consultation otherwise specified herein.

(f) In the event the ISO concludes that a filing to establish or to revise the terms and conditions listed in Section 3.04(c) is required and that providing the notification or consultation required under Section 3.04(c) for such filing would result in an unanticipated material adverse effect on the efficiency or competitiveness of the New England Markets or the reliability of the ISO bulk power system in the circumstances, the ISO: (i) shall provide such notification to the PTOs and stakeholders or undertake such consultation with the PTOs and stakeholders as is possible under the circumstances; and (ii) may submit a filing under Section 205 to establish or to revise the terms and conditions listed in Section 3.04(c) upon issuance of a written statement setting forth the circumstances that do not permit such notification or consultation.

(g) In the event the PTO(s) conclude that a filing to establish or to revise the rates, terms and conditions listed in Section 3.04(a) or 3.04(b) is required and that providing the notification or consultation required under Section 3.04(a) or Section 3.04(b) for such filing would result in an unanticipated material under-recovery of the PTO(s)’ revenue requirements or other material adverse financial effect on the PTO(s), the PTO(s): (i) shall provide such notification to the ISO and stakeholders or undertake such consultation with the ISO as is possible under the circumstances; and (ii) may make a Section 205 filing to establish or to revise

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the rates, terms and conditions listed in Section 3.04(a) or 3.04(b) upon issuance of a written statement setting forth the circumstances that do not permit such notification or consultation.

(h) Cost Allocation Moratorium

(i) During the five (5) year period commencing on the Operations Date (the “Moratorium Period”), neither the PTOs, pursuant to Section 3.04(b), nor the ISO, pursuant to Section 3.04(e), shall submit filings under Section 205 of the Federal Power Act to modify:

(A) the provisions and schedules of the ISO OATT governing the split between PTF and Non-PTF transmission facilities in effect prior to the Operations Date for purposes of allocating costs to Transmission Customers;

(B) the provisions and schedules of the ISO OATT establishing the methodology by which the costs of Transmission Upgrades and New Transmission Facilities related to generator interconnections are allocated under the ISO OATT; and

(C) the provisions and schedules of the ISO OATT establishing the methodology by which the costs of New Transmission Facilities and Transmission Upgrades are allocated under the ISO OATT;

(ii) The Parties’ agreement to forego submission of Section 205 filings during the Moratorium Period with respect to the items listed in Section 3.04(h)(i) (A) through (C) above shall not restrict in any way the rights of the PTOs, pursuant to and in accordance with Sections 3.04(b) or 3.04(a), to submit Section 205 filings to modify any elements of the rates applicable to Transmission Service other than those items listed in Section 3.04(h)(i) (A) through (C). Nothing in this Section 3.04(h) shall restrict in any way the rights of the PTOs to submit Section 205 filings to establish incentive or performance-based rates in accordance with Section 3.04(b)(iii) or to submit Section 205 filings to establish formula or stated rates in accordance with Section 3.04(b)(i), provided that such filings do not propose to modify the items listed in Section 3.04(h)(i) (A) through (C). Nothing in this Section 3.04(h) shall restrict in any way the rights of the ISO, pursuant to and in accordance with Section 3.04(e), to submit Section 205 filings to modify any elements of the rates applicable to Transmission Service other than, provided that such filings do not propose to modify the items listed in Section 3.04(h)(i) (A) through (C).

(iii) Notwithstanding Section 3.04(h)(i)(B) above, to the extent that the requirements for any New Transmission Facilities or Transmission Upgrades associated with new or existing generation set forth in the ISO OATT are modified during the Moratorium Period in a manner that creates a new or

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modified category of generator-related transmission costs, the PTOs shall have the authority, in accordance with Section 3.04(b), to submit Section 205 filings during the Moratorium Period to establish the methodology by which such new or modified generator-related transmission costs are allocated.

(iv) Nothing in this Section 3.04(h) shall supersede or alter the effect of any FERC orders concerning the allocation of costs for specific transmission facilities in the New England region.

(v) Nothing in this Section 3.04(h) shall restrict in any way the rights of the ISO or of any PTO during the Moratorium Period to submit a filing under Section 206 of the Federal Power Act to modify the provisions and schedules described in Section 3.04(h)(i) (A) through (C).

(vi) After the end of the Moratorium Period, the PTOs may exercise their rights in accordance with Section 3.04(b)to submit Section 205 filings to modify the provisions and schedules described in Section 3.04(h)(i) (A) through (C); provided that:

(A) The PTOs must provide the ISO, the Regional State Committee established by the states in the ISO region (the “Regional State Committee”), and stakeholders no less than 90 days advance notification of the proposed filing, including a detailed description of any proposed change to the cost allocation provisions set forth in Schedules 11 or 12 of the ISO OATT as of the Operations Date (or the successors thereto). The PTOs, the ISO and the Regional State Committee shall engage in a process of consultation and negotiation in order to attempt to reach consensus on such filing.

(B) At least 30 days prior to the proposed filing date the Regional State Committee may inform the PTOs that the Committee opposes the PTOs’ proposal to change the cost allocation provisions set forth in Schedules 11 or 12 of the ISO OATT as of the Operations Date (or the successors thereto).

(C) If the Regional State Committee opposes the PTOs’ proposal to change the cost allocation provisions set forth in Schedules 11 or 12 of the ISO OATT as of the Operations Date (or the successors thereto), the PTOs may make the Section 205 filing to modify the cost allocation provisions set forth in Schedules 11 or 12 of the ISO OATT as of the Operations Date (or the successors thereto); provided that: (1) such filing may not go into effect until FERC has approved the filing; (2) the Regional State Committee will have the right to provide the PTOs with an alternative proposal to change the cost allocation provisions set forth in Schedules 11 or 12 of the ISO OATT as of the Operations Date (or the

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successors thereto) which the PTOs will include in their Section 205 filing and which will be considered on an equal footing with the PTOs’ proposal in the FERC proceeding, and (3) such alternative proposal shall not adversely affect the rights of the affected PTO(s) to fully recover their FERC-allowed revenue requirements and the amount of incentive payments associated with FERC-allowed incentive arrangements for the PTO(s) or result in any costs previously approved or accepted for recovery under either a federal or state-jurisdictional rate thereafter becoming unrecoverable under either a federal or state-jurisdictional rate.

(D) If, notwithstanding the requirements of Section 3.04(h)(vi)(C), the Regional State Committee submits an alternative proposal to change the cost allocation provisions set forth in Schedules 11 or 12 of the ISO OATT as of the Operations Date (or the successors thereto) that any PTO believes causes an under-recovery of costs when used in conjunction with the other elements of the rate design for transmission rates filed by the PTOs (or the one already in effect if the PTOs’ filing does not propose to change the rate design), the PTO(s) will have the right: (1) to include in such filing an explanation of why the PTO or PTOs believe the Regional State Committee proposal causes an under-recovery of costs contrary to the requirements of Section 3.04(h)(vi)(C); and (2) to file a modified rate design that eliminates such under-recovery (or a rate mechanism filed by one or more PTOs individually for that purpose, when the under-recovery affects them uniquely) in the event that the alternative proposal to change the cost allocation provisions set forth in Schedules 11 or 12 of the ISO OATT as of the Operations Date (or the successors thereto) is approved by the FERC placed into effect coincident with the effective date of such proposal.

(E) Any requirements established by this Section 3.04(h)(vi) with respect to the Regional State Committee shall not subject any PTO or ISO-NE to the jurisdiction or authority of any agent or agency of any state participating in the Regional State Committee.

(vii) After the end of the Moratorium Period, the ISO may exercise its rights in accordance with Section 3.04(e) to submit Section 205 filings to modify the provisions and schedules described in Section 3.04(h)(i) (A) through (C) if the PTOs fail to alleviate the conditions specified in Section 3.04(e).

(i) The ISO shall have sole authority to submit Section 205 filings to recover its administrative, capital and other costs (including the collection of funds from Transmission Customers to support payment of FERC annual charges with respect to transmission service for which the ISO is the Transmission Provider as defined in FERC rules and orders) including the design of any charges therefore (the “ISO Administrative Charge” ).

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(j) Nothing in this Agreement shall restrict in any way the rights of the ISO or of any PTO to submit an application under Section 206 of the Federal Power Act for revisions to the rates, terms and conditions of service under the ISO OATT. Nothing in this Agreement shall subject any Publicly-Owned PTO to regulation of rates and charges applicable to its transmission facilities under Sections 205 or 206 of the Federal Power Act; provided, however, that the justness and reasonableness of regional transmission rates or charges may be evaluated in light of the levels of, and manner in which, the costs of Publicly-Owned PTOs’ transmission facilities are recovered under regional transmission rates.

(k) Nothing in this Agreement shall restrict in any way the rights of any PTO to submit a proposal under Section 205 of the Federal Power Act to participate in, join, or become an ITC pursuant to Attachment M to the ISO OATT and, upon approval of such proposal, to withdraw from this Agreement in accordance with Section 10.01 of this Agreement.

(l) Stakeholder Process for Regional Rate Filings.

(i) Absent unanticipated circumstances, every PTO proposal to modify regional rates in accordance with Section 3.04(b) shall be presented by the PTOs to the appropriate stakeholder Technical Committee(s) for consideration and an advisory vote. The Technical Committee, at its next meeting following the one at which the intial presentation is made (which shall be no later than 30 days after any proposal is made), shall: (i) vote on the merits of the proposal as presented or with changes accepted by the PTOs; or (ii) by motion and vote of 66-2/3%, defer action on any proposal presented if it reasonably determines that additional information should and could be provided to more adequately inform the members of such Technical Committee before a vote on the merits is taken. Any deferral shall be for no more than 30 days, after which the PTOs may move for an advisory vote upon their proposal at the next meeting of the Technical Committee (which shall be held within 30 days of the start of the deferral). At that time, the Technical Committee may vote on the merits of the proposal as presented or with changes approved by the Committee, or may vote to oppose the proposal on the grounds that sufficient information has still not been provided, but may not defer consideration of the proposal for any further period without the consent of the PTOs. Failure of the Technical Committee to vote within the time frames set forth in this paragraph shall advance the process to the next step, and in no event shall a period of longer than 60 days be required for the PTOs to submit a proposal to modify regional rate design in accordance with Section 3.04(b) to the Participants Committee.

(ii) Absent unanticipated circumstances and after the fulfillment of the procedures outlined in Section 3.04(l)(i), every PTO proposal to modify regional rates in accordance with Section 3.04(b) shall be presented by the PTOs to the stakeholder Participants Committee for an advisory vote, along with a report of any action, failure to act or advisory vote taken by any Technical Committee(s).

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Such report shall be considered by the Participants Committee no later than the first regularly scheduled meeting following notification of that presentation. The Participants Committee shall: (i) vote on the merits of the proposal as presented or with changes accepted by the PTOs; or (ii) by motion and vote defer action on any proposal if it reasonably determines that the proposal presented is materially different from the proposal presented to the Technical Committee, and was not voted on by the Technical Committee. Any deferral shall result in a repeat of the processes outlined above. Notwithstanding the foregoing, the Participants Committee may, at its discretion, consider and vote upon any proposal submitted to it and such a vote shall have the same effect as if the proposal had first been voted upon by a Technical Committee. The Participants Committee may not defer action on any item that has been voted on by a Technical Committee and presented to the Participants Committee for an advisory vote unless the PTOs consent to such deferral. If the Participant Committee has not scheduled a meeting to vote on the merits of a PTO proposal to modify regional rates in accordance with Section 3.04(b) prior to date that the PTOs intend to submit such a proposal to the FERC, then the PTOs shall request that the Participants Committee schedule a special meeting to conduct an advisory vote on the merits of such proposal. In no event shall the PTOs be required to wait for a Participant Committee advisory vote for a period of longer than 90 days after initial notification of such proposal to stakeholders prior to submitting a proposal to modify regional rate design in accordance with Section 3.04(b) to the FERC.

(iii) An advisory vote by the Participants Committee on the merits of any proposal, whether in favor of or in opposition, terminates the stakeholder proceedings absent voluntary resubmission of the same or a modified proposal by the PTOs, at a future time. The PTOs shall report the results of such advisory vote in any relevant filing made by the PTOs with the FERC. A failure by the Participants Committee to vote within the time frames outlined above terminates the Participant proceedings absent voluntary resubmission of the same or a modified proposal by the PTOs at a future time.

(iv) Nothing in this Section 3.04(l) shall limit the ability of the PTOs to submit a filing pursuant to Section 3.04(g) to modify regional rates in the event the PTOs conclude that a filing to modify regional rates is required due to unanticipated circumstances, provided that the PTOs shall provide such notification to the stakeholder Participant Committee or undertake such consultation with the stakeholder Technical Committee(s) and Participant Committee as is possible under the circumstances and shall provide the Participants Committee with a written statement setting forth the circumstances that do not permit the notification or consultation otherwise required by this Section 3.04(l).

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(v) The process set forth in this Section 3.04(l) shall not apply to filings related to regional rates submitted to the FERC on an informational basis. The applicable process for review of such informational filings shall be set forth in the ISO OATT.

(m) Highgate Transmission Facilities (HTF).

(i) The costs of the HTF shall be included in the transmission rates for Regional Network Service on a phased- in basis, in accordance with Appendix B to the Attachment F Implementation Rule of the ISO OATT, provided that:

(A) the costs of the HTF shall be fully phased into the transmission rates for Regional Network Service in year 5 as defined in Appendix B to the Attachment F Implementation Rule of the ISO OATT;

(B) the HTF shall not be classified as PTF for rate purposes under the ISO OATT; and

(C) the rate treatment of the HTF shall establish no precedent or presumption concerning rate treatment of any other HVDC transmission facilities.

(ii) the HTF shall be classified as Category A Facilities, provided, however, that the classification of the HTF as Category A facilities under this Agreement shall establish no binding precedent or presumption concerning the operational and other terms and conditions for other HVDC facilities over which the ISO may obtain operational and other authority under this TOA or other ISO operating agreements in the future.

3.05 The ISO’s Responsibilities.

(a) In addition to its other obligations under this Agreement, in performing its obligations and responsibilities hereunder, and in accordance with Good Utility Practice, the ISO shall:

(i) maintain system reliability;

(ii) in all material respects, act in accordance with applicable Laws and conform to, and implement, all applicable reliability criteria, policies, standards, rules, regulations, orders, license requirements and all other applicable NERC/NPCC Requirements, and other applicable reliability organizations’ reliability rules, and all applicable requirements of federal or state laws or regulatory authorities; and

(iii) act without undue preference to any Party.

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(b) The ISO shall obtain and retain all necessary authorizations of FERC and other regulatory authorities to function as the New England RTO and shall possess the characteristics and perform the functions required for that purpose.

3.06 Each PTO’s Responsibilities.

(a) From and after the Operations Date, each PTO shall, in accordance with Good Utility Practice:

(i) direct, physically operate, repair, and maintain its Transmission Facilities and Local Control Centers in accordance with this Agreement, applicable Law, and applicable Operating Procedures;

(ii) operate and maintain, or arrange for a third party, approved by such PTO, in its sole discretion, to operate and maintain, one or more suitable Local Control Centers (including any Local Control Centers maintained as backup for a PTO’s primary Local Control Centers). Each PTO shall provide the ISO with reasonable notice of any change to its Local Control Center(s) and shall coordinate with the ISO to ensure that such a change will not adversely affect the reliable operation of the New England Transmission System. Each PTO shall have the responsibility to ensure that its Local Control Center(s) will: operate PTO Transmission Facilities on a 24 hour basis, implement the instructions, orders and directions received from the ISO in the exercise of its Operating Authority in accordance with Section 3.02, and perform the following functions in accordance with applicable Operating Procedures:

(A) switching and tagging;

(B) on- line monitoring;

(C) security analysis;

(D) dispatch voltage and reactive power, provided that the ISO shall dispatch voltage and reactive power to the extent the Local Control Centers are unable to maintain normal voltage schedules;

(E) coordinate the development of settings for dynamic reactive resources, FACTS controllers, special protection systems, PARS, and other similar dynamic equipment that affects power flows;

(F) implementation of the PTO Local Restoration Plan and development of modifications to such PTO Local Restoration Plans, subject to the approval of the ISO in

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order to coordinate and promote the reliability of the Restoration Plans;

(G) operation and maintenance of communication systems and software;

(H) implementation of voltage reduction measures;

(I) implementation of Load Shedding;

(J) coordinate with the ISO and the other PTOs with respect to congestion management efforts and, to the extent applicable, demand-side management and distributed generation efforts, provided that a PTO employee who is engaged in such coordination and who is not a Local Control Center employee shall be subject to the same standards of conduct and applicable provisions of the ISO Information Policy as a Local Control Center employee; and

(K) coordinate with other entities interconnected with the New England Transmission System.

(iii) cooperate with the ISO’s performance of the monitoring and audits in connection with all monitoring and compliance provisions detailed in Section 3.02(i) of this Agreement;

(iv) consistent with practice prior to the Operations Date, designate its Local Control Centers to serve as back up to the ISO reliability functions until the ISO re-establishes operational control at its own Back- up Control Center; provided that, in such situations, necessary information will be made available to such Local Control Centers to facilitate the continued operation of the New England Transmission System and that each PTO will comply with Section 11.09 and the ISO Information Policy on file with FERC to prevent such information from reaching any unauthorized person or entity;

(v) collaborate with the ISO with respect to:

(A) the development of Rating Procedures,

(B) the establishment of ratings for each PTO’s New Transmission Facilities;

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(C) the establishment of ratings for each PTO’s Acquired Transmission Facilities that do not have an existing rating as of the Operations Date, and

(D) the establishment of any changes to existing ratings for Transmission Facilities in effect as of the Operations Date.

To the extent there is any disagreement between the ISO and any PTO or PTOs concerning Rating Procedures or the rating of a Transmission Facility owned by such PTO or PTOs, such disagreement shall be the subject of good faith negotiations between the applicable PTO or PTOs and the ISO, provided that; (x) the applicable PTOs’ position concerning such Rating Procedures or Transmission Facility ratings shall govern until the applicable PTOs and the ISO agree on a resolution to such disagreement; and (y) nothing in this Section 3.06(a)(v) shall limit the rights of the ISO or of any PTO to submit a filing under Section 206 of the Federal Power Act with respect to Transmission Facility ratings or Rating Procedures. During any collaboration or discussions concerning Transmission Facility ratings, the PTOs shall continue to provide the ISO with up-to-date ratings information in accordance with the applicable Rating Procedures.

(vi) undertake operating actions in accordance with any tariffs or rate schedules approved or accepted by FERC;

(vii) provide the ISO with the right to use a level of communications capacity (and maintain the equipment associated with this capacity in accordance with Good Utility Practice) on its telecommunication assets and equipment attached to or associated with Transmission Facilities consistent with practice prior to the Operations Date in order to supply reliability-related data including meter, voice and data communications; continue to receive and send (for Regulation purposes) telemetry to and from existing generators and transmission substations; provide for the receipt of such information from generators and substations, and provide metering data and/or telemetry to the ISO (including providing the infrastructure for Regulation and Frequency Response Service), as reasonably necessary for the ISO to perform its obligations under this Agreement and the ISO OATT; provided that a PTO shall have the unfettered right to use communications capacity on its telecommunication assets and equipment attached to or associated with Transmission Facilities for other business purposes to the extent such capacity is not being used by the ISO as of the Operations Date; and provided further that: (1) as required by the pro forma Large Generator Interconnection Agreement in the ISO OATT, each PTO shall include provisions in its Interconnection Agreements with generators after the Operations Date providing for the installation and maintenance of sufficient communications capability to allow the ISO to exercise its Operating Authority with respect to

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such generators, and (2) the ISO may include the installation of additional communications capacity as an identified need in the regional transmission expansion plan, in which case such installation may be included within the PTO obligation to build set forth in, and subject to the terms and conditions in, Section 7 of Schedule 3.09(a).

(viii) notify the ISO prior to making changes to the operational status of such PTO’s Category B Facilities and provide information on the operational status of Category B Facilities consistent with practice prior to the Operations Date;

(ix) operate or cause to be operated its Local Area Facilities in a manner that does not result in the violation of reliability standards applicable to the New England Transmission System;

(x) provide the ISO with revenue metering data or cause the ISO to be provided with such revenue metering data;

(xi) in all material respects, comply with all applicable laws, regulations, orders and license requirements, and with all applicable requirements, and with all applicable NERC/NPCC Requirements, other applicable reliability organizations’ local reliability rules, and all applicable requirements of federal or state laws or regulatory authorities.

(b) Operation of Transmission Facilities During A System Failure. Existing Operating Procedures for use during a System Failure shall be utilized by the ISO and the PTOs. Any modifications to the Existing Operating Procedures for use during a System Failure or new Operating Procedures for use during a System Failure shall be developed by the ISO in the manner specified in Section 3.02(d). The procedures for use during a System Failure shall provide that, in situations where immediate action is required, each PTO’s Local Control Center(s) shall have the authority to take the following reliability actions at a minimum, provided that each PTO shall coordinate with the ISO as soon as practicable upon taking such action:

(i) Undertake those operational functions with respect to Transmission Facilities undertaken by the ISO under non-System Failure conditions;

(ii) Re-energize transmission facilities following breaker trips;

(iii) Implement emergency Load Shedding and voltage reduction measures and subsequent restoration;

(iv) Implement Voltage/VAR control;

(v) Adjust PARS settings;

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(vi) Dispatch generation as necessary to preserve system reliability; in accordance with applicable NERC/NPCC Requirements and ISO directives; and

(vii) Take such other measures necessary, consistent with Good Utility Practice, to respond to a System Failure.

Nothing in this Section 3.06(b) shall limit the right of each PTO pursuant to Section 3.07 to take any action(s) that it deems necessary to prevent loss of human life, injury to persons and/or damage to property.

3.07 Reserved Rights of the PTOs.

(a) Notwithstanding any other provision of this Agreement to the contrary, each PTO shall retain all of the rights set forth in this Section 3.07; provided, however, that such rights shall be exercised in a manner consistent with applicable NERC/NPCC Requirements and applicable regulatory standards. This Section 3.07 is not intended to reduce or limit any other rights of a PTO as a signatory to this Agreement or under the ISO OATT.

(i) Nothing in this Agreement shall restrict any rights: (A) of each PTO that is a party to a merger, acquisition or other restructuring transaction to make filings under Section 205 of the Federal Power Act with respect to such PTO’s reallocation or redistribution of revenues or the assignment of such PTO’s rights or obligations, to the extent the Federal Power Act requires such filings; or (B) of any PTO to terminate its participation in this Agreement pursuant to Article X of this Agreement, notwithstanding any effect its termination from the ISO may have on the distribution of transmission revenues among other PTOs.

(ii) Except as expressly provided in the grant of Operating Authority to the ISO, each PTO retains all rights that it otherwise has incident to its ownership of, and legal and equitable title to, its assets, including its Transmission Facilities and all land and land rights, including the right to build, acquire, sell, lease, merge, dispose of, retire, use as security, or otherwise transfer or convey all or any part of its assets, subject to the PTO’s compliance with Section 2.06 of this Agreement. Subject to Article X, a PTO may, directly or indirectly, by merger, sale, conveyance, consolidation, recapitalization, operation of law, or otherwise, transfer all or any portion of such PTO’s Transmission Facilities subject to this Agreement but only if such transferee or successors shall agree in writing to be bound by terms of this Agreement.

(iii) Any expansion or modification by a PTO of its Transmission Facilities, any facilities constructed by a PTO to connect the facilities of a current or proposed Transmission Customer to such Transmission Facilities, and/or any new transmission facilities constructed by a PTO pursuant to the ISO Planning Process shall be subject to such PTO’s right to recover, pursuant to appropriate financial arrangements and tariffs or contracts, all costs prudently incurred or

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prudently committed to be incurred, plus a return on invested equity and other capital, associated with constructing and owning or financing such facilities, expansions or modifications to its Transmission Facilities, in accordance with Schedule 3.09(a) hereof.

(iv) The responsibilities granted to the ISO under this Agreement shall not affect the rights of a PTO to modify or expand its Transmission Facilities, nor confer upon the ISO any authority to direct a PTO to modify or expand its Transmission Facilities except as provided in Schedule 3.09(a), and each PTO shall retain all rights and responsibilities specifically assigned to PTOs pursuant to Schedule 3.09(a).

(v) Each PTO shall have the right to adopt and implement, consistent with Good Utility Practice, procedures and to take such actions it deems necessary to protect its facilities from physical damage or to prevent injury or damage to persons or property.

(vi) Each PTO retains the right to take whatever actions, consistent with Good Utility Practice, it deems necessary to fulfill its obligations under applicable Law.

(vii) Nothing in this Agreement shall be construed as limiting in any way the rights of a PTO to make any filing with any applicable state or local regulatory authority.

(viii) Each PTO may request that the ISO commit additional generators (including specific output levels), or each PTO may take other actions permitted under the ISO OATT and Market Rules (including self-scheduling), if the PTO determines that additional generation is needed to ensure local area reliability, provided that the ISO shall make the final determination whether to commit additional generation in accordance with applicable provisions of the ISO OATT and Market Rules

(ix) Subject to Section 2.05, each PTO shall retain the right to enter into Interconnection Agreements with transmission owners, generators and other entities connecting with such PTO’s transmission facilities (including Transmission Facilities) and to file such agreements for approval or acceptance by FERC.

(x) Each PTO shall have the right to retain one or more subcontractors to perform any or all of its obligations under this Agreement. The retention of a subcontractor pursuant to the terms of this Section 3.07 shall not relieve the PTO of its primary liability for the performance of any of its obligations under this Agreement.

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(b) Any and all other rights and responsibilities of a PTO related to the ownership or operation of its Transmission Facilities not expressly assigned to the ISO under this Agreement will remain with such PTO.

(c) Nothing in this Agreement shall be deemed to impair or infringe on any rights or obligations of the PTOs under the Federal Power Act and FERC’s rules and regulations thereunder, provided that any such rights are not inconsistent with the express terms of this Agreement. Nothing contained in this Agreement shall be construed to limit in any way the right of any PTO to take any position, including opposing positions, in any administrative or judicial proceeding or filing by other PTOs or the ISO, notwithstanding that such proceeding or filing may be undertaken or made, explicitly or implicitly, pursuant to this Agreement.

(d) Nothing in this Agreement shall be deemed to impair or infringe on the exemption of Publicly-Owned PTOs, under Section 201(f) of the Federal Power Act, from the obligations and requirements of the Federal Power Act. Notwithstanding anything to the contrary in this Agreement, nothing contained herein shall subject any Publicly-Owned PTO to any requirement or obligation imposed by the Federal Power Act that would not apply to such Publicly-Owned PTO in the absence of this Agreement.

3.08 Repair and Maintenance of Transmission Facilities.

(a) Planning, Scheduling, and Approval of Transmission Facility Outages.

(i) Each PTO shall submit to the ISO long-term plans for Transmission Facility outages, shall submit to the ISO schedules for Transmission Facility outages, and shall obtain ISO approval for Transmission Facility outages in accordance with, and to the extent required by, Market Rule 1.

(ii) Notwithstanding any of the foregoing, nothing in this Section 3.08 shall be construed to require a PTO to reschedule an outage of a Transmission Facility or to require a PTO to refrain from initiating switching and tagging procedures to take a Transmission Facility out of service or place it back into service to the extent a PTO determines that such outage or actions are necessary to prevent injury or damage to persons or property or to protect its facilities from physical damage, in accordance with Section 3.07(a)(v) of this Agreement.

(b) Recovery of Transmission Outage Rescheduling Costs. The PTO(s) shall have the right, either collectively pursuant to and in accordance with Section 3.04(b), or individually pursuant to and in accordance with Section 3.04(a), to file a schedule to the ISO OATT that will provide for reimbursement to the affected PTO(s) for any direct costs incurred by the PTO(s) due to the ISO’s rescheduling or revocation of a previously scheduled or approved Transmission Facility outage to the extent the ISO reschedules or revokes a previously scheduled or approved Transmission Facility outage in accordance with Market Rule 1.

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(c) Annual Assessment of Outage Coordination Efforts. The ISO shall prepare and issue annual public reports on the scheduling and coordination of transmission outages. Each such annual report shall: (i) assess the accuracy of the ISO’s estimation of congestion and RMR cost impacts and the accuracy of PTO and other inputs used in such estimation; (ii) assess any long term impacts of the ISO’s exercise of its authority to require the rescheduling of transmission maintenance outages and (iii) include analyses and data which could allow a PTO to identify potential opportunities for incentives based on efficient coordination of outages and other operational measures that will reduce congestion costs or increase operational flexibility. The ISO shall provide a draft of each such annual report to the PTOs and interested stakeholders prior to issuing a final report and shall consider the input of the PTOs and interested stakeholders in preparing such reports, subject to any applicable restrictions set forth in the ISO Information Policy on file with FERC.

(d) Development of Incentive Proposals. Notwithstanding any other provision in this Agreement, the ISO will apply reasonable efforts to work actively with any interested PTO(s) to analyze alternatives including incentives adopted in other markets and to provide input for use by the interested PTO(s) in developing the design of incentive rates or mechanisms for regional congestion cost reduction. The ISO will work with other stakeholders in a similar fashion if so requested. Any such incentive proposal shall be filed by a PTO or PTOs with FERC in accordance with Section 3.04(a) or Section 3.04(b) as applicable. Such incentive mechanisms shall be designed to further improve coordination of outages or operational measures in a manner that will reduce overall congestion or RMR costs. Any PTO incentive must be approved or accepted by FERC. Each PTO developing an incentive proposal shall attempt to reach agreement with the ISO before filing an incentive proposal with FERC. The ISO may submit filings to the FERC (including a protest or a complaint under Section 206 of the Federal Power Act) raising any questions or concerns that it may have concerning a specific incentive proposal, provided that the ISO shall not contend that an incentive proposal is inappropriate or oppose the proposal on the ground that the PTOs have agreed to the provisions of Section 3.08 of this Agreement.

(e) Market Monitoring of Outage Scheduling. The Market Monitoring Unit of the ISO shall monitor the outage scheduling activities of the PTOs. The Market Monitoring Unit of the ISO shall have the right to request that each PTO provide information to the Market Monitoring Unit concerning the PTO’s scheduling of Transmission Facility outages, including the rescheduling or cancellation of any Planned, Scheduled or Approved Outage, and the PTO shall provide such information to the Market Monitoring Unit in accordance with Section 11.09(c) of this Agreement.

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(f) Damage or Destruction of Transmission Facilities.

(i) If, at any time during the Term, any of a PTO’s Transmission Facilities are damaged or destroyed, then, such PTO shall determine, in its sole discretion, consistent with Good Utility Practice and applicable Law, whether or not (and if so, in what manner) to restore or cause the restoration of such damaged or destroyed Transmission Facilities to substantially the same condition, character or use as existed before the damage or destruction, if at all, provided that such PTO shall consult with the ISO prior to making such determination and shall comply with the requirements specified in Section 2.06.

(ii) Nothing in this Section 3.08(f) shall limit the authority of the ISO to direct a PTO to modify or expand its Transmission Facilities in accordance with the ISO Planning Process, subject to the terms and conditions of Schedule 3.09(a) hereof.

3.09 Planning and Expansion.

(a) Each PTO shall perform all of its responsibilities, and exercise each of its rights, with respect to the planning and expansion of the New England Transmission System in accordance with the ISO OATT and Schedule 3.09(a) hereto. The ISO shall perform all of its responsibilities pursuant to the ISO Planning Process set forth in the ISO OATT. Each PTO shall engage in planning for its Local Area Facilities in a manner that is consistent with applicable NERC/NPCC Requirements, Good Utility Practice and the ISO OATT. The ISO and each PTO shall perform all such responsibilities in accordance with applicable Laws and Good Utility Practice. Nothing in this Agreement shall be construed to impose on any PTO an obligation to build transmission facilities except as provided in Schedule 3.09(a) hereto.

(b) The ISO shall utilize the Planning Procedures relating to the planning and expansion of the New England Transmission System. The Planning Procedures shall initially consist of the Planning Procedures in existence on the Operations Date (hereinafter “Existing Planning Procedures”). Such Existing Planning Procedures shall consist of those Planning Procedures listed in Schedule 3.09(b). The ISO shall develop any modifications to Planning Procedures (including Existing Planning Procedures) and any new Planning Procedures that it may deem necessary or appropriate in coordination with the PTOs and other stakeholders. In the event that the ISO and the applicable PTO(s) disagree about modifications to the portions of the Planning Procedures related to the planning and expansion of Transmission Facilities or any new Planning Procedures related to the planning and expansion of Transmission Facilities, the affected PTO(s) will have the opportunity to submit the dispute for resolution in accordance with the dispute resolution provisions set forth in Section 11.14 herein. Pending such resolution, the ISO shall have the authority to implement any such new Planning Procedures or modified Planning Procedures.

3.10 Invoicing, Collection and Disbursement of Customer Payments.

(a) Invoicing as of Operations Date. Except as provided in Section 3.10(a)(ii) and beginning on the Operations Date, the ISO will administer its current net settlement system,

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including invoicing of charges to Transmission Customers for Transmission Services on the Transmission Facilities as follows:

(i) The charges invoiced by the ISO shall include the following (each, an “Invoiced Amount”):

(A) any and all revenue requirements, rates, charges, fees and/or penalties for Transmission Service under the ISO OATT and related service agreements which the PTOs have filed with FERC pursuant to Section 3.04(b) and which have been accepted by FERC, including without limitation recovery of wholesale or retail stranded costs, other than amounts billed directly by PTOs pursuant to Section 3.10(a)(ii) below; and

(B) any and all rates, charges, fees and/or penalties under interconnection agreements which have been filed with and accepted by FERC, other than amounts billed directly by PTOs pursuant to Section 3.10(a)(ii) below.

(ii) Payments relating to Grandfathered Transmission Agreements, all services provided by a PTO pursuant to its Local Service Schedule on or after the Operations Date, interconnection agreements that provide for payment to PTOs, and any other payments made directly to the PTOs prior to the Operations Date shall continue to be invoiced by the PTOs and shall not be invoiced by the ISO; provided that, notwithstanding the foregoing, each PTO and the ISO may enter into separate agreements such that the ISO provides invoicing services for such payments.

(iii) The ISO shall remit or credit to the PTOs, consistent with the ISO Tariff and the net settlement system, any and all payments received or collected from Transmission Customers for Invoiced Amounts in accordance with this Agreement and directions provided to the ISO by the PTO Administrative Committee. The PTO Administrative Committee shall provide such directions to the ISO in accordance with the Disbursement Agreement among the PTOs. The PTO Administrative Committee (or such subcommittee as the PTO Administrative Committee shall designate for such purpose) shall also respond to any ISO questions or requests for clarification concerning such directions; provided that the ISO shall be able to rely upon the decision of the PTO Administrative Committee unless and until it receives notification from the PTO Administrative Committee or from a Governmental Authority of reversal of such direction by any Governmental Authority with jurisdiction over this Agreement.

(b) Changes to the ISO OATT After Operations Date. After the Operations Date, the ISO may file with FERC proposed amendments to the ISO OATT in accordance with Section 3.04 to effect changes in the invoicing and collection of the charges specified in

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Section 3.10(a)(i), provided that the proposed amendments to the ISO OATT will not, without the consent of the PTOs:

(i) effect any changes relating to the ISO OATT requirements of letters of credit, deposits, and/or other financial assurances (collectively, the “Financial Assurances”) to be provided by any party providing payments to the ISO in connection with the purchase of any goods or services provided by PTOs or any Market Participants (such parties, collectively, “ISO Customers”) or the ISO that would in any way, individually or in the aggregate, materially reduce the level of collateral protection provided by Financial Assurances for Invoiced Amounts from that on the date of execution of this Agreement;

(ii) change the reallocation provisions under the ISO Tariff (including the ISO’s billing policy thereunder) for payment defaults for Transmission Service;

(iii) change any reallocation provisions under the ISO Tariff (including the ISO’s billing policy thereunder) for payment defaults for any services or products under the ISO Tariff other than Transmission Service in any way that imposes any obligation on the PTOs, in their capacity as owners of Transmission Facilities, to bear any costs of that reallocation of payment defaults;

(iv) lower the PTO’s priority in payments for amounts collected by the ISO; or

(v) be inconsistent with any provision of this Agreement.

(c) The ISO’s Collection Obligations and Application of Financial Assurances Policies.

(i) If a Transmission Customer defaults on any payment of any PTO Invoiced Amount (the “Owed Amounts”), the ISO shall take all necessary actions to execute or call upon any Financial Assurances held by the ISO attributable to such Transmission Customer.

(ii) In connection with a default on payment of an Invoiced Amount by a Transmission Customer, the ISO shall, upon the request of the PTO AC, take those actions necessary to suspend Transmission Services to such defaulting Transmission Customer, including making a filing under Section 205 of the Federal Power Act to seek consent to suspend such Transmission Services; provided that the ISO need not suspend Transmission Services until FERC approval is first obtained. This provision shall not preclude the ISO from suspending service or making a filing under Section 205 of the FPA to seek to suspend Transmission Services or other services under the Tariff in any other circumstances.

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(d) No Pledge of Invoiced Amounts. The ISO shall not create, incur, assume or suffer to exist any lien, pledge, security interest or other change or encumbrance, or any other type of preferential arrangement (including a banker’s right of set off) against any Invoiced Amounts, any accounts receivables representing Invoiced Amounts, the settlement account maintained by the ISO into which payments on Invoiced Amounts are made and from which remittances are made to the PTOs or any Financial Assurances.

3.11 Grandfathered Transmission Agreements.

(a) Notwithstanding any other provision of this Agreement, Excepted Transactions will remain in effect for the terms of such agreements. Consistent with practice prior to the Operations Date, the ISO shall exercise its Operating Authority and otherwise fulfill its responsibilities under this Agreement in a manner that is consistent with and does not modify or abrogate the terms and conditions of such Excepted Transactions.

(b) Notwithstanding any other provision of this Agreement, Grandfathered Intertie Agreements, as set forth in Schedule 3.11(b), will remain in effect for the terms of such agreements. Consistent with practice prior to the Operations Date, the ISO shall exercise its Operating Authority and otherwise fulfill its responsibilities under this Agreement in a manner that is consistent with and that does not modify or abrogate the terms and conditions of such Grandfathered Intertie Agreements.

(c) Nothing in this Agreement shall require the modification or abrogation of Grandfathered Interconnection Agreements, as set forth in Schedule 3.11(c). Consistent with practice prior to the Operations Date, the PTOs agree to exercise their rights under Grandfathered Interconnection Agreements with generators to direct or request that generators take certain actions as needed to facilitate the exercise of Operating Authority by the ISO and the reliable operation of the New England Transmission System.

(d) All payments due to the PTOs under Grandfathered Transmission Agreements shall continue to be invoiced and collected by the PTOs in accordance with the terms of those agreements and shall not be invoiced or collected by the ISO. Notwithstanding the foregoing, each PTO and the ISO may enter into separate agreements such that the ISO provides invoicing services for such payments.

(e) Nothing in this Agreement shall alter the standards, procedures or requirements applicable to the modification of any Grandfathered Transmission Agreement.

3.12 Subcontractors. Each PTO acknowledges and agrees that, subject to the terms set forth herein, including Section 6.07, the ISO has the right to retain one or more subcontractors to perform any or all of its obligations under this Agreement. The retention of a subcontractor pursuant to the terms of this Section 3.12 shall not relieve the ISO of its primary liability for the performance of any of its obligations under this Agreement.

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3.13 Municipal/Tax-Exempt Utilities.

(a) The Parties to this Agreement hereby recognize the tax-exempt status of any tax-exempt bonds or other evidence of indebtedness of Publicly-Owned PTOs used to finance any Publicly-Owned PTO’s Transmission Facilities. Nothing in this Agreement is intended to, and nothing in this Agreement should be construed in a manner that would, jeopardize the tax-exempt status of any tax-exempt bonds or other debt used to finance any Publicly Owned PTO’s Transmission Facilities. The Parties to this Agreement contemplate that, as to Publicly-Owned PTOs, this Agreement will be deemed to be a “contract for the operation of an electric transmission facility by an independent entity” which “does not constitute private business use” of their Transmission Facilities under regulations of the Internal Revenue Service appearing, inter alia, in 26 C.F.R. § 1.141-7(g)(1)(ii) and subsequently adopted regulations of similar intent and coverage.

(b) In the event of a change in the nature of this Agreement that would jeopardize the tax-exempt status of any tax-exempt bonds or other debt used to finance Publicly-Owned PTO’s Transmission Facilities, or a change in the state or federal income tax treatment of the arrangements contemplated by this Agreement, or any other set of circumstances, the effect of which would be to render the participation of Publicly-Owned PTOs in the arrangements established by this Agreement inconsistent with the maintenance of the tax-exempt status of bonds or other debt used to finance any Publicly-Owned PTO’s Transmission Facilities, the Parties agree, if so requested, to undertake Commercially Reasonable Efforts to develop revised or replacement arrangements that will enable the Publicly-Owned PTOs to authorize the ISO to exercise Operating Authority over the Publicly-Owned PTOs’ Transmission Facilities without incurring adverse state or federal income tax treatment of their outstanding bonds or other debt used to finance any Publicly-Owned PTO’s Transmission Facilities, and will otherwise maintain the tax-exempt status of Publicly-Owned PTOs’ outstanding bonds or other debt used to finance any Publicly-Owned PTO’s Transmission Facilities. If, and to the extent that, the Parties to this Agreement are not able to accommodate the changes described in this subparagraph (b), the Parties will undertake Commercially Reasonable Efforts to develop an alternative means for Publicly-Owned PTOs to (i) transfer Operating Authority as to its Transmission Facilities to ISO-NE, and (ii) recover the costs of its PTF facilities in the same manner and by the same means as PTOs under this Agreement.

(c) In the event that an electric cooperative or membership corporation that owns PTF and has debt financed or guaranteed by the Rural Utilities Service (“RUS”) of the United States Department of Agriculture (a “Cooperative TO”) becomes a signatory to this Agreement, this Agreement shall become effective as to that Cooperative TO only upon approval of such participation by the RUS, to the extent required by RUS regulations, including those regulations currently codified at 7 C.F.R. § 1717.608 and subsequently adopted regulations of similar intent and coverage. Should such approval be denied or conditioned by the RUS in a manner unacceptable to the Cooperative TO, the other PTOs or the ISO, the other PTOs and the ISO will consult with the affected Cooperative TO and, if so requested, will undertake Commercially Reasonable Efforts to resolve to the extent practicable the objections articulated (and/or

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conditions imposed) by the RUS to the participation of the Cooperative TO in the arrangements contemplated by this Agreement. If, and to the extent that, the Parties to this Agreement are not able to accommodate the concerns expressed by the RUS as to the participation of such Cooperative TO, the Parties will undertake Commercially Reasonable Efforts to develop an alternative means for such Cooperative TO to (i) transfer Operating Authority as to its Transmission Facilities to ISO-NE, and (ii) recover the costs of its PTF facilities in the same manner and by the same means as PTOs under this Agreement.

(d) Nothing in this TOA or any other ISO agreement shall require any PTO on whose behalf Tax-Exempt Debt has been or will be issued, or which will issue Tax-Exempt Debt, to refund prior Tax-Exempt Debt or to violate restrictions applicable to facilities financed with Tax-Exempt Debt including contractual restrictions and covenants regarding use of such facilities.

(e) Nothing contained in this Agreement shall be construed to require any Publicly-Owned PTO: (i) to act in contravention of, or (ii) to refrain from acting where failure to act would be in contravention of, or (iii) to constitute consent or acquiescence by any Publicly-Owned PTO to any action or failure to act of any other Party in contravention of the laws of any State governing the organization or operation of the Publicly-Owned PTO.

3.14 No Impairment of the ISO’s Other Legal Rights and Obligations.

Nothing in this Agreement shall be deemed to impair or infringe on any rights or obligations of the ISO under the Federal Power Act and FERC’s rules and regulations thereunder, including the ISO’s rights and obligations to submit filings to recover its administrative, capital, and other costs, provided that any such rights are not inconsistent with the express terms of this Agreement. During the Term of this Agreement, the ISO shall:

(a) have the rights and obligations to design, develop, operate, maintain and administer the New England Markets and congestion pricing mechanisms (including the exclusive right to make Section 205 filings relating to the Market Rules in accordance with Section 3.04),

(b) have the rights to undertake actions relating to congestion pricing and management in accordance with this Agreement, ISO Market Rules, and applicable FERC orders.

Nothing in this Agreement shall be deemed to impair or infringe on such rights and obligations.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

4.01 Representations and Warranties of Each PTO. As of the time of execution of this Agreement, each PTO, severally, represents and warrants to the ISO and each other PTO as follows:

(a) Organization. It is duly organized, validly existing and in good standing under the laws of the state of its organization.

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(b) Authorization. It has all requisite power and authority to execute, deliver and perform this Agreement; the execution, delivery and performance by such PTO of this Agreement have been duly authorized by all necessary and appropriate action on the part of such PTO; and this Agreement has been duly and validly executed and delivered by such PTO and constitutes the legal, valid and binding obligations of such PTO, enforceable against such PTO in accordance with its terms; provided, however, that as to Massachusetts Publicly-Owned PTOs, this representation and warranty shall not be binding unless and until they shall have first obtained a finally adjudicated declaratory ruling from the Massachusetts courts that the transfer of Operating Authority over their Transmission Facilities is lawful and permissible under the Massachusetts General Laws.

(c) No Breach. The execution, delivery and performance by such PTO of this Agreement will not result in a breach of any terms, provisions or conditions of any agreement to which such PTO is a party which breach has a reasonable likelihood of materially and adversely affecting such PTO’s performance under this Agreement.

(d) Transmission Facilities. Except as set forth on Schedule 4.01(d), such PTO has listed on one of Schedule 2.01(a) or Schedule 2.01(b), all of the transmission facilities with a voltage level of 69 kV or greater that it owns in the New England Control Area as of the Operations Date and all of the transmission facilities leased to it with a voltage level of 69 kV or greater in the New England Control Area as of the Operations Date.

(e) NO WARRANTY REGARDING EACH PTO’S TRANSMISSION FACILITIES. IN CONNECTION WITH EACH PTO’S GRANT OF OPERATING AUTHORITY TO THE ISO OVER SUCH PTO’S TRANSMISSION FACILITIES PURSUANT TO THE TERMS OF THIS AGREEMENT, SUCH PTO’S TRANSMISSION FACILITIES ARE BEING MADE AVAILABLE PURSUANT TO THIS AGREEMENT TO THE ISO “AS IS, WHERE IS,” AND SUCH PTO IS NOT MAKING ANY REPRESENTATIONS OR WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, CONCERNING SUCH TRANSMISSION FACILITIES, INCLUDING, IN PARTICULAR, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED AND DISCLAIMED. THE FOREGOING PROVISION IS NOT INTENDED TO LIMIT OR CONDITION ANY OBLIGATIONS OF THE PTOS EXPRESSLY PROVIDED FOR ELSEWHERE IN THIS AGREEMENT.

4.02 Representations and Warranties of the ISO. As of the time of execution of this Agreement, the ISO represents and warrants to each PTO as follows:

(a) Organization. It is duly organized, validly existing and in good standing under the laws of the state of its organization.

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(b) Authorization. It has all requisite power and authority to execute, deliver and perform this Agreement; the execution, delivery and performance by the ISO of this Agreement have been duly authorized by all necessary and appropriate action on the part of the ISO; and this Agreement has been duly and validly executed and delivered by the ISO and constitutes the legal, valid and binding obligation of the ISO, enforceable against the ISO in accordance with its terms.

(c) No Breach. The execution, delivery and performance by the ISO of this Agreement will not result in a breach of any of the terms, provisions or conditions of any agreement to which the ISO is a party which breach has a reasonable likelihood of materially and adversely affecting the ISO’s performance under this Agreement.

ARTICLE V

COVENANTS OF THE PTOS

5.01 Covenants of Each PTO. Each PTO covenants and agrees that during (i) the Term, or (ii) the period expressly specified herein, as applicable, such PTO shall comply with all covenants and provisions of this Article V, except to the extent the ISO and the number of PTOs necessary to amend this Agreement pursuant to Section 11.04(a) consent in writing to waive such covenants or performance is excused pursuant to Section 11.13(b).

5.02 Financial Statements and Filings. If a PTO’s financial statements, permit applications or any other filing with any Governmental Authority are publicly available, such PTO shall, upon request by the ISO, provide the ISO information sufficient to allow the ISO to locate such financial statements, permit applications or other filings, including the date and place of the filing of the relevant documents.

5.03 Expenses. Except to the extent specifically provided herein, all costs and expenses incurred by a PTO in connection with the negotiation of this Agreement shall be borne by such PTO; provided that nothing herein shall prevent such PTO from recovering such expenses in accordance with applicable law.

5.04 Consents and Approvals.

(a) Each PTO shall exercise Commercially Reasonable Efforts to promptly prepare and file all necessary documentation to effect all necessary applications, notices, petitions, filings and other documents, and shall exercise Commercially Reasonable Efforts to obtain (and will cooperate with each other in obtaining) any consent, acquiescence, authorization, order or approval of, or any exemption or nonopposition by, any Governmental Authority required to be obtained or made by such PTO in connection with this Agreement or the taking of any action contemplated by this Agreement.

(b) Each PTO shall exercise Commercially Reasonable Efforts to obtain consents of all other third parties necessary to the performance of this Agreement by such PTO.

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Each PTO shall promptly notify the ISO of any failure to obtain any such consents and, if requested by the ISO, shall provide copies of all such consents obtained by such PTO.

(c) Nothing in this Section 5.04 shall require any PTO to pay any sums to a third party, including any Governmental Authority, excluding filing fees paid to any Governmental Authority in connection with a filing necessary or appropriate to further action.

5.05 Notice and Cure. Each PTO shall notify the ISO and each other PTO in writing of, and contemporaneously provide the ISO and each other PTO with true and complete copies of any and all information or documents relating to, any event, transaction or circumstance, as soon as practicable after it becomes Known to such PTO, that causes or shall cause any covenant or agreement of such PTO under this Agreement to be breached or that renders or shall render untrue any representation or warranty of such PTO contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. The PTO shall use all Commercially Reasonable Efforts to cure such event, transaction or circumstance as soon as practicable after it becomes Known to such PTO. No notice given pursuant to this Section 5.05 shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit the ISO’s or any other PTO’s right to seek indemnity under Article IX.

ARTICLE VI

COVENANTS OF THE ISO

6.01 Covenants of the ISO. The ISO covenants and agrees that during (i) the Term, or (ii) the period expressly specified herein, as applicable, the ISO shall comply with all covenants and provisions of this Article VI, except to the extent the Parties consent in writing to a waiver of such covenants or performance is excused pursuant to Section 11.13(b).

6.02 Financial Statements and Filings.

(a) To the extent not provided to stakeholders generally or made publicly available by the ISO, the ISO shall make available to each PTO: (i) quarterly unaudited financial statements within sixty (60) days after each quarter end and (ii) annual audited financial statements within one hundred twenty (120) days after each fiscal year end. In each instance, the financial statements made available by the ISO pursuant to (i) and (ii) above shall be prepared in accordance with Generally Accepted Accounting Principles and shall be true and correct in all material respects.

(b) If financial statements, permit applications or any other filing with any Governmental Authority are publicly available, the ISO shall, upon request by a PTO, provide such PTO information sufficient to allow such PTO to locate such financial statements, permit applications or other filings including the date and place of the filing of the relevant documents.

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6.03 Expenses. Except to the extent specifically provided herein, all costs and expenses incurred by the ISO in connection with the negotiation of this Agreement shall be borne by the ISO; provided that nothing herein shall prevent the ISO from recovering such expenses in accordance with applicable law.

6.04 Consents and Approvals.

(a) The ISO shall exercise Commercially Reasonable Efforts to promptly prepare and file all necessary documentation to effect all necessary applications, notices, petitions, filings and other documents, and shall exercise Commercially Reasonable Efforts to obtain (and will cooperate with each PTO in obtaining) any consent, acquiescence, authorization, order or approval of, or any exemption or nonopposition by, any Governmental Authority required to be obtained or made by the ISO in connection with this Agreement or the taking of any action contemplated by this Agreement.

(b) The ISO shall exercise Commercially Reasonable Efforts to obtain consents of all other third parties necessary to performance of this Agreement by the ISO. The ISO shall promptly notify each PTO of any failure or anticipated failure to obtain any such consents and, if requested by such PTO, shall provide copies of all such consents obtained by the ISO.

(c) Nothing in this Section 6.04 shall require the ISO to pay any sums to a third party, including any Governmental Authority, excluding filing fees paid to any Governmental Authority in connection with a filing necessary or appropriate to discharge its obligations hereunder.

6.05 Notice and Cure. The ISO shall notify each PTO in writing of, and contemporaneously shall provide each PTO with true and complete copies of any and all information or documents relating to, any event, transaction or circumstance, as soon as practicable after it becomes Known to the ISO, that causes or shall cause any covenant or agreement of the ISO under this Agreement to be breached or that renders or shall render untrue any representation or warranty of the ISO contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. The ISO shall use all Commercially Reasonable Efforts to cure such event, transaction or circumstance as soon as practicable after it becomes Known to the ISO. No notice given pursuant to this Section 6.05 shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit any right of a PTO to seek indemnity under Article IX.

6.06 Other PTOs.

(a) The ISO shall not perform, or enter into an agreement to perform, any Operating Authority or other RTO functions set forth in Section 3.02 or any other portion of this Agreement for any transmission utility in the New England Control Area subject to the jurisdiction of FERC unless such transmission utility enters into and becomes a Party to this

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Agreement pursuant to Section 11.05; provided, however, that this Section 6.06 shall not apply to agreements with owners of ties to other Control Areas, agreements with owners of Merchant Facilities, agreements with generators (to the extent the ISO obtains operating authority over transmission tie lines owned by generators through such agreements), or agreements with Independent Transmission Companies.

(b) The ISO may enter into agreements to perform Operating Authority or other RTO functions for one or more transmission utilities in a Control Area outside of New England. If the ISO enters into an agreement to perform Operating Authority or other RTO functions for one or more transmission utilities in an area contiguous to the New England Control Area, such agreement shall not: (i) materially and adversely affect the ISO’s ability to perform Operating Authority for any PTO, or (ii) be unduly preferential to any transmission utility similarly situated to any PTO; provided that, if a PTO believes that a proposed agreement to perform Operating Authority or other RTO functions for one or more transmission utilities in a Control Area contiguous to the New England Control Area violates the immediately foregoing proviso, such PTO may notify the ISO, within thirty (30) days after the receipt of the proposed agreement, of its desire to negotiate the additional or modified terms and conditions of this Agreement necessary to relieve said adverse effect or undue preference and if such negotiation is not concluded within thirty (30) days after said notice, either Party may seek to resolve the dispute in accordance with Section 11.14 of this Agreement and may file the additional or modified terms and conditions of this Agreement necessary to relieve said adverse effect or undue preference for approval by the FERC. Notwithstanding anything else in this agreement, including Section 11.04, the PTO proposing any additional or modified terms and conditions of this Agreement shall not be required to demonstrate that the existing terms and conditions of this Agreement are unjust and unreasonable if the ISO has agreed to or the FERC approves the proposed additional or modified terms and conditions in an agreement with transmission utilities in a Control Area contiguous to the New England Control Area. The limitations and procedures in this Section 6.06(b) shall not apply to the ISO’s execution and performance of Coordination Agreements (or amendments thereto) with the operators of neighboring Control Areas, to the administration of Interconnection Agreements with neighboring Control Areas, or to the ISO’s provision of reliability services to New Brunswick Power Corporation.

(c) Nothing in this Agreement shall be construed as granting any FERC-jurisdictional Initial PTO or Additional PTO the right to recover the costs of its Transmission Facilities pursuant to the ISO OATT or any other regulated tariff absent approval or acceptance by the FERC for such cost recovery. The Parties hereto expressly reserve their rights to oppose a request for such cost recovery for any potential PTO that is not recovering its transmission costs pursuant to FERC regulated transmission tariffs prior to the Operations Date.

6.07 Management Agreements. The ISO shall not enter into any management agreement relating to the provision of transmission services with any Person, including a transmission-owning utility, unless such agreement: (a) has been approved by FERC; (b) does not violate the ISO’s Code of Conduct and is on an arms- length basis; or (c) if for an aggregate amount of $1,000,000 or more for a contract with any Participant in the New England Markets,

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including PTOs, is the result of a competitive solicitation process, the outcome of which is based on factors that include, among others, skill, qualifications, costs, reputation, and associated risks.

6.08 ISO Line of Business; Non-Profit-Status. The ISO shall not be operated on a for-profit basis. This provision is not intended to require the ISO to maintain its status as an entity not subject to federal or state taxes, to require the ISO to remain a Delaware not-for-profit corporation or to assure that in any particular year that the ISO’s revenues do not exceed its expenses. The ISO shall not pay dividends or use its net earnings other than to offset ISO operating and capital expenses and maintain reasonable reserves.

ARTICLE VII

TAX MATTERS

7.01 Responsibility for PTO Taxes. Each PTO shall prepare and file all Tax Returns and other filings related to its Transmission Business and Transmission Facilities and pay any Tax liabilities related to its Transmission Business and Transmission Facilities. The ISO shall not be responsible for, or required to file, any Tax Returns or other reports for any PTO and shall have no liability for any Taxes related to any PTO’s Transmission Business or Transmission Facilities. No PTO shall be responsible for, or required to file, any Tax Returns or other reports for any other PTO and shall have no liability for any Taxes related to any other PTO’s Transmission Business or Transmission Facilities. The ISO and each PTO hereby agree that, for tax purposes, a PTO’s Transmission Facilities shall be deemed to be owned by such PTO.

7.02 Responsibility for ISO Taxes. The ISO shall prepare and file all Tax Returns and other filings related to its operations and pay any Tax liabilities related to its operations. No PTO shall be responsible for, or required to, file any Tax Returns or other reports for the ISO and shall have no liability for any Taxes related to the ISO’s operations.

ARTICLE VIII

RELIANCE; SURVIVAL OF AGREEMENTS

8.01 Reliance; Survival of Agreements. Notwithstanding any right of any Party (whether or not exercised) to investigate the accuracy of any of the matters subject to indemnification by any other Party contained in this Agreement, each of the Parties has the right to rely fully upon the representations, warranties, covenants and agreements of each other Party contained in this Agreement. The provisions of Sections 11.01, 11.09, 11.13 and 11.17 and Articles VII and IX shall survive the termination of this Agreement. With respect to Section 3.10 of this Agreement, the ISO will perform final billing consistent with Section 3.10 of this Agreement for all services provided until the Termination Date.

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ARTICLE IX

INDEMNIFICATION; INSURANCE; LIMITATION OF LIABILITIES

9.01 Indemnification.

(a) Subject to Section 9.06(b) through 9.06(e), (i) each PTO shall severally release, indemnify, and hold harmless the ISO from and against any and all damages, losses, liabilities, obligations, claims, demands, suits, proceedings, recoveries, judgments, settlements, costs and expenses, court costs, attorney fees, and all other obligations (each, an “Indemnifiable Loss”) asserted against the ISO by a Person that is not a Party to this Agreement (a “Third Party”) including but not limited to any action by a PTO employee, to the extent alleged to result from, arise out of or be related to such PTO’s acts or omissions that give rise to such Indemnifiable Loss; and (ii) the ISO shall release, indemnify, and hold harmless each PTO from and against any Indemnifiable Loss asserted against such PTO by a Third Party, including but not limited to any action by an ISO employee, to the extent alleged to result from, arise out of or be related to the ISO’s acts or omissions that give rise to such Indemnifiable Loss, including an ISO directive and/or instructions to a Party.

(b) The indemnification by the ISO set forth in Section 9.01(a)(ii) above shall be limited to the extent that the liability of a PTO seeking indemnification would be limited by any applicable Law and arises from a claim by (i) such PTO in such PTO’s role as a Transmission Customer or (ii) a customer of such PTO.

(c) Each PTO shall severally release, indemnify, and hold harmless the ISO from and against any Environmental Damages that the ISO becomes subject to as a result of its exercise of Operational Authority over such PTO’s Transmission Facilities, to the extent such Environmental Damages arose prior to the Operations Date or did not result from the ISO’s acts or omissions.

(d) Each PTO and/or the ISO each hereby (i) waives any defense or immunity it might otherwise have under applicable workers’ compensation laws or any other statute, or judicial decision, disallowing or limiting such indemnification and (ii) consents to a cause of action for indemnity and/or contribution in connection with such indemnification.

9.02 Notice of Proceedings. Each party entitled to receive indemnification under this Agreement (each, an “Indemnitee”) shall promptly notify the party who holds an indemnification obligation hereunder (in each case, the “Indemnifying Party”) of any Indemnifiable Loss in respect of which such Indemnitee is or may be entitled to indemnification pursuant to Section 9.01. Such notice shall be given as soon as reasonably practicable after the Indemnitee becomes aware of the Indemnifiable Loss and that any such claim or proceeding may give rise to an indemnification obligation hereunder. Such notice shall describe the nature of the loss or proceeding in reasonable detail and shall indicate, if practicable, the estimated amount of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The delay or failure of such Indemnitee to provide the notice required pursuant to this Section 9.02 shall not release the

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Indemnifying Party from any indemnification obligation which it may have to such Indemnitee except (a) to the extent that such failure or delay materially and adversely affects the Indemnifying Party’s ability to defend such action or increases the amount of the Indemnifiable Loss, and (b) that the Indemnifying Party shall not be liable for any costs or expenses of the Indemnitee in the defense of the claim, suit, action or proceeding during such period of failure or delay.

9.03 Defense of Claims.

(a) Unless and until the Indemnifying Party (i) acknowledges in writing its obligation within ten (10) calendar days of the Indemnitee’s notice of a claim, suit, action or proceeding, and (ii) assumes control of the defense of such claim, suit, action or proceeding in accordance with Section 9.03(b), the Indemnitee shall have the right, but not the obligation, to contest, defend and litigate, with counsel of its own selection, any claim, action, suit or proceeding by any third party alleged or asserted against such Indemnitee in respect of, resulting from, related to or arising out of any matter for which it is entitled to be indemnified hereunder, and the reasonable costs and expenses thereof shall be subject to the indemnification obligations of the Indemnifying Party hereunder.

(b) Upon acknowledging in writing its obligation to indemnify an Indemnitee to the extent required pursuant to this Article IX and paying all reasonable costs incurred by such Indemnitee in its defense, including reasonable attorney’s fees, the Indemnifying Party shall be entitled, at its option (subject to Section 9.03(d)), to assume and control the defense of such claim, action, suit or proceeding at its expense with counsel of its selection, subject to the prior reasonable approval of the Indemnitee.

(c) Neither the Indemnifying Party nor the Indemnitee shall be entitled to settle or compromise any such claim, action, suit or proceeding without the prior written consent of the other; provided, however, that such consent shall not be unreasonably withheld.

(d) Following the acknowledgment of the indemnification and the assumption of the defense by the Indemnifying Party pursuant to Section 9.03(b), the Indemnitee shall have the right to employ its own counsel and such counsel may participate in such action, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, when and as incurred, unless: (i) the employment of counsel by such Indemnitee has been authorized in writing by the Indemnifying Party; (ii) the Indemnitee shall have reasonably concluded and specifically notified the Indemnifying Party that there may be a conflict of interest between the Indemnifying Party and the Indemnitee in the conduct of the defense of such action; (iii) the Indemnifying Party shall not in fact have employed independent counsel reasonably satisfactory to the Indemnitee to assume the defense of such action and shall have been so notified by the Indemnitee; (iv) the Indemnitee shall have reasonably concluded and specifically notified the Indemnifying Party that there may be specific defenses available to it which are different from or additional to those available to the Indemnifying Party or that such claim, action, suit or proceeding involves or could have a material adverse effect upon the Indemnitee beyond the scope of this Agreement; or (v) the Indemnifying Party shall not have taken reasonable steps necessary to defend diligently

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such action within twenty (20) calendar days after receiving notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps. If clause (ii), (iii), (iv) or (v) of the preceding sentence shall be applicable, then counsel for the Indemnitee shall have the right to direct the defense of such claim, action, suit or proceeding on behalf of the Indemnitee and the reasonable fees and disbursements of such counsel shall constitute indemnifiable legal or other expenses hereunder.

(e) If the amount of any Indemnifiable Loss incurred by an Indemnitee, at any time subsequent to the making of an indemnity payment by an Indemnifying Party in respect thereof, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other entity, the amount of such reduction, less any costs, expenses or premiums incurred in connection therewith (together with interest thereon from the date of payment thereof at the Prime Rate) shall promptly be repaid by the Indemnitee to the Indemnifying Party. In the event that the claim, demand or suit giving rise to an Indemnifiable Loss is ultimately adjudicated, if a Final Order confirms that the Indemnitee was not entitled to indemnification hereunder, then the amount advanced by the Indemnifying Party in respect of such Indemnifiable Loss (together with interest thereon from the date of payment thereof at the Prime Rate) shall promptly be paid by the Indemnitee to the Indemnifying Party.

9.04 Subrogation. Upon payment of any indemnification by a party pursuant to this Article IX, the Indemnifying Party, without any further action, shall be subrogated to any and all claims that the Indemnitee may have relating thereto, and such Indemnitee shall at the request and expense of the Indemnifying Party cooperate with the Indemnifying Party and give at the request and expense of the Indemnifying Party such further assurances as are necessary or advisable to enable the Indemnifying Party vigorously to pursue such claims.

9.05 Insurance.

(a) The ISO shall at all times, at its own cost and expense, carry and maintain or cause to be carried and maintained throughout the Term: (i) liability and errors and omissions insurance (including blanket coverage for contractual liability), insuring the ISO against liability for injury or death to persons, damage to property and environmental restoration, (ii) worker’s compensation insurance, (iii) property insurance and (iv) directors’ and officers’ insurance. The amount of the insurance coverages and deductibles shall generally be comparable to other independent system operators or RTOs, taking into consideration the relative size of the ISO and its contractual and tariff liabilities as compared to the other system operators or RTOs administering similar market structures. In assessing the comparable coverages and deductibles, the ISO may rely on the advice of its insurance consultants.

(b) Each PTO will maintain property insurance on its Transmission Facilities and liability insurance in accordance with good utility practice. Each PTO may self insure such amount to the extent it currently self insures similar policies and amounts.

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(c) All insurance required under this Section 9.05 by outside insurers shall be maintained with insurers qualified to insure the obligations or liabilities under this Agreement and having a Best’s rating of at least B+ VIII (or an equivalent Best’s rating from time to time of B+ VIII), or in the event that from time to time Best’s ratings are no longer issued with respect to insurers, a comparable rating by a nationally recognized rating service or such other insurers as may be agreed upon by the PTOs and the ISO.

(d) The PTOs shall be listed as additional insured parties on the liability and errors and omissions insurance required to be maintained by the ISO and the ISO shall be listed as an additional insured party on the liability insurance maintained by each PTO. Upon execution of this Agreement, and when requested thereafter, each Party shall furnish each other Party with certificates of all such insurance policies setting forth the amounts of coverage, policy numbers, and date of expiration for such insurance in conformity with the requirements of this Agreement.

(e) The insurance policies maintained by the ISO hereunder shall not be canceled, terminated or the terms thereof modified or amended without at least thirty (30) days’ prior notice to the PTOs.

(f) If any insurance policy required to be maintained by the ISO hereunder shall not be available to the ISO on a commercially reasonable basis (taking into account both terms and premiums), the ISO shall obtain a written report of an independent insurance advisor of recognized national standing, chosen by the PTOs and reasonably acceptable to the ISO, confirming in reasonable detail that such insurance policy, in respect of amount or scope of coverage, is not available on a commercially reasonable basis from insurers of recognized standing. During any period with respect to which any insurance policy required by this Agreement is not commercially available, the ISO shall nevertheless maintain insurance that approximates such required insurance policy as closely as commercially practical, to the extent it is available on a commercially reasonable basis from insurers of recognized standing. If any insurance policy which was previously not held or discontinued because of its commercial unavailability later becomes available on a commercially reasonable basis, the ISO shall obtain or reinstate such insurance.

9.06 Assumption of Liability.

(a) (i) Each PTO shall be severally liable to the ISO, and the ISO shall be liable to each PTO, for losses, liabilities, damages, diminution in value, obligations, claims, proceedings, fines, deficiencies and expenses (collectively, “Losses”) caused by such Party’s grossly negligent acts or omissions or willful misconduct (including the grossly negligent acts or omissions or willful misconduct of such Party’s directors, Affiliates, members, officers, employees, agents, and contractors) in connection with the performance of such Party of its obligations under this Agreement; and (ii) no Party shall be liable to another Party for any incidental, indirect, special, exemplary, punitive or consequential damages, including lost revenues or profits, even if such damages are foreseeable or the damaged Party has advised such Party of the possibility of such damages and regardless of whether any such damages are deemed

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to result from the failure or inadequacy of any exclusive or other remedy. The foregoing limitations shall not apply to the right of the Parties to seek indemnification under this Agreement in accordance with Section 9.01.

(b) Nothing in this Agreement shall be deemed to affect the right of the ISO to recover its costs due to liability under this Article IX through the ISO Participants Agreement or the ISO Administrative Tariff.

(c) The ISO shall not be liable to any PTO with respect to any damages incurred by such PTO that are directly attributable to the ISO’s reliance on facility ratings established by such PTO.

(d) No PTO shall be liable to any other PTO and/or the ISO by reason of this Agreement (whether based on contract, indemnification, warranty, tort, strict liability or otherwise) for: (i) any acts or omissions taken or done in compliance with, or good faith attempts to comply with, the directives and/or instructions of the ISO, except in cases of the gross negligence or willful misconduct of such PTO; and/or (ii) any costs and expenses relating to the operation, repair, maintenance or improvement of any Transmission Facility of the ISO or any other PTO.

(e) Notwithstanding any of the foregoing, the ISO shall be liable in actual damages for failure to make payments or transfer sums under Section 3.10 of this Agreement if the ISO fails to discharge its obligation to prepare and send bills or to perform its obligations pursuant to Section 3.10 of this Agreement.

ARTICLE X

TERM; DEFAULT AND TERMINATION

10.01 Term; Termination Date.

(a) Term and Operations Date.

(i) Term. Subject to the terms set forth in this Section 10.01, the initial term of this Agreement (the “Initial Term”) shall commence on the Operations Date and shall continue for a period of five years. Subject to the terms set forth in this Section 10.01, the Initial Term shall be extended automatically for additional two-year periods (each, an “Additional Term”). Any one or more PTOs may withdraw from this Agreement effective at the end of the Initial Term or the end of any Additional Term by providing no less than 180 days’ prior notice of such withdrawal to the other Parties. Together, the Initial Term and the Additional Term(s), if any, shall constitute the term (the “Term”) of this Agreement.

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(ii) Operations Date. The “Operations Date” shall be the date on which the ISO and the Initial Participating Transmission Owners unanimously agree to place this Agreement, the ISO OATT, and related agreements and documents into effect. The ISO and the Initial Participating Transmission Owners shall jointly issue a written notice (the “Notice of Operations Date”) at least thirty (30) calendar days in advance of the Operations Date. The Notice of Operations Date shall be posted on the ISO website and filed with FERC on an informational basis.

(b) PTO Withdrawal During The Term. Subject to Section 10.01(e), any one or more PTOs may withdraw from this Agreement at any time during the Term if any of the following shall have occurred:

(i) upon an ISO event of default in accordance with Section 10.03(a), provided that the PTOs shall exercise this right in accordance with Section 10.03(b)(i).

(ii) if a Final Order of FERC, a Final Order of a Federal court or a Federal law sets forth a change in policy stating that: (A) the federal government no longer encourages the participation of transmission owners in RTOs and such Final Order or law affirmatively states that transmission owners participating in an RTO may withdraw therefrom, or (B) that the recovery of costs for existing Transmission Facilities will be subject to any change in policy which would prevent a PTO from recovering the costs of existing Transmission Facilities on a regulated cost-of-service basis; provided that withdrawal pursuant to (A) or (B) of this provision shall require notice to the other Parties not less than 180 days prior to the Termination Date established pursuant to Section 10.01(e).

(iv) FERC issues an order putting into effect changes to the relative rights and responsibilities of the PTOs and the ISO under this Agreement, including changing the scope and definition of Operating Authority, so as to materially adversely affect the interests of one or more PTOs, unless the PTOs have agreed to such changes in accordance with Section 11.04; provided that: (A) only the PTO(s) affected by such FERC order shall have the right to withdraw pursuant to this provision; (B) withdrawal pursuant to this provision shall require notice to the other Parties not less than 180 days prior to the Termination Date established pursuant to Section 10.01(e); and (C) a PTO providing a notice of withdrawal pursuant to this provision shall be required to rescind such notice if FERC issues a subsequent order prior to the Termination Date so as to eliminate the changes to the relative rights and responsibilities of the PTOs and the ISO under this Agreement.

(v) the withdrawing PTO has entered into an agreement to form an ITC in accordance with Attachment M to the ISO OATT which has been accepted

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for filing by the FERC, provided that withdrawal pursuant to this provision shall be effective concurrent with the effective date of such agreement.

(vi) the withdrawing PTO has obtained authorization from the FERC to join another RTO or other similar organization (such as an Independent System Operator) in connection with a merger with or acquisition by another entity other than another PTO.

(c) Remaining PTOs. In the event that one or more, but less than all, PTOs withdraw from this Agreement in accordance with Section 10.01(a) or (b), this Agreement shall remain in full force and effect with respect to all other PTOs; provided that in the event of a withdrawal under Section 10.01(a), the remaining PTOs shall have a period of twenty days from the date of the notice provided in accordance with Section 10.01(a) to notify the other Parties that it intends to withdraw from this Agreement at the end of the Initial Term or any Additional Term, as applicable. The “Termination Date” shall mean the date of termination established in accordance with Section 10.01(e).

(d) Termination By the ISO. The ISO may terminate its obligations under this Agreement and surrender its Operating Authority over the Transmission Facilities if any of the following shall have occurred:

(i) the withdrawal of one or more PTOs from this Agreement and as a result of such withdrawal the ISO cannot maintain system reliability or administer efficient and competitive markets.

(ii) FERC issues an order putting into effect material changes in the liability and indemnification protections afforded to the ISO under this Agreement or the ISO OATT, provided that: (A) withdrawal pursuant to this provision shall require notice to the other Parties not less than 180 days prior to the Termination Date established pursuant to Section 10.01(e); and (B) the ISO shall be required to rescind such notice if FERC issues a subsequent order prior to the Termination Date so as to eliminate the material changes to such liability and indemnification protections.

(iii) FERC issues an order putting into effect an amendment or modification of this Agreement that materially adversely affects the ISO’s ability to carry out its responsibilities under this Agreement, unless the ISO has agreed to such changes in accordance with Section 11.04, provided that: (A) withdrawal pursuant to this provision shall require notice to the other Parties not less than 180 days prior to the Termination Date established pursuant to Section 10.01(e); and (B) the ISO shall be required to rescind such notice if FERC issues a subsequent order prior to the Termination Date so as to eliminate the material adverse effect to the ISO’s ability to carry out its responsibilities under this Agreement.

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(iv) upon a PTO event of default in accordance with Section 10.04(a), provided that the ISO shall exercise this right in accordance with Section 10.04(b)(i).

(e) Actions Prior To Withdrawal or Termination. Upon submission of a written notice of termination or withdrawal by a Party or Parties, the Party or Parties submitting such notice shall commence the development of a plan under which Operating Authority shall be transferred from the ISO to another entity. The Termination Date with respect to any PTO or the ISO shall not occur until both: (a) the ISO and all affected PTOs have agreed upon a plan addressing the technical, operational and market issues associated with the transfer of Operating Authority in connection with such termination or withdrawal and such plan has been implemented, provided that: (i) if the Parties are unable to reach agreement on such plan, any affected Party shall have the right to submit the matter to FERC for resolution without additional negotiation under Section 11.14; (ii) with respect to a withdrawal pursuant to Section 10.01(a), no PTO shall be required to remain a Party to this Agreement for longer than one year after providing notice of withdrawal; and (iii) in the event of a default by the ISO, the affected PTOs may require that the ISO immediately make arrangements for the orderly transfer of the ISO’s invoicing and collection functions with respect to such PTOs prior to the Termination Date in accordance with Section 10.03(b); and (b) all required regulatory approvals, if any, have been obtained for such withdrawal or termination, including any approvals required pursuant to Section 10.01(f).

(f) Approvals. Notwithstanding any other provision contained herein or in any other document to the contrary, any termination or withdrawal requested under this Section 10.01 shall be effective: (1) unless a party to this Agreement seeking to challenge the request demonstrates that the requested termination or withdrawal is contrary to the public interest under the Mobile-Sierra Doctrine and (ii) subject to the FERC’s determination under Section 205 of the Federal Power Act that the termination or withdrawal is just, reasonable and not unduly discriminatory or preferential. Each PTO exercising its right to withdraw or terminate in accordance with this Section 10.01 shall file with the FERC, pursuant to Section 205 of the FPA, the tariffs and rate schedules applicable to transmission service over such PTO’s Transmission Facilities to become effective upon such termination or withdrawal.

(g) Continuing Obligations. Each withdrawing or terminating Party shall have the following continuing obligations following withdrawal from this Agreement

(i) All financial obligations incurred and payments applicable to the time period prior to the Termination Date shall be honored by the terminating or withdrawing Party and each other Party in accordance with the terms of this Agreement, and each Party shall remain liable for all obligations arising hereunder prior to the Termination Date.

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(ii) Any withdrawing PTO that is not a Publicly-Owned PTO shall file a replacement transmission tariff to replace the ISO OATT, unless FERC rules no longer require the filing of such a tariff. Any withdrawing Publicly-Owned PTO shall adopt the Order No. 888 pro forma tariff.

10.02 Release of Operating Authority.

(a) Upon the Termination Date, the ISO’s right and obligation to exercise Operating Authority over the Transmission Facilities of a PTO with whom this Agreement has terminated shall promptly cease, and, in accordance with Section 10.01, the ISO shall be deemed to have released and returned, and such PTO (or its designee) shall have assumed, Operating Authority over such Transmission Facilities on the Termination Date.

(b) After the Termination Date, the ISO shall take Commercially Reasonable Efforts to assist the terminating PTO or such PTO’s designee in resuming performance of the functions comprising Operating Authority.

(c) The expenses associated with any termination under Section 10.01 shall be at the PTO’s expense unless (1) the termination is by the ISO pursuant to Section 10.01(d)(ii) or (iii), or (2) pursuant to Section 10.03 in the event of an ISO default.

10.03 Events of Default of the ISO.

(a) Events of Default of the ISO. Subject to the terms and conditions of this Section 10.03, the occurrence of any of the following events shall constitute an event of default of the ISO under this Agreement:

(i) Failure by the ISO to perform any material obligation set forth in this Agreement and continuation of such failure for longer than thirty (30) days after the receipt by the ISO of written notice of such failure from a PTO; provided, however, that if the ISO is diligently pursuing a remedy during such thirty (30) day period, said cure period shall be extended for an additional thirty (30) days or as otherwise agreed by all affected Parties

(ii) If there is a dispute between the ISO and a PTO as to whether the ISO has failed to perform a material obligation, the cure period(s) provided in Section 10.03(a)(i) above shall run from the point at which a finding of failure to perform has been made by a Governmental Authority;

(iii) Any attempt (not including consideration of strategic options or entering into exploratory discussions) by the ISO to transfer an interest in, or assign its obligations under, this Agreement, except as otherwise permitted hereunder;

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(iv) Failure of the ISO (if it has received the necessary corresponding funds from ISO customers) to pay when due any and all amounts payable to any PTO by the ISO as part of the settlement process pursuant to Section 3.10 within three (3) Business Days;

(v) Failure of the ISO to pay when due any other amounts payable to any PTO by the ISO pursuant to this Agreement within thirty (30) days of the due date;

(vi) The exercise of Operating Authority or other responsibilities under this Agreement in a manner that results in a material amount of damage to or the destruction of a PTO’s Transmission Facilities due to the willful misconduct or gross negligence of the ISO or the repeated and persistent exercise by the ISO of its Operating Authority in a manner that subjects Transmission Facilities to the significant risk of a material amount of damage, provided that exercise by the ISO of its Operating Authority over any Transmission Facility both in accordance with the Operating Procedures and within the ratings established by a PTO for such Transmission Facility shall not be considered to subject such Transmission Facility to risk of damage and further provided that nothing in this Section 10.03(a)(v) shall be deemed to excuse the ISO from complying with its obligations under this Agreement or to limit the other events of default specified in this Section 10.03(a).

(vii) With respect to the ISO, (A) the filing of any petition in bankruptcy or insolvency, or for reorganization or arrangement under any bankruptcy or insolvency laws, or voluntarily taking advantage of any such laws by answer or otherwise or the commencement of involuntary proceedings under any such laws, (B) assignment by the ISO for the benefit of creditors; or (C) allowance by the ISO of the appointment of a receiver or trustee of all or a material part of its property if such receiver or trustee is not discharged within thirty (30) days after such appointment.

(b) Remedies for Default. If an event of default by the ISO occurs, each affected PTO shall have the right to avail itself of any or all of the following remedies, all of which shall be cumulative and not exclusive:

(i) To terminate its participation in this Agreement with respect to such PTO in accordance with Section 10.01(e); provided that if the ISO contests such allegation of an ISO event of default, this Agreement shall remain in effect pending resolution of the dispute, but any applicable notice period shall run during the pendency of the dispute;

(ii) To demand that the ISO shall immediately make arrangements for the orderly transfer of Operating Authority over such PTO’s Transmission Facilities and assist such PTO or such PTO’s designee in resuming performance

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of the functions comprising Operating Authority, provided that: (A) such PTO shall not be liable for the reimbursement of the ISO for any costs and expenses incurred by the ISO in connection therewith; (B) the ISO and all affected PTOs shall agree upon a plan addressing the technical and operational issues associated with such transfer of Operating Authority, and such plan has been implemented; and (C) if the Parties are unable to reach agreement on such plan, any affected Party shall have the right to submit the matter to FERC for resolution without additional negotiation under Section 11.14;

(iii) To demand that the ISO shall terminate any right of the ISO, immediately make arrangements for the orderly transfer of the ISO’s invoicing and collection functions with respect to such PTO and assist such PTO or such PTO’s designee in resuming performance of the functions the later of 20 days from the date of making such demand or the start of the next billing cycle. Without limiting the generality of the foregoing, the ISO agrees to deliver all information and files necessary to perform billing for regional transmission service (the “Regional Billing”), including but not limited to transferring all files then used by the ISO to prepare rate calculations and billing to a billing representative designated by the PTOs. The PTOs will provide the ISO, within 30 days of the Operations Date, with a list of the specific information and files necessary if the PTOs were to perform the Regional Billing;

(iv) To make any payment or perform or comply with any agreement that the ISO shall be obligated to pay, perform or comply with under this Agreement and the amount of reasonable expenses (including attorneys’ fees and any other reasonable professionals’ fees and expenses) of such PTO incurred in connection with such payment or the performance of or compliance with any such agreement shall be payable by the ISO upon demand;

(v) To obtain such specific performance and/or an injunction to prevent breaches of this Agreement and to enforce specifically the terms and conditions hereof; and/or

(vi) To obtain damages pursuant to the indemnity provisions of Sections 9.01 and 9.06 and for non-performance of invoicing/payment obligations under Section 3.10 of this Agreement.

10.04 Events of Default of a PTO.

(a) Events of Default of a PTO. Subject to the terms and conditions of this Section 10.04, the occurrence of any of the events listed below shall constitute an event of default of such PTO under this Agreement (in each instance, a “PTO Default”):

(i) Failure by such PTO to perform any material obligation set forth in this Agreement and continuation of such failure for longer than thirty (30) days

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after the receipt by such PTO of written notice of such failure from the ISO, provided, however, that if such PTO is diligently pursuing a remedy during such thirty (30) day period, said cure period shall be extended for an additional thirty (30) days or as otherwise agreed by all affected Parties;

(ii) If there is a dispute between a PTO and the ISO as to whether the PTO has failed to perform a material obligation, the cure period(s) provided in Section 10.04(a)(i) above shall run from the point at which a finding of failure to perform has been made by a Governmental Authority;

(iii) With respect to such PTO, (A) the filing of any petition in bankruptcy or insolvency, or for reorganization or arrangement under any bankruptcy or insolvency laws, or voluntarily taking advantage of any such laws by answer or otherwise or the commencement of involuntary proceedings under any such laws, (B) assignment by such PTO for the benefit of creditors; or (C) allowance by such PTO of the appointment of a receiver or trustee of all or a material part of its property if such receiver or trustee is not discharged within thirty (30) days after such appointment; or

(iv) Failure of the PTO to pay when due any amounts payable to the ISO by such PTO pursuant to this Agreement within thirty (30) days of the due date.

(b) Remedies for Default. If an event of default by a PTO occurs, the ISO shall have the following remedies, all of which shall be cumulative and not exclusive:

(i) terminate this Agreement with respect to such PTO in accordance with Section 10.01(e); provided that if such PTO contests such allegation of a PTO event of default, this Agreement shall remain in effect pending resolution of the dispute, but any applicable notice period shall run during the pendency of the dispute;

(ii) such specific performance and/or an injunction to prevent breaches of this Agreement and to enforce specifically the terms and conditions hereof; or

(iii) obtain damages pursuant to the indemnity provisions of Sections 9.01 and 9.06.

(c) Notwithstanding anything to the contrary herein, nothing in this Section 10.04 shall be deemed to give the ISO or any ISO agent or designee the right to exercise any functions other than those enumerated as Operating Authority in Section 3.02 or the right to take physical control of any PTO facilities.

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ARTICLE XI

MISCELLANEOUS

11.01 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing and any such communication or notice shall become effective (a) upon personal delivery thereof, including by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by facsimile, upon receipt thereof; provided that such transmission is promptly confirmed by either of the methods set forth in clauses (a) or (b) above, in each case addressed to each party and copy party hereto at its address set forth in Schedule 11.01 or, in the case of any such party or copy party hereto, at such other address as such party or copy party may from time to time designate by written notice to the other parties hereto; further provided that a notice given in connection with this Section 11.01 but received on a day other than a Business Day, or after business hours in the situs of receipt, will be deemed to be received on the next Business Day.

11.02 Supersession of Prior Agreements. With respect to the subject matter hereof, this Agreement (together with all schedules and exhibits attached hereto) constitutes the entire agreement and understanding among the Parties with respect to all subjects covered by this Agreement and supersedes all prior discussions, agreements and understandings among the Parties with respect to such matters, including those agreements set forth on Schedule 11.02 attached hereto. To the extent that such other agreements address subjects addressed in this Agreement, this Agreement shall govern.

11.03 Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, shall be cumulative and not alternative.

11.04 Amendment; Limitations on Modifications of Agreement.

(a) Except as otherwise specifically provided herein, this Agreement shall only be subject to modification or amendment as follows:

(i) Establishment of Committee. The PTOs shall form a PTO Administrative Committee (“PTO AC”) which shall meet periodically (1) to consider recommendations to the ISO regarding actions, policies and rules of the ISO affecting the PTOs’ Transmission Facilities; (2) to consider and vote upon proposed amendments to this Agreement; (3) to consult with the ISO as may be provided for under this Agreement; and (4) to consider any other matters relating

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to the administration of this Agreement by the PTOs. The PTO AC shall be organized in the manner described in Schedule 11.04.

(ii) Amendments to Section 11.04(a)(iii) and Schedule 11.04. Notwithstanding anything in this Agreement which may be construed to the contrary, the PTOs may unilaterally amend or revise Sections 11.04(a)(iii)(B) and 11.04(a)(iii)(C) of this Agreement and Schedule 11.04 to this Agreement through a vote of the PTO AC as set forth in Section 12 of Schedule 11.04, without the consent of the ISO, and may submit such amended Agreement under Section 205 of the Federal Power Act. Notwithstanding anything in this Agreement which may be construed to the contrary, the ISO may unilaterally amend or revise section 11.04(a)(iii)(A) of this Agreement through the process set forth in that subsection, without the consent of the PTOs, and may submit such amended Agreement under Section 205 of the Federal Power Act.

(iii) Amendments to this Agreement. Except as set forth in section 11.04(a)(ii), this Agreement may be amended by mutual agreement of the PTOs and the ISO and the acceptance of any such amendment by FERC.

(A) ISO Agreement to Amendments. The ISO shall be deemed to have agreed to such amendment upon execution of the amendment.

(B) PTO Agreement to General Amendments. Except as otherwise provided in sections 11.04(a)(iii)(C) and 11.04(a)(iii)(D), the PTOs will be deemed to have agreed to such amendment upon a vote of the PTOs meeting all of the following criteria:

(1) Weighted Voting. A vote to approve an amendment to this Agreement under this Section 11.04(a)(iii)(B) shall be cast by a number of the Individual Votes of the PTOs equal to or greater than sixty-five (65) percent of the aggregate Individual Votes of all the PTOs;

(2) Support of Non-Affiliated PTOs. In addition to the Individual Votes satisfying Section 11.04(a)(iii)(B)(i), a vote of the PTOs to approve an amendment to this Agreement under this Section 11.04(a)(iii)(B) shall be cast by a number of Non-Affiliated PTOs that have Supporting Votes-that are equal to or greater than (x) fifty (50) percent of such Non-Affiliated PTOs or (y) four (4), whichever is less; and;

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(3) Limits on a Single PTO Veto. The negative vote of a single PTO with Individual Votes equal to thirty-five (35) but not more than fifty (50) percent of the aggregate Individual Votes of the PTOs shall not cause the amendment to fail if the combined Individual Votes of the PTOs voting in favor of the amendment are equal to or greater than ninety-five (95) percent of the Individual Votes of all the remaining PTOs. The negative vote of a single PTO with Individual Votes greater than fifty (50) percent of the aggregate Individual Votes of the PTOs voting shall cause the amendment to fail.

(C) PTO Agreement Requiring a Super Majority Vote. The PTOs will be deemed to have agreed to an amendment to Section 3.04(b) of this Agreement upon a vote of the PTOs meeting both of the following criteria:

(1) Weighted Voting. A vote to approve an amendment to section 3.04(b) of this Agreement shall be cast by a number of the Individual Votes of the PTOs equal to or greater than ninety-five (95) percent of the aggregate Individual Votes of all the PTOs; and

(2) Support of Non-Affiliated PTOs. In addition to the Individual Votes satisfying Section 11.04(a)(iii)(C)(i), a vote of the PTOs to approve an amendment to section 3.04(b) of this Agreement shall be cast by a number of Non-Affiliated PTOs that have Supporting Votes-that are equal to or greater than (x) seventy (70) percent of such Non-Affiliated PTOs or (y) five (5), whichever is less.

(D) PTO Agreement Requiring Consent of Affected Party. Notwithstanding anything in this Agreement which may be construed to the contrary, the PTO rights and privileges contained in sections 2.01, 3.04(a), 3.04(j), 3.04(k), 3.07, 3.13, 10.01(a), 10.01(b), and 11.04 of this Agreement and sections 12 and 13 of Schedule 11.04 to this Agreement shall not be modified or diminished by amendment to this Agreement or in any other way without the prior written consent of each PTO that may be affected thereby.

(E) Amendments to PTO Voting Provisions to Reflect Additional Participating Transmission Owners. If an

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unaffiliated transmission utility from outside the New England Control Area becomes or is about to become an Additional Participating Transmission Owner pursuant to Section 11.05 of this Agreement, and if any initial PTO’s Individual Vote will change by more than 20 percent as a result, the PTOs shall enter into good faith negotiations to consider appropriate modifications to Sections 11.04(a)(iii)(B) and 11.04(a)(iii)(C) of this Agreement and Schedule 11.04 to this Agreement. The PTOs may unilaterally amend or revise Sections 11.04(a)(iii)(B) and 11.04(a)(iii)(C) of this Agreement and Schedule 11.04 to this Agreement through a vote of the PTO AC as set forth in Section 11.04(a)(iii)(D), without the consent of the ISO, and may submit such amended Agreement to the FERC under Section 205 of the Federal Power Act.

(F) Supporting Votes. Each PTO that has a minimum of one (1) percent of the aggregate Individual Votes of all the PTOs at the time of the applicable PTO AC meeting shall have a single “Supporting Vote.” The Individual Votes of any group of two or more PTOs that each have an Individual Vote of less than one (1) percent may be combined and voted so that if the combined Individual Votes of such PTOs are equal to or greater than one (1) percent of the aggregate Individual Votes of all the PTOs at the time of the applicable PTO AC meeting, such combined Individual Votes shall be counted as a single Supporting Vote. Subject to a sufficient number of Publicly-Owned PTOs executing this Agreement, as of the Operations Date the combined Individual Votes of all of the Publicly-Owned PTOs is expected to be greater than one (1) percent of the aggregate Individual Votes of all the PTOs. In the event that the combined Individual Votes of all of the Publicly-Owned PTOs as of the Operations Date is greater than one (1) percent of the aggregate Individual Votes of all the PTOs, if at any time after the Operations Date, all of the Publicly-Owned PTOs have Individual Votes of less than one (1) percent of the aggregate Individual Votes of all of the PTOs due to the addition of new transmission assets and the depreciation of existing transmission assets, then the combined Individual Votes of all of the Publicly Owned PTOs shall nonetheless be counted as a single Supporting Vote.

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(b) In light of the foregoing, the Parties agree that they shall not rely to their detriment on any purported amendment, waiver or other modification of any rights under this Agreement unless the requirements of this Section 11.04 are satisfied and further agree not to assert equitable estoppel or any other equitable theory to prevent enforcement of this provision in any court of law or equity, arbitration or other proceeding.

(c) Absent the agreement of the Parties to any proposed change hereof or an amendment hereof pursuant to Section 11.04(a), the standard of review for changes to the following sections of this Agreement (or changes to any schedules associated with such sections) proposed by a Party, a non-party or the Federal Energy Regulatory Commission acting sua sponte shall be the “public interest” standard of review under the Mobile-Sierra Doctrine: 2.01, 2.04, 3.01, 3.02, 3.03, 3.04, 3.05, 3.06, 3.07, 3.09, 3.10, 3.11, 3.13, 3.14, 4.01(e), 6.06, 6.07, 6.08, 9.01, 9.06, 10.02, 10.03, 10.04, 11.04(a) - (d), 11.05, 11.06, 11.08, 11.17, 11.19(d), and Article I, as it applies to the foregoing sections. Absent the agreement of the Parties to any proposed change hereof or an amendment hereof pursuant to Section 11.04(a), with respect to changes to the remaining provisions of this Agreement proposed by a Party, a non-party or the Federal Energy Regulatory Commission acting sua sponte, the standard of review shall be that provided under Section 206 of the Federal Power Act.

(d) Notwithstanding the Parties’ rights under Section 3.04 hereof, neither the ISO nor any PTO shall propose to modify or amend the ISO OATT nor any other tariff, rate schedule, procedure, protocol, or agreement applicable to the ISO or the PTOs in any manner that would limit, alter, or adversely affect the rights and responsibilities of the non-proposing Parties under this Agreement or that would otherwise be inconsistent with the provisions of this Agreement unless: (i) the PTOs and the ISO have entered into a prior written agreement to make corresponding modifications to this Agreement in accordance with this Section 11.04, or (ii) if corresponding modifications to the provisions of this Agreement enumerated in Section 11.04(c) above are required, the proposing Party also requests FERC to find (or FERC has already so found) that the corresponding modifications are required under the “public interest” standard of review under the Mobile-Sierra Doctrine or (iii) if corresponding modifications to the remainder of the Agreement are required, the proposing Party also requests FERC to find (or FERC has already so found) that the corresponding modifications are required under the standard of review under Section 206 of the Federal Power Act.

(e) The Parties shall notify stakeholders of proposed amendments to this Agreement by posting such amendments on the ISO website prior to the filing of such amendments with FERC and shall consider stakeholder input concerning such proposed amendments.

11.05 Additional Participating Transmission Owners. After the Operations Date, subject to the terms set forth herein, including Section 6.06, any owner of transmission facilities may become a PTO under this Agreement and a Party to this Agreement by executing and delivering a counterpart to this Agreement with the consent or approval of the ISO, such consent or approval not to be unreasonably withheld. Owners of transmission facilities that become

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PTOs pursuant to the terms of this Section 11.05 shall be referred to herein as “Additional Participating Transmission Owners”; provided, however, that, notwithstanding any other provision contained herein to the contrary, Independent Transmission Companies shall not be deemed to be Additional Participating Transmission Owners hereunder. Notwithstanding Section 11.04 or any other provision contained herein to the contrary, Additional Participating Transmission Owners may become parties to this Agreement without any consent or approval of the other PTOs and without any amendment to this Agreement, except that this Agreement may be amended pursuant to Section 11.04(a)(iii)(E) if an unaffiliated transmission utility from outside the Control Area becomes or is about to become an Additional Participating Transmission Owner.

11.06 Integration Charges. Each Additional Participating Transmission Owner that enters into this Agreement after the Operations Date shall pay upon joining or shall promptly reimburse the ISO and each affected PTO for (a) all incremental costs, expenses and charges (including those incurred by the ISO or other PTOs) that, as determined by the ISO, result from the integration of such PTO’s transmission system into the Transmission Facilities over which the ISO exercises Operating Authority and produce an increase in ISO Administrative Charges assessed against users of the New England Transmission System; and (b) such PTO’s Pro Rata Share of the aggregate start-up costs recovered up to that date by the ISO. The ISO shall not implement any integration until it has received from the Additional Participating Transmission Owner payment in full for all such payments or secured a binding agreement that obligates the Additional Participating Transmission Owner to pay all such costs, expenses and other charges as they come due.

11.07 No Third Party Beneficiaries. Except as provided in Article IX, it is not the intention of this Agreement or of the Parties to confer a third party beneficiary status or rights of action upon any Person or entity whatsoever other than the Parties and nothing contained herein, either express or implied, shall be construed to confer upon any Person or entity other than the Parties any rights of action or remedies either under this Agreement or in any manner whatsoever.

11.08 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by a Party (including by operation of law) without the prior written consent of each other Party in its sole discretion and any attempt at assignment in contravention of this Section 11.08 shall be void. Any PTO may assign or transfer any or all of its rights, interests and obligations hereunder upon the transfer of its assets through sale, reorganization, or other transfer, provided that:

(a) the PTO’s successors and assigns shall agree to be bound by the terms of this Agreement except that PTO’s successors and assigns shall not be required to be bound by any obligations hereunder to the extent that the PTO has agreed to retain such obligations; and

(b) notwithstanding (a), the PTO shall assign or transfer to any new owner of Transmission Facilities subject to this Agreement all of the rights, responsibilities and obligations associated with the physical operation of such Transmission Facilities as well as all

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of the rights, responsibilities and obligations associated with the ISO’s Operating Authority with respect to such Transmission Facilities, further provided that the new owner shall have the right to retain one or more subcontractors to perform any or all of its responsibilities or obligations under this Agreement.

Subject to the foregoing, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective permitted successors and assigns. No assignment shall be effective until the PTO receives all required regulatory approvals for such assignment.

11.09 Further Assurances; Information Policy; Access to Records.

(a) Each Party agrees, upon another Party’s request, to make Commercially Reasonable Efforts to execute and deliver such additional documents and instruments, provide information, and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and of the transactions contemplated hereby.

(b) The ISO shall, upon a PTO’s request, make available to such PTO any and all information within the ISO’s custody or control that is necessary for such PTO to perform its responsibilities and obligations or enforce its rights under this Agreement, provided that such information shall be made available to such PTO only to the extent permitted under the ISO Information Policy and subject to any applicable restrictions in the ISO Information Policy, including provisions of the ISO Information Policy governing the confidential treatment of non-public information, and provided further that any PTO employee or employee of a PTO’s Local Control Center shall comply with such ISO Information Policy and any applicable standards of conduct to prevent the disclosure of such information to any unauthorized Person. Any dispute concerning what information is necessary for a PTO to perform its responsibilities and obligations or enforce its right under this Agreement shall be subject to dispute resolution under Section 11.14 of this Agreement.

(c) Each PTO shall, upon the ISO’s request, make available to the ISO any and all information within the PTO’s custody or control that is necessary for the ISO to perform its responsibilities and obligations or enforce its rights under this Agreement, provided that such information shall be shall be made available to the ISO only to the extent permitted under the ISO Information Policy and subject to any applicable restrictions in the ISO Information Policy, including provisions of the ISO Information Policy governing the confidential treatment of non-public information, and provided further that any ISO employee shall comply with such ISO Information Policy and any applicable standards of conduct to prevent the disclosure of such information to any unauthorized Person. Any dispute concerning what information is necessary for the ISO to perform its responsibilities and obligations or enforce its right under this Agreement shall be subject to dispute resolution under Section 11.14 of this Agreement.

(d) If, in order to properly prepare its Tax Returns, other documents or reports required to be filed with Governmental Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that the ISO or any PTO be furnished with additional

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information, documents or records not referred to specifically in this Agreement, and such information, documents or records are in the possession or control of the ISO or a PTO, the ISO or such PTO shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the ISO’s or such PTO’s request, cost and expense. Any information obtained by the ISO or a PTO in accordance with this paragraph shall be subject to any applicable provisions of the ISO Information Policy.

(e) Notwithstanding anything to the contrary contained in this Section 11.09:

(i) no Party shall be obligated by this Section 11.09 to undertake studies or analyses that such Party would not otherwise be required to undertake or to incur costs outside the normal course of business to obtain information that is not in such Party’s custody or control at the time a request for information is made pursuant to this Section 11.09;

(ii) if any PTO and the ISO are in an adversarial relationship in litigation or arbitration (other than with respect to litigation or arbitration to enforce this Section 11.09), the furnishing of information, documents or records by the ISO or such PTO in accordance with this Section 11.09 shall be subject to applicable rules relating to discovery;

(iii) no Party shall be compelled to provide any privileged and/or confidential documents or information that are attorney work product or subject to the attorney/client privilege; and

(iv) no Party shall be required to take any action that impairs or diminishes its rights under this Agreement, diminishes any other Party’s obligations under this Agreement or otherwise lessens the value of this Agreement to such Party.

11.10 Business Day. Notwithstanding anything herein to the contrary, if the date on which any payment is to be made pursuant to this Agreement is not a Business Day, the payment otherwise payable on such date shall be payable on the next succeeding Business Day with the same force and effect as if made on such scheduled date and, provided such payment is made on such succeeding Business Day, no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.

11.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware including all matters of construction, validity and performance without regard to the conflicts-of-laws provisions thereof.

11.12 Consent to Service of Process. Each of the Parties hereby consents to service of process by registered mail, Federal Express or similar courier at the address to which notices to it are to be given, it being agreed that service in such manner shall constitute valid service upon such party or its respective successors or assigns in connection with any such action or

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proceeding; provided, however, that nothing in this Section 11.12 shall affect the right of any such Parties or their respective successors and permitted assigns to serve legal process in any other manner permitted by applicable Law or affect the right of any such Parties or their respective successors and assigns to bring any action or proceeding against any other one of such Parties or its respective property in the courts of other jurisdictions.

11.13 Specific Performance; Force Majeure. (a) Specific Performance. The Parties specifically acknowledge that a breach of this Agreement, whether or not an Event of Default, and notwithstanding any cure period in Section 10.03(b), would cause each of the non-breaching Parties to suffer immediate and irreparable harm due to the unique relationship among the Parties. The Parties hereto shall be entitled to seek specific performance and/or an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and conditions hereof in any court of competent jurisdiction, such remedy being in addition to any other remedy to which any Party may be entitled at law or in equity.

(b) Force Majeure. A Party shall not be considered to be in default or breach under this Agreement, and shall be excused from performance or liability for damages to any other party, if and to the extent it shall be delayed in or prevented from performing or carrying out any of the provisions of this Agreement, except the obligation to pay any amount when due, in consequence of any act of God, labor disturbance, failure of contractors or suppliers of materials (not including as a result of non-payment), act of the public enemy or terrorists, war, invasion, insurrection, riot, fire, storm, flood, ice, explosion, breakage or accident to machinery or equipment or by any other cause or causes (not including a lack of funds or other financial causes) beyond such Party’s reasonable control, including any order, regulation, or restriction imposed by governmental, military or lawfully established civilian authorities. Any Party claiming a force majeure event shall use reasonable diligence to remove the condition that prevents performance, except that the settlement of any labor disturbance shall be in the sole judgement of the affected Party.

11.14 Dispute Resolution. The Parties agree that any dispute arising under this Agreement shall be the subject of good-faith negotiations among the affected Parties and affected market participants, if any. Each affected Party and each affected market participant shall designate one or more representatives with the authority to negotiate the matter in dispute to participate in such negotiations. The affected Parties and affected market participants shall engage in such good- faith negotiations for a period of not less than 60 calendar days, unless: (a) a Party or market participant identifies exigent circumstances reasonably requiring expedited resolution of the dispute by FERC or a court or agency with jurisdiction over the dispute; or (b) the provisions of this Agreement otherwise provide a Party the right to submit a dispute directly to FERC for resolution. Any other dispute that is not resolved through good- faith negotiations may, by any Party or any market participant, be submitted for resolution by FERC or a court or agency with jurisdiction over the dispute upon the conclusion of such negotiations. Any Party or market participant may request that any dispute submitted to FERC for resolution be subject to FERC settlement procedures. Notwithstanding the foregoing, any dispute arising under this Agreement may be submitted to arbitration or any other form of alternative dispute resolution

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upon the agreement of all affected Parties and all affected market participants to participate in such an alternative dispute resolution process.

11.15 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any Party under this Agreement shall not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) the court holding such provision to be illegal, invalid or unenforceable may in lieu of such provision add as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as it deems appropriate; provided that nothing in this Section 11.15 shall limit a Party’s right to appeal conditions to regulatory approval in accordance with Section 11.20(d).

11.16 Headings and Table of Contents. The headings of the sections of this Agreement and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

11.17 Liabilities; No Joint Venture.

(a) The obligations and liabilities of the ISO and each PTO arising out of or in connection with this Agreement shall be several, and not joint, and each Party shall be responsible for its own debts, including Taxes. No Party shall have the right or power to bind any other Party to any agreement without the prior written consent of such other Party. The Parties do not intend by this Agreement to create nor does this Agreement constitute a joint venture, association, partnership, corporation or an entity taxable as a corporation or otherwise. No express or implied term, provision or condition of this Agreement shall be deemed to constitute the parties as partners or joint venturers.

(b) To the extent any Party has claims against any other Party, such Party may only look to the assets of the other Party for the enforcement of such claims and may not seek to enforce any claims against the directors, members, officers, employees, affiliates, or agents of such other Party who, each Party acknowledges and agrees, have no liability, personal or otherwise, by reason of their status as directors, members, officers, employees, affiliates, or agents of that Party, with the exception of fraud or willful misconduct.

11.18 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. The parties hereto agree that any document or signature delivered by facsimile transmission shall be deemed an original executed document for all purposes hereof.

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11.19 Conditions Precedent. Notwithstanding anything to the contrary in this Agreement, this Agreement shall not be effective with respect to any Party unless all of the conditions precedent set forth in this Section 11.19 shall have been satisfied or waived.

(a) Required Regulatory Approvals. All final required regulatory approvals shall have been obtained and be in full force and effect and shall not be subject to the satisfaction of any condition or conditions that, if accepted, would: (i) in the case of a PTO, in the reasonable judgment of such PTO, in the aggregate have a material adverse effect on the value of the PTO’s Transmission Facilities, its expected level of transmission revenues, or its electric utility business, revenues, or financial condition, unless such PTO waives said condition, provided however, that with respect to any required regulatory approval obtained from a Governmental Authority of a State, the condition set forth in this clause shall apply only if such PTO operates its Transmission Business within such State; and (ii) in the case of the ISO, in its reasonable judgment, have a material adverse effect on the ISO’s ability to perform its obligations under this or any other agreement to which it is subject, unless the ISO waives such condition.

(b) Board Consent. The board of directors of each Party, in its sole discretion, shall have authorized and approved such Party’s executing, delivering and performing this Agreement.

(c) Additional Conditions Precedent. Additional conditions precedent are listed on Schedule 11.19(c).

(d) PTOs That Own Facilities Financed by Local Furnishing Bonds or Other Tax-Exempt Debt. As indicated in Section 3.13, each PTO that owns Transmission Facilities financed through Local Furnishing Bond(s) or other Tax-Exempt Debt shall have adequate assurance, in the opinion of each such PTO, that execution and performance of its obligations under this Agreement will not jeopardize the tax-exempt status of their respective Tax-Exempt Debt or the ability of such PTOs to secure future tax-exempt financing.

(e) Right to Appeal Conditions to Regulatory Approval. In the event that a Governmental Authority conditions its regulatory approval of this Agreement on acceptance of a contractual provision, contractual modification, or any other condition or ruling related to formation of the New England RTO that is not acceptable to any Party, such Party shall have the option of agreeing to permit this Agreement to become effective with the condition or ruling to which it objects and appeal the propriety of the condition or ruling to courts of competent jurisdiction; provided that, in the event a Final Order requires a vacation or modification of such objectionable condition or ruling, this Agreement shall thereupon be modified consistent with that Final Order; provided, however, that other Parties may exercise their rights to withdraw from or terminate this Agreement pursuant to Section 10.01(b) or Section 10.01(d), as applicable.

11.20 Preserved Rights. No Party, by executing this Agreement, shall waive any rights to seek rehearing of a Commission order or to appeal a Commission order, including

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Commission orders concerning the terms and conditions of the NEPOOL tariff and market rules in effect prior to the Operations Date to the extent such terms and conditions have been incorporated into the ISO Tariff. The Parties expressly reserve the rights to pursue all pending requests for rehearing or appeals of such orders, and to file pleadings relating to such requests for rehearing or appeals, to the same extent as if the NEPOOL tariff were still in effect. Changes to the ISO Tariff shall be made to the extent necessary to comply with the results of a Commission rehearing order or judicial appeal concerning the terms and conditions of the NEPOOL tariff and market rules in effect prior to the Operations Date to the extent such terms and conditions have been incorporated into the ISO Tariff. The foregoing sentence shall not be deemed to prevent a Party from expressing its views to the Commission or a court regarding the foregoing compliance filing.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party as of the date first above written.

[The names of the Initial PTOs will be submitted in a compliance filing prior to the Operations Date.]

Page No. 76

Schedule 1.01

Schedule of Definitions

Acquired Transmission Facilities. Any transmission facility acquired within the New England Control Area by one or more PTOs after the Operations Date that meets the classification standards set forth in Section 2.01(e).

Additional Participating Transmission Owners. “Additional Participating Transmission Owners” shall have the meaning ascribed thereto in Section 11.05 of this Agreement.

Additional Term. “Additional Term” shall have the meaning ascribed thereto in Section 10.01(a) of this Agreement.

Affiliate. Any person or entity which controls, is controlled by, or is under common control by another person or entity. For purposes of this definition, “control” shall mean the possession, directly or indirectly and whether acting alone or in conjunction with others, of the authority to direct the management or policies of a person or entity. A voting interest of ten percent or more shall create a rebuttable presumption of control.

Agreement. This Transmission Operating Agreement, as it may be amended from time to time.

Ancillary Service. Those services that are necessary to support the transmission of electric capacity and energy from resources to loads while maintaining reliable operation of the transmission system in accordance with Good Utility Practice.

Approved Outages. “Approved Outages” shall have the meaning ascribed thereto in Section 3.08(a)(iv) of this Agreement.

ATC. Available Transfer Capability.

Back-up Control Center. The control center established by the ISO as a back-up to the ISO Control Center.

Back-up Control Center Lease. The lease for premises in Newington, Connecticut entered into by ISO New England Inc. and Rocky River Realty Company for an initial term ending July 31, 2005, and subject to the right of the tenant to four three-year extensions.

Best’s. The A.M. Best Company.

Business Day. Any day other than a Saturday or Sunday or an ISO holiday, as posted by the ISO on its website.

Category A Facilities. Those transmission facilities listed in Schedule 2.01(a) of the Agreement, as that list may be modified from time to time in accordance with the terms of this Agreement.

Category B Facilities. Those transmission facilities listed in Schedule 2.01(b) of the Agreement, as that list may be modified from time to time in accordance with the terms of this Agreement.

CBM. Capacity Benefit Margin.

Commercially Reasonable Efforts: A level of effort which in the exercise of prudent judgment in the light of facts or circumstances known, or which should reasonably be known, at the time a decision is made, can be expected by a reasonable person to accomplish the desired result in a manner consistent with Good Utility Practice and which takes the performing party’s interests into consideration. “Commercially Reasonable Efforts” will not be deemed to require a Person to undertake unreasonable measures or measures that have a significant adverse economic affect on such Person, including the payment of sums in excess of amounts that would be expended in the ordinary course of business for the accomplishment of the stated purpose.

Commission. The Federal Energy Regulatory Commission.

Control Area. An electric power system or combination of electric power systems, bounded by metering, to which a common automatic generation control scheme is applied in order to:

(a) match, at all times, the power output of the generators within the electric power system(s) and capacity and energy purchased from entities outside the electric power system(s), with the load within the electric power system(s);

(b) maintain scheduled interchange with other Control Areas, within the limits of Good Utility Practice;

(c) maintain the frequency of the electric power system(s) within reasonable limits in accordance with Good Utility Practice and applicable NERC/NPCC Requirements; and

(d) provide sufficient generating capacity to maintain operating reserves in accordance with Good Utility Practice.

Control Center Lease. The Master Leasing Agreement, dated as of May 31, 1990, by and between Bankers Leasing corporation, as lessor, and State Street Bank and Trust Company of Connecticut, N.A., not in its individual capacity, but solely as Successor Nominee Trust under a Declaration of Trust, dated as of June 14, 1990, for beneficiaries listed in schedule 1 thereto, and as agent for the NEPOOL participants, as lessee.

Cooperative PTO. A PTO that has loans financed or guaranteed by the Rural Utilities Service.

Cooperative TO. A transmission owner has loans financed or guaranteed by the Rural Utilities Service.

Coordination Agreement. An agreement between the ISO and the operator(s) of one or more neighboring Control Areas addressing issues including interchange scheduling, operational arrangements, emergency procedures, energy for emergency and reliability needs, the exchange of information among Control Areas, and other aspects of the coordinated operation of the Control Areas.

Disbursement Agreement The Rate Design and Funds Disbursement Agreement among the PTOs, as amended and restated from time to time.

Elective Transmission Upgrade. A Transmission Upgrade constructed by any Person which is not required to be constructed pursuant to any applicable requirement of this Agreement, but which may be subject to applicable requirements set forth in the ISO OATT and this Agreement.

Elective Transmission Upgrade Applicant. “Elective Transmission Upgrade Applicant” shall have the meaning ascribed thereto in Section 2.05 of this Agreement.

Emergent and Unanticipated Event. For purposes of Section 3.08, “Emergent and Unanticipated Event” shall have the meaning ascribed thereto in Section 3.08(b)(ii)(B) of this Agreement.

Environment. Soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

Environmental Damages. “Environmental Damages” shall mean any cost, damages, expense, liability, obligation or other responsibility arising from or under Environmental Law consisting of or relating to:

(a) any environmental matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

(b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial or inspection costs and expenses arising under Environmental Law;

(c) financial responsibility under Environmental Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment or other remediation or response actions (“Cleanup”) required by applicable Environmental Law (whether or not such Cleanup has been required or requested by any Governmental Authority or any other Person) and for any natural resource damages; or

(d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law.

Environmental Laws. Any Law now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the Environment, health or safety or to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

Excepted Transactions. “Excepted Transactions” shall have the meaning ascribed thereto in the ISO OATT.

Excluded Assets. “Excluded Assets” shall have the meaning ascribed thereto in Section 2.04 of this Agreement.

Exigent Circumstances. “Exigent Circumstances” shall mean circumstances such that the ISO determines in good faith that (i) failure to immediately implement a proposed Tariff filing authorized under Sections 3.04(c) and 3.04(e) of this Agreement would substantially and adversely affect (A) System reliability or security, or (B) the competitiveness or efficiency of the New England Markets, and (ii) invoking the procedures set forth in Sections 3.04(c) and 3.04(e) of this Agreement would not allow for timely redress of the ISO’s concerns.

Existing Operating Procedures. “Existing Operating Procedures” shall have the meaning ascribed thereto in Section 3.02(d) of this Agreement.

External Transactions. Interchange transactions between the New England Transmission System and neighboring Control Areas.

FACTS. Flexible AC Transmission Systems.

FERC. The Federal Energy Regulatory Commission.

Final Order. An order issued by a Governmental Authority in a proceeding after all opportunities for rehearing are exhausted (whether or not any appeal thereof is pending) that has not been revised, stayed, enjoined, set aside, annulled or suspended, with respect to which any required waiting period has expired, and as to which all conditions to effectiveness prescribed therein or otherwise by law, regulation or order have been satisfied.

Financial Assurances. “Financial Assurances” shall have the meaning ascribed thereto in Section 3.10(b) of this Agreement.

FPA. The Federal Power Act.

FTR. A Financial Transmission Right, as defined in the ISO OATT.

Generally Accepted Accounting Principles. The widely accepted set of rules, conventions, standards, and procedures for reporting financial information, as established by the Financial Accounting Standards Board.

Generating Unit. A device for the production of electricity.

Good Utility Practice. Any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Good Utility Practice is not intended to be limited to the optimum practice, method, or act to the exclusion of all others, but rather includes all acceptable practices, methods, or acts generally accepted in the region.

Governmental Authority. The government of any nation, state or other political subdivision thereof, including any entity exercising executive, military, legislative, judicial, regulatory, or administrative functions of or pertaining to a government, not including any PTO or the ISO.

Grandfathered Interconnection Agreement. An agreement or agreements for the interconnection of any entity to the Transmission Facilities of a PTO that has been executed or approved by an applicable Governmental Authority prior to the Operations Date and that is set forth in Schedule 3.1l(c) to this Agreement.

Grandfathered Intertie Agreement. An agreement or agreements for the provision of transmission service over a Control Area intertie or for the interconnection of the Transmission Facilities of a PTO with facilities outside the New England Control Area that has been executed or approved by an applicable Governmental Authority prior to the Operations Date and that is set forth in Schedule 3.11 (b) of this Agreement.

Grandfathered Transmission Agreements. “Grandfathered Transmission Agreements” shall consist of all Excepted Transactions, Grandfathered Interconnection Agreements and Grandfathered Intertie Agreements.

Hazardous Materials. Any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

Highgate Transmission Facility (HTF). “Highgate Transmission Facility (HTF) shall consist of existing U.S.-based transmission facilities covered under the Agreement for Joint Ownership, Construction and Operation of the Highgate Transmission Interconnection dated as of August 1, 1984 including (1) the whole of a 200 megawatt high-voltage, back-to-back, direct-current converter facility located in Highgate, Vermont and (2) a 345 kilovolt transmission line within Highgate and Franklin, Vermont (which connects the converter facility at the U.S.-Canadian border to a Hydro-Quebec 120 kilovolt line in Bedford, Quebec). The HTF include any upgrades associated with increasing the capacity or changing the physical characteristics of these facilities as defined in the above stated agreement dated August 1, 1984 until the Operations

Date, as defined in this Agreement. The current HTF rating is a nominal 225 MW. The HTF are not defined as PTF. Coincident with the Operations Date and except as stipulated in Schedules 9, 12, and Attachment F to the ISO OATT, HTF shall be treated in the same manner as PTF for purposes of the ISO OATT and all references to PTF in the ISO OATT shall be deemed to apply to HTF as well. The treatment of the HTF is not intended to establish any binding precedent or presumption with regard to the treatment for other transmission facilities within the New England Transmission System (including HVDC, MTF, or Control Area Interties) for purposes of the ISO OATT.

Indemnifiable Loss. “Indemnifiable Loss” shall have the meaning ascribed thereto in Section 9.01(a)(i) of this Agreement.

Indemnified Person. “Indemnified Person” shall have the meaning ascribed thereto in Section 9.0l(b) of this Agreement.

Indemnified PTO. “Indemnified PTO” shall have the meaning ascribed thereto in Section 9.01(a)(i) of this Agreement.

Indemnifying Party. “Indemnifying Party” shall have the meaning ascribed thereto in Section 9.02 of this Agreement.

Indemnifying PTO. “Indemnifying PTO” shall have the meaning ascribed thereto in Section 9.0l(b) of this Agreement.

Indemnitee. “Indemnitee” shall have the meaning ascribed thereto in Section 9.02 of this Agreement.

Independent Transmission Company or ITC. A transmission entity that assumes certain responsibilities in accordance with Attachment M to the ISO OATT, subject to the acceptance or approval of the FERC and a finding of the FERC that the transmission entity satisfies applicable independence requirements.

Individual Votes. “Individual Votes” shall have the meaning ascribed thereto in Section 13 of Schedule 11.04 to this Agreement.

Initial Participating Transmission Owners. The transmission owners listed in the opening paragraph of the Agreement that are signatories to this Agreement as of the Operations Date.

Initial Term. “Initial Term” shall have the meaning ascribed thereto in Section 10.01(a) of this Agreement.

Interconnection Agreement. An agreement or agreements for the interconnection of any entity to the Transmission Facilities of a PTO.

Interconnection Standard. The applicable interconnection standards set forth in the ISO OATT.

Invoiced Amount. “Invoiced Amount” shall have the meaning ascribed thereto in Section 3.10(a)(i) of the Agreement.

ISO. ISO New England Inc., the RTO for New England authorized by the Federal Energy Regulatory Commission to exercise the functions required pursuant to FERC’s Order No. 2000 and FERC’s corresponding regulations.

ISO Administrative Charge. “ISO Administrative Charge” shall have the meaning ascribed thereto in Section 3.04(h) of this Agreement.

ISO Control Center. The primary control center established by the ISO for the exercise of its Operating Authority and the performance of functions as an RTO.

ISO Customers. “ISO Customers” shall have the meaning ascribed thereto in Section 3.10(b) of this Agreement.

ISO Default. “ISO Default” shall have the meaning ascribed thereto in Section 10.03(a) of this Agreement.

ISO Information Policy. The information policy set forth in the ISO OATT.

ISO-NE. ISO New England, Inc.

ISO OATT. The ISO Open Access Transmission Tariff, as in effect from time to time.

ISO Participants Agreement. The agreement among the ISO and stakeholder participants addressing, inter alia, the stakeholder process for the ISO.

ISO Planning Process. The process set forth in the ISO OATT, for the coordinated planning and expansion of the New England Transmission System with provision for the participation of all state regulatory authorities with jurisdiction over retail rates in the ISO region acceptable to those authorities, which process shall be subject to certain terms and conditions set forth in Schedule 3.09(a).

ISO System Plan. The regional system expansion plan for the New England Transmission System.

ISO Tariff. The ISO Transmission, Markets and Services Tariff, as amended from time to time, on file with FERC.

Knowledge. With respect to a Party, the collective actual knowledge of the directors and members of management of such Party, after reasonable inquiry by them of selected employees of such Party whom they believe, in good faith, to be the persons generally responsible for the subject matters to which the knowledge is pertinent. “Known” shall have the meaning correlative to “Knowledge.”

Large Generating Unit. “Large Generating Unit” shall have the meaning ascribed thereto in the ISO OATT.

Law. Any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

Load Shedding. The systematic reduction of system demand by temporarily decreasing load.

Local Area Facilities. “Local Area Facilities” shall have the meaning ascribed thereto in Section 2.01 of this Agreement.

Local Control Center. Those control centers now in existence (including the CONVEX, REMVEC, Maine and New Hampshire control centers) or established by the PTOs in accordance with Section 3.06(a) of this Agreement that are separate from the ISO Control Center and perform certain functions in accordance with this Agreement.

Local Furnishing Bonds. Tax-exempt bonds utilized to finance facilities for the local furnishing of electric Energy, as described in section 142(f) of the Internal Revenue Code, 26 U.S.C. §142(f). Local Furnishing Bonds do not include Municipal Tax-Exempt Debt.

Local Networks. “Local Networks” shall have the meaning ascribed thereto in Section 3.03(e) of this Agreement.

Local Network Service. Network Transmission Service over the facilities of a single PTO (including facilities leased to the PTO or to which the PTO has contractual entitlements) provided under a FERC-accepted or -approved Local Service Schedule.

Local Point-to-Point Transmission Service. Point-to-point Transmission Service over the facilities of a single PTO (including facilities leased to the PTO or to which the PTO has contractual entitlements) provided under a FERC-accepted or -approved Local Service Schedule.

Local Service. Transmission Service over the facilities of a single PTO (including facilities leased to the PTO or to which the PTO has contractual entitlements) provided under a FERC-accepted or -approved Local Service Schedule.

Local Service Schedule. A PTO-specific rate schedule to the ISO OATT setting forth rates, charges, terms and conditions applicable only to service provided over the Transmission Facilities of such PTO.

Long-Term Transmission Outage Plan. “Long-Term Transmission Outage Plan” shall have the meaning ascribed thereto in Section 3.08(a)(i) of this Agreement.

Major Transmission Outage. “Major Transmission Outage” shall have the meaning ascribed thereto in Section 3.08(a)(ii) of this Agreement.

Market Monitoring Unit. Any market monitoring unit established by the ISO, including any internal market monitoring unit of the ISO and any independent market monitoring unit of the ISO.

Market Participant Service Agreement. The agreement among the ISO and market participants addressing, inter alia, the requirements for participating in the New England Markets.

Market Rules. The rules describing how the New England Markets are administered.

Merchant Facility. A transmission facility constructed by an entity that assumes all market risks associated with the recovery of costs for the facility and whose costs are not recovered through traditional cost-of-service based rates, but instead are recovered either through negotiated agreements with customers or through market revenues.

Mobile-Sierra Doctrine. The “Mobile-Sierra Doctrine” shall mean the public interest standard of review set forth in United Gas Pipe Line Co. v. Mobile Gas Service Corp., 350 U.S. 332 (1956) and Federal Power Commission v. Sierra Pacific Power Co., 350 U.S. 348 (1956).

Moratorium Period. “Moratorium Period” shall have the meaning ascribed thereto in Section 3.04(h)(i) of this Agreement.

NERC. The North American Electric Reliability Council.

Municipal Tax-Exempt Debt. An obligation the interest on which is excluded from gross income for federal tax purposes pursuant to Section 103(a) of the Internal Revenue Code of 1986 or the corresponding provisions of prior law without regard to the identity of the holder thereof. Municipal Tax-Exempt Debt does not include Local Furnishing Bonds.

Municipal Tax-Exempt PTO. A PTP that has issued Municipal Tax-Exempt Debt with respect to any facilities, or rights associated therewith.

Municipal Tax-Exempt TO. A transmission owner that has issued Municipal Tax-Exempt Debt with respect to any facilities, or rights associated therewith.

NERC/NPCC Requirements. NPCC criteria, guides, and procedures, NERC reliability standards, and NERC operating policies and planning standards (until such time as they are replaced by NERC reliability standards) and any successor documents.

New England Control Area. The Control Area consisting of the interconnected electric power system or combination of electric power systems in the geographic region consisting of Vermont, New Hampshire, Maine, Massachusetts, Connecticut and Rhode Island.

New England Markets. Markets or programs (including congestion pricing and design and implementation of FTRs) for the purchase of energy, capacity, ancillary services, demand response services or other related products or services that are offered in the New England

Control Area and that are administered by the ISO pursuant to rules, rates, or agreements on file from time to time with the Commission.

New England Transmission System. The system comprised of the transmission facilities over which the ISO has operational jurisdiction, including the Transmission Facilities of the PTOs and the transmission system of any ITC formed pursuant to Attachment M to the ISO OATT.

New Transmission Facility. Any new transmission facility constructed within the New England Transmission System that is owned by one or more PTO(s) and that goes into commercial operation after the Operations Date.

Non-Affiliated PTOs. Two or more PTOs that are not Affiliates.

Non-PTF. “Non-PTF” shall have the meaning ascribed thereto in the ISO OATT.

Notice of Operations Date. “Notice of Operations Date” shall have the meaning ascribed thereto in Section 10.01 (a)(ii) of this Agreement.

NPCC. The Northeast Power Coordinating Council.

OASIS. The Open Access Same-Time Information System of the ISO.

Operating Authority. “Operating Authority” shall have the meaning ascribed thereto in Section 3.02 of this Agreement and shall include the responsibilities set forth in Section 3.05.

Operating Limits. The transfer limits for a transmission interface or generation facility.

Operating Procedures. The operating manuals, procedures, and protocols relating to the exercise of Operating Authority over the Transmission Facilities, as such manuals, procedures, and protocols may be modified from time to time in accordance with this Agreement.

Operations Date. “Operations Date” shall have the meaning ascribed thereto in Section 10.01(a)(ii) of this Agreement.

Order 2000. FERC’s Order No. 2000, i.e., Regional Transmission Organizations, Order No. 2000, 65 Fed. Reg. 809 (January 6, 2000), FERC Stats. & Regs, ¶31,089 (1999), order on reh’g, Order No. 2000-A, 65 Fed. Reg. 12,088 (March 8, 2000), FERC Stats. & Regs. ¶31,092 (2000), petitions for review pending sub nom., Public Utility District No. 1 of Snohomish County, Washington v. FERC, Nos. 00-1174, et al. (D.C. Cir).

Owed Amounts. “Owed Amounts” shall have the meaning ascribed thereto in Section 3.10(c) of this Agreement.

PARS. Phase angle regulators.

Participant. A participant in the New England Markets, Transmission Customer, or other entity that has entered into the ISO Participants Agreement.

Participants Committee. “Participants Committee” shall mean the stakeholder participants committee established pursuant to the ISO Participants Agreement.

Party or Parties. A “Party” shall mean the ISO or any PTO, as the context requires. “Parties” shall mean all PTOs and the ISO.

Person. An individual, partnership, joint venture, corporation, business trust, limited liability company, trust, unincorporated organization, government or any department or agency thereof, or any other entity.

Planned Outages. “Planned Outages” shall have the meaning ascribed thereto in Section 3.08(a)(i) of this Agreement.

Planning Procedures. The manuals, procedures and protocols for planning and expansion of the New England Transmission System, as such manuals, procedures, and protocols may be modified from time to time in accordance with this Agreement.

Prime Rate. The interest rate that commercial banks charge their most creditworthy borrowers, as published in the most recent Wall Street Journal in its “Monday Rates” column.

Pro Rata Share. A PTO’s proportional share of the ISO’s Administrative Charges during such PTO’s first year as a PTO under this Agreement.

PTF. “PTF” shall have the meaning ascribed thereto in the ISO OATT.

PTO or Participating Transmission Owner. “PTO” shall have the meaning ascribed thereto in the opening paragraph of the Agreement. “Participating Transmission Owner” shall have the same meaning as “PTO.”

PTO AC or PTO Administrative Committee. “PTO AC” or “PTO Administrative Committee” shall have the meaning ascribed thereto in Section 11.04(a)(i) of this Agreement.

PTO Default. “PTO Default” shall have the meaning ascribed thereto in Section 10.04(a) of this Agreement.

PTO Joint Account. The joint account established in the name, and for the benefit, of the PTOs, in which each PTO shall own an undivided interest in a proportion equal to the proportion of that PTO’s right of distribution from the deposited Invoiced Amounts.

PTO Local Restoration Plan. The restoration plan developed by each PTO with respect to such PTO’s Transmission Facilities.

Publicly-Owned PTO. A “Publicly-Owned PTO” shall mean a PTO that is exempt, under Section 201 (f) of the Federal Power Act, from the obligations and requirements of the Federal Power Act.

Rating Procedures. “Rating Procedures” shall have the meaning ascribed thereto in Section 3.02(d) of this Agreement.

Regulation and Frequency Response Service. An Ancillary Service as defined in the ISO OATT.

Reliability Authority. “Reliability Authority” shall have the meaning established by NERC, as such definition may change from time to time, provided such definition of Reliability Authority shall not be inconsistent with the specific rights and responsibilities of the ISO and the PTOs under this Agreement.

Restoration Plans. The System Restoration Plan and all PTO Local Restoration Plans.

RFAP. “RFAP” shall have the meaning ascribed thereto in Section 6 of Schedule 3.09(a) to this Agreement.

RMR. Reliability must run resources.

RTO. An independent entity that complies with Order No. 2000 and FERC’s corresponding regulations (or an entity that complies with all such requirements except for the scope and regional configuration requirements), as determined by the FERC.

Scheduled Outages. “Scheduled Outages” shall have the meaning ascribed thereto in Sections 3.08(a)(ii) and 3.08(a)(iii) of this Agreement.

Supporting Votes. “Supporting Votes” shall have the meaning ascribed thereto in Section 11.04(a)(iii)(F) of this Agreement.

System Failure. Widespread telecommunication, hardware or software failure or systemic the ISO hardware or software failures that makes it impossible to receive or process bid information, dispatch resources, or exercise Operating Authority over the Transmission Facilities.

Tax or Taxes. All taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state or local or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

Tax-Exempt Debt. Municipal Tax-Exempt Debt or Local Furnishing Bonds.

Tax Return. Any return, report, information return, or other document (including any related or supporting information) required to be supplied to any authority with respect to Taxes.

Technical Committees. “Technical Committee” shall mean the stakeholder technical committees established pursuant to the ISO Participants Agreement.

Term. “Term” shall have the meaning ascribed thereto in Section 10.01(a)(i) of this Agreement.

Termination Date. “Termination Date” shall have the meaning ascribed thereto in Section 10.01(c) of this Agreement.

TOA. This Transmission Operating Agreement, as it may be amended from time to time.

Transmission Business. The business activities of each PTO related to the ownership, operation and maintenance of its Transmission Facilities.

Transmission Customer. Any entity taking Transmission Service under the ISO OATT.

Transmission Facilities. “Transmission Facilities” shall have the meaning ascribed thereto in Section 2.01 of this Agreement.

Transmission Owner. “Transmission Owner” shall have the meaning ascribed thereto in the ISO OATT.

Transmission Provider. The ISO, in its capacity as the provider of transmission services over the Transmission Facilities of the PTOs in accordance with FERC’s Order No. 2000 and FERC’s RTO regulations.

Transmission Service. The non-discriminatory, open access, wholesale transmission services provided to customers by the ISO in accordance with the ISO OATT.

Transmission Upgrade. Any upgrade to an existing Transmission Facility owned by any PTO that goes into commercial operation after the Operations Date

TRM. Transmission Reliability Margin.

TTC. Total Transfer Capability.

VAR. Volt-Amps Reactive.

Workers Compensation. Any financial award or settlement provided to employees or their dependents under state or federal law due to the occurrence of an employment-related accident, disease or injury.

Workers Compensation Insurance. The insurance, procured by the ISO in accordance with Section 9.05(a), covering losses that the ISO is subject to as an employer under state or federal worker’s compensation laws.

Schedule 2.01(a)

Bangor Hydro-Electric Company

Category A Facilities

Circuit #	Stations	Voltage (kV)
60	Boggy Brook-Betts Road	115
65	Orrington-Bucksport	115
66	Graham-Rebel Hill	115
67	Boggy Brook-Rebel Hill	115
205	Orrington-Betts Road-Bucksport	115
246	Graham-Orrington	115
248	Graham-Orrington	115
249	Graham-Orrington	115

Transformer #	Station	Voltage (kV)
T2	Orrington	345/115

Schedule 2.01 (a)

Central Maine Power Company

Category A Facilities

Circuit #	Stations	Voltage (kV)
374	Surowiec-Buxton	345
375	Maine Yankee-Buxton	345
377	Maine Yankee-Surowiec	345
378	Maine Yankee-Mason	345
385	Buxton-Deerfield	345
386	Buxton-South Gorham-Yarmouth 4	345
391	Buxton-Scobie	345
60	Bowman Street-Browns Crossing-Maxcy’s	115
61	Norway-Hotel Road Tap-Gulf Island	115
61A	Hotel Road Tap-Hotel Road	115
62	Crowleys-Surowiec	115
	Livermore Falls-Sturtevant-Madison Tap-Williams Tap-Bigelow Tap-Wyman
63	Hydro	115
64	Gulf Island-Surowiec	115
65	Orrington-Bucksport	115
66	Wyman Hydro-Gorbell-Hartland-Detroit	115
67	Detroit-Rice Rips Tap-Maxcy’s	115
68	Maxcy’s-Mason	115
69	Bath-Topsham-Surowiec	115
75	Hotel Road-Challenger Drive-Lewiston Lower	115
80	Maxcy’s-Highland	115
81	Mason-Topsham Tap-Surowiec	115
83	Wyman Hydro-Lakewood Tap-Scott Tap-Winslow	115
84	Winslow-Maxcy’s	115
86	Bucksport-Belfast Tap-Meadow Road Tap-Lincolnville-Highland	115
87	Norway-Kimball Road	115
88	Maxcy’s-Augusta East Side	115
89	Riley-Livermore Falls	115
140	Sanford-Maguire Rd-P&W Tap-Quaker Hill	115

Schedule 2.01(a)

Central Maine Power Company

Category A Facilities

160	Cape-Hinckley-Pleasant Hill	115
161	Moshers-Sewall	115
162	Moshers-South Gorham	115
164	Yarmouth-Elm Street-Spring Street	115
165	Yarmouth-Moshers	115
166	Spring Street-Surowiec	115
167	Moshers-Prides Tap-Surowiec	115
169	South Gorham-Westbrook	115
197	Quaker Hill-Three Rivers	115
200	Livermore Falls-AEI Livermore Tap-Gulf Island	115
201	Gulf Island-Crowleys	115
202	Lewiston Lower-Crowleys	115
203	Bucksport-Detroit	115
204	Mason-Newcastle	115
205	Betts Road-Bucksport	115
207	Mason-Maine Yankee-Bath	115
208	Raymond-Surowiec	115
209	Kimball Road-Raymond	115
210	Kimball Road-Woodstock	115
211	Woodstock-Rumford	115
212	Gulf Island-Bowman Street	115
213	Bowman Street-Puddledock Road-North Augusta-Augusta East Side	115
217	Rumford Industrial Park-Kimball Road	115
219	South Gorham-Louden	115
220	South Gorham-Louden	115
223	South Gorham-West Buxton	115
224	West Buxton-Waterboro	115
225	Waterboro-Sanford	115
226	Highland-Newcastle	115
228	Rumford-Rumford Industrial Park	115
229	Riley-Rumford Industrial Park	115
230	Riley-Jay IP	115
231	South Gorham-Westbrook	115

Schedule 2.01(a)

Central Maine Power Company

Category A Facilities

232	Westbrook-Spring Street	115
233	Westbrook-Spring Street	115
234	Spring Street-Red Brook-Pleasant Hill	115
250	Louden-Biddeford IP Tap-Maguire Rd -Three Rivers	115
275	Sewall St-Cape	115

Transformer #	Station	Voltage (kV)
T9	Mason	345/115
T3	Maxcys	345/115
T1	South Gorham	345/115
T1	Surowiec	345/115

Schedule 2.01(a)

Fitchburg Gas and Electric Light Company

Category A Facilities

Circuit #	Stations	Voltage (kV)
	Flagg Pond Ring bus	115

Schedule 2.01(a)

Florida Power & Light Company – New England Division

Category A Facilities

Circuit #	Stations	Voltage (kV)
363	Seabrook-Scobie	345
369	Seabrook-Timber Swamp Road-Newington	345
394	Seabrook-Ward Hill- Tewksbury	345

Schedule 2.01(a)

New England Power Company

Category A Facilities

Circuit #	Stations	Voltage (kV)
301	Ludlow-Carpenter Hill	345
302	Carpenter Hill-Millbury	345
303	Brayton Point-ANP Bellingham	345
314	Sandy Pond-Millbury	345
315	Brayton Point-West Farnum	345
323	Millbury-West Medway	345
326	Scobie Pond-Lawrence Road-Sandy Pond	345
328	Sherman Road-West Farnum	345
331	Carver-West Walpole	345
332	West Farnum-Kent County	345
333	Ocean State-Sherman Road	345
335	Holbrook-Auburn Street	345
3361	Sherman Road-ANP Blackstone	345
337	Sandy Pond-Tewksbury	345
338	Tewksbury-Woburn	345
339	Tewksbury-Golden Hills	345
342	Auburn-Pilgrim-Canal	345
343	Sandy Pond-Millbury	345
344	West Medway-Bridgewater	345
347	Sherman Road-Lake Road	345
349X&Y	Golden Hills-Mystic	345
355	Pilgrim-Bridgewater	345
357	Millbury-West Medway	345
394	Seabrook-Ward Hill-Tewksbury	345
3520	West Meday-ANP Bellingham	345
A201	Comerford-North Litchfield	230
B202N/S/A253	Comerford-Merrimack-North Litchfield	230
C203	Comerford-Moore	230
D204	Comerford-Littleton-Moore	230

Schedule 2.01(a)

New England Power Company

Category A Facilities

E205E	Pratts Junction-Bear Swamp	230
E205W	Bear Swamp-Rotterdam	230
F206	Comerford-Granite	230
N214	North Litchfield-Tewksbury	230
0215	North Litchfield-Tewksbury	230
1870S	Mystic-Wood River	115
1870	Wood River-Kenyon	115
1870N	Kenyon-West Kingston	115
A127	Harriman-French King-Wendall Depot-Barre-Paxton-Webster St Tap	115
A127	Webster St Tap-Millbury	115
A179	Revere-GE River-Lynn	115
A94	Auburn Street-Parkview	115
B128	Harriman-Montague(Cabot)-French King-Barre-Webster St Tap(n.o.)-Millbury	115
B154N	South Danvers-lpswich River-Middleton-Woodchuck Hill-King St-Ward Hill	115
B154S	Salem Harbor-N.River Tap-Waters River-S.Danvers	115
C129N (201-502)	Beaver Pond-Milford-Depot St-Rocky Hill-Hopkinton-Millbury	115
C129	Beaver Pond-Union Street	115
C129S	Union Street-South Wrentham	115
C155N	South Danvers-Middleton-King St-Ward Hill	115
C155S	Salem Harbor-N.River Tap-Waters River-S.Danvers	115
C181N	South Wrentham-North Attleboro-Mansfield-Chartley Pond	115
C181S	Chartley Pond-Brayton Pond	115
C2	Auburn Street-Dupont	115
D130 (201-501)	Medway-Milford-Depot St-Hopkinton-Millbury	115
D130	Milford-Depot	115
D156	Northboro Road-West Framingham	115
D182S	South Wrentham-North Attleboro-Mansfield-Brayton Pond	115
D21	Bell Rock-High Hill	115
E105	Hartford Avenue-Franklin Square	115
E131	Adams-Harriman-Bear Swamp	115
E157	Millbury-Wyman Gordon(n.o.)-East Main Street-Northboro Road	115

Schedule 2.01(a)

New England Power Company

Category A Facilities

E183E	Brayton Point-Warren-Mink Street-Wampanoag	115
E183W	Wampanoag-Philipsdale-Franklin Square	115
E20/L1	Bridgewater-East Bridgewater-Auburn Street	115
F106	Hartford Avenue-Franklin Square	115
F132	Adams-Partridge Jct-Lanesboro-Doreen	115
F158N	Golden Hills-Maplewood	115
F158S	Maplewood-Everett	115
F184	Brayton Point-Warren-Bristol-Mink Street-Read Street	115
F19/S1	Auburn-Belmont-Bridgewater	115
G133W	East Methuen-Golden Rock-West Methuen	115
G133E	East Methuen-Ward Hill	115
G18	Dupont-Bridgewater	115
G185N	Drumrock-Kent County	115
G185S	Kent County-West Kingston	115
H17	Riverside-Farnum-West Farnum	115
I135N	Bellows Falls-Monadnock-East Winchendon Tap(n.o.)-Ashburnham-Flagg Pond	115
I135S	Flagg Pond-Pratts Junction	115
J136N	Bellows Falls-East Winchendon Tap-Ashburnham-Flagg Pond	115
J136S	Flagg Pond-Litchfield Street Tap-Pratts Jct	115
J16	Riverside-Staples	115
K137	Sandy Pond-Ayer	115
K137E	Sandy Pond-Littleton-Westford-Billerica-Tewksbury	115
K137W	Ayer-Pratts Junction	115
K15	Robinson Avenue-Swansea	115
K189	Drumrock-Kent County	115
L138E	Sandy Pond-Littleton-Westford-Tewksbury	115
L138W	Sandy Pond-Laurel Circle-Pratts Junction	115
L14	Bell Rock-Tiverton Tap-Tiverton	115
M13	Somerset-Tiverton Tap-Tiverton	115
M139 (211 - 503)	Woburn-Reading-North Woburn(Dragon Court)-Pinehurst-Billerica-Tewksbury	115
N12	Somerset-Sykes Road-Bell Rock	115
N140 (211 - 504)	Woburn-Reading-North Woburn(Dragon Court)-Pinehurst-Tewksbury	115

Schedule 2.01(a)

New England Power Company

Category A Facilities

O141N	Pratts Junction-Sterling-Greendale	115
0141	Greendale-Nashua	115
O141S	Millbury-Nashua	115
0167 (423-515)	Everett-Mystic	115
P11	Pawtucket-Valley-Robinson Ave	115
P142N	Pratts Junction-Sterling-Wachusett-W.Boylston	115
P142	W.Boylston-Rolfe Avenue	115
P142S	Rolfe Avenue-Bloomingdale-Wyman Gordon-Millbury	115
P168 (128-518)	Revere-Chelsea	115
Q10	Staples-Robinson Avenue	115
Q117 (K4)	Adams-Bennington	115
Q143N	Millbury-Whitins Pond-Uxbridge	115
Q143S	Uxbridge-Woonsocket-Clarkson St. (n/o)	115
Q169	Lynn-GE River-Resco Saugus-Melrose-Golden Hills	115
Q195	Moore-Littleton(n.o.)-Whitefield	115
R144	Millbury-Woonsocket-Clarkson St.(n.o.)	115
R9	Riverside-Valley	115
S145	Salem-Railyard-West Salem-Bartholomew St-Wakefield Jct-N.Reading-Burtt Road-E.Tewksbury-Tewksbury	115
S145 (cont’d)	Wakefield Jct-Wakefield-Melrose-Golden Hills	115
S171N	Woonsocket-West Farnum-Farnum Pike-Wolf Hill-Putnam Pike-Hartford Ave.	115
S171S	Hartford Ave.-Johnston Tap-Rise Tap-W.Cranston-Drumrock	115
S8	Bridgewater-Cleary-Somerset	115
T146	Salem-Railyard-West Salem-Bartholomew St-Wakefield Jct-N.Reading-Burtt Road-E.Tewksbury-Tewksbury	115
T146 (cont’d)	Wakefield Jct-Wakefield-Melrose-Golden Hills	115
T172N	Woonsocket-West Farnum-Farnum Pike-Wolf Hill(n.o.)-Putnam Pike-Hartford Ave.	115
T172S	Hartford Ave.-Johnston Tap-Rise Tap-W.Cranston-Drumrock	115
T7	Somerset-Pawtucket	115
U2	Belmont-Stoughton-Parkview	115
U6	Bridgewater-Dighton Tap-EMI Dighton-Somerset	115
V148N	Washington-Woonsocket	115

Schedule 2.01(a)

New England Power Company

Category A Facilities

V148S	Read Street-Robinson Avenue-Washington	115
V174	Millbury-North Oxford-Carpenter Hill	115
V5	Bridgewater-Taunton (Cleary) Tap-Dighton-Somerset	115
W149N	Wilder-Mt. Support Tap-Slayton Hill	115
W149S (K149)	Slayton Hill-Ascutney-Bellows Falls	115
W175	Carpenter Hill-West Charlton-Little Rest Rd-Palmer	115
W4	Swansea-Somerset	115
X176	Palmer-Thorndike-Ludlow	115
X3	Somerset-Philipsdale Tap(Blackstone Jct)-Philipsdale-Pawtucket	115
Y151	Hudson-Bridge St-Pelham-W.Methuen-Dracut Jct-E.Dracut-W.Andover Tap-Tewksbury	115
Y177	Harriman-Sherman-Montague	115

Transformer #	Station	Voltage (kV)
210X	Auburn St	345/115
3A	Brayton Point	345/115/20
3B	Brayton Point	345/115/20
161X	Bridgewater	345/115
162X	Bridgewater	345/115
1X	Carpenter Hill	345/115/13
1X	Golden Hills	345/115/23
2X	Golden Hills	345/115/23
3X	Kent County	345/115
1X	Sandy Pond	345/115/23
2X	Sandy Pond	345/115/23
3X	Ward Hill	345/115/23
174X	West Farnum	345/115/23
175X	West Farnum	345/115
4X	Bear Swamp	230/115
5	Comerford	230/34
6	Comerford	230/34
8	Pratts Junction	230/115
8A	Pratts Junction	230/115

Schedule 2.01(a)

New England Power Company

Category A Facilities

2X	Tewksbury	230/115/13
3X	Tewksbury	230/115/13
4X	Tewksbury	230/115/13

Schedule 2.01(a)

Northeast Utilities Service Company on behalf of

The Connecticut Light and Power Company

Category A Facilities

Circuit #	Stations	Voltage (kV)
310	Millstone-Manchester	345
321	Long Mountain-Plumtree	345
329	Southington-Frost Bridge	345
330	Card-Lake Road	345
347	Lake Road-Sherman Road	345
348	Millstone-Manchester	345
352	Frost Bridge-Long Mountain	345
353	Scovill Rock-Manchester	345
362	Southington-Haddam Neck	345
364	Montville-Haddam Neck	345
368	Manchester-Card	345
371	Millstone-Montville	345
376	Haddam Neck-Scovill Rock	345
383	Millstone-Card	345
384	Scovill Rock-Middletown	345
387	Scovill Rock-Halversson-East Shore	345
395	Ludlow-North Bloomfield-Manchester	345
398	Long Mountain-Pleasant Valley	345
1385	Norwalk Harbor-Northport	115
1000	Montville-Dudley Tap	115
1050	Middletown-Dooley	115
1070	Fort Hill Farms-Stockhouse	115
1080	Montville-Card-Lisbon-Tunnel	115
1090	Montville-Fort Hill Farms	115
1130	Pequonnock-Compo	115
1163	Frost Bridge-Noera-Todd	115
1191	Frost Bridge-Campville	115
1207	Manchester-East Hartford	115

Schedule 2.01(a)

Northeast Utilities Service Company on behalf of

The Connecticut Light and Power Company

Category A Facilities

1208	Southington-Wallingford	115
1222	Old Town-Hawthorne	115
1235	Montville-Uncasville	115
1238	Carmel Hill-Frost Bridge	115
1261	Haddam-Bokum	115
1272	Shaws Hill-Bunker Hill	115
1280	Montville-Buddington-Mystic	115
1342	Green Hill-Bokum	115
1355	Southington-Hanover-Colony	115
1389	Norwalk-Flax Hill	115
1394	Scitico-Franconia	115
1416	Darien-Compo	115
1430	Sasco Creek-Ash Creek	115
1440	Glenbrook-Waterside	115
1443	Middletown-Portland	115
1445	Frost Bridge-Shaws Hill	115
1450	Southend-Glenbrook	115
1460	Eastshore-Branford RR	115
1466	North Wallingford-East Meriden	115
1470	Norwalk-Ridgefield-Peaceable	115
1490	Stockhouse-Card	115
1508	Branford-Green Hill	115
1515	Ludlow-Scitico	115
1537	Branford-Branford RR	115
1545	Devon-Trap Falls	115
1550	Frost Bridge-Noera-Canal	115
1560	Stevenson-Ansonia-Trap Falls	115
1565	Peaceable-Ridgefield-Plumtree	115
1570	Devon-Indian Well-Beacon Falls	115
1572	Middletown-Pratt & Whitney	115
1575	Bunker Hill-Baldwin-Beacon Falls	115
1580	South Naugatuck-Devon	115

Schedule 2.01(a)

Northeast Utilities Service Company on behalf of

The Connecticut Light and Power Company

Category A Facilities

1585	Bunker Hill-South Naugatuck	115
1588	North Wallingford-Colony	115
1610	Southington-Mix Avenue-June Street	115
1618	Rocky River-West Brookfield	115
1620	Middletown-Bokum	115
1622	Shepaug-Bates Rock	115
1630	Wallingford-Walrec-North Haven	115
1637	Norwalk-Weston	115
1640	Wallingford-Devon	115
1655	Branford-North Haven	115
1668	Bunker Hill-Freight Street	115
1670	Southington-Black Rock-Berlin	115
1675	Bean Hill-Tunnel	115
1685	Devon-June Street	115
1690	Southington-Hanover-Devon	115
1704	South Meadow-Southwest Hartford	115
1710	Pequonnock-Old Town-Devon	115
1720	Norwalk-Hawthorne	115
1721	Freight Street-Frost Bridge	115
1722	Northwest Hartford-CDEC-Southwest Hartford	115
1726	North Bloomfield-Farmington	115
1730	Pequonnock-Weston-Devon	115
1732	Canton-Franklin Drive-Campville	115
1740	Waterside-Cos Cob	115
1750	Cos Cob-Tomac-Southend	115
1751	Northwest Hartford-North Bloomfield-Manchester	115
1752	Rocky Hill-Berlin	115
1756	Bloomfield-Northwest Hartford	115
1759	Portland-Hopewell	115
1760	Plumtree-Newtown	115
1765	Westside-Berlin	115
1766	Dooley-Westside	115

Schedule 2.01(a)

Northeast Utilities Service Company on behalf of

The Connecticut Light and Power Company

Category A Facilities

1767	Manchester-Hopewell	115
1768	North Bloomfield-Southwick	115
1769	Berlin-East New Britain	115
1770	Plumtree-Stony Hill-Bates Rock	115
1771	Southington-Berlin	115
1772	Haddam-Connecticut Yankee-Pratt & Whitney	115
1773	South Meadow-Rocky Hill	115
1775	South Meadow-Riverside-Manchester	115
1777	North Bloomfield-Bloomfield	115
1779	South Meadow-Bloomfield	115
1780	Devon-Devon Tie	115
1783	Farmington-Newington-East New Britain	115
1784	North Bloomfield-Northeast Simsbury-Canton	115
1785	Berlin-Newington	115
1786	East Hartford-Riverside-South Meadow	115
1788	Franklin Drive-Torrington Terminal	115
1790	Devon-Devon RR(n.o.)-Devon Tie	115
1800	Southington-United Technologies Tap-Forestville	115
1810	Southington-United Technologies Tap-Bristol-Chippen Hill	115
1813	Rocky River-Carmel Hill	115
1821	North Bloomfield-South Agawam	115
1825	Forestville-Bristol	115
1835	Chippen Hill-Thomaston	115
1836	North Bloomfield-South Agawam	115
1858	South Agawam-Franconia	115
1867	Norwalk Harbor-Flax Hill-Glenbrook	115
1870S	Mystic-Wood River	115
1876	Newtown-Sandy Hook-Stevenson	115
1880	Norwalk Harbor-Norwalk-Glenbrook	115
1887	West Brookfield-Stoney Hill-Shepaug	115
1890	Norwalk Harbor-Glenbrook-Sasco Creek	115
1900	Campville-Torrington Terminal	115

Schedule 2.01(a)

Northeast Utilities Service Company on behalf of

The Connecticut Light and Power Company

Category A Facilities

1910	Southington-Todd	115
1921	Campville-Thomaston	115
1950	Southington-Canal	115
1975	East Meriden-Haddam	115
1977	Southend-Glenbrook-Darien	115
1990	Frost Bridge-Baldwin-Stevenson	115
667	Falls Village-Salisbury	69
689	Falls Village-Torrington Terminal	69
690	Salisbury-Smithfield	69
693	Falls Village-Torrington Terminal	69

Transformer #	Station	Voltage (kV)
5X	Card	345/115
1X	Frost Bridge	345/115
4X	Manchester	345/115
5X	Manchester	345/115
6X	Manchester	345/115
18X	Montville	345/115
19X	Montville	345/115
5X	North Bloomfield	345/115
8X	Norwalk Harbor	138/115
1X	Plumtree	345/115
2X	Plumtree	345/115
1X	Southington	345/115
2X	Southington	345/115
3X	Southington	345/115
4X	Southington	345/115
1X	Torrington Terminal	115/69

Schedule 2.01(a)

Northeast Utilities Service Company on behalf of

Holyoke Water Power Company

Category A Facilities

Circuit #	Stations	Voltage (kV)
1039	Mount Tom-Midway	115
1292	Holyoke-lngleside	115
1327	Pineshed-Fairmont North	115
1428	Mount Tom-Fairmont South	115
1447	Mount Tom-Pineshed	115
1525	Fairmont South-Holyoke	115

Schedule 2.01(a)

Northeast Utilities Service Company on behalf of

Public Service Company of New Hampshire

Category A Facilities

Circuit #	Stations	Voltage (kV)
307	Deerfield-Newington	345
326	Scobie-Lawrence Road-Sandy Pond	345
361	Newington Energy-Newington	345
363	Seabrook-Scobie	345
369	Seabrook-Timber Swamp Road-Newington	345
373	Scobie-Deerfield	345
379	Amherst-Vermont Yankee	345
380	Scobie-Amherst	345
381	Vermont Yankee-Northfield	345
385	Buxton-Deerfield	345
391	Buxton-Scobie	345
394	Seabrook-Ward Hill-Tewksbury	345
B202N/S/A253	Merrimack-Comerford-N.Litchfield	230
A111	Pemigewassett-Webster	115
A152	Keene-Swanzey-Westport-Chestnut Hill	115
B143	Greegs-Reeds Ferry	115
C129	Deerfield-Rochester Tap-Madbury	115
C196	Greggs-Merrimack	115
D118	Pine Hill-Deerfield	115
D121	Merrimack-Eddy	115
E115	Beebe-Ashland-Pemigewassett	115
E194	Schiller Ocean-Road	115
F162	Greggs-Jackman	115
G146	Garvins-Deerfield	115
H137	Garvins-Merrimack	115
H141	Scobie-Chester-Great Bay-Ocean Road	115
I135N	Monadnock-Monadnock Tap	115
J114	Eddy-Rimmon_Greggs	115

Schedule 2.01(a)

Northeast Utilities Service Company on behalf of

Public Service Company of New Hampshire

Category A Facilities

K105	Watts Brook-Greggs	115
K165	Reeds Ferry-S.Milford Tap-Anheuser Busch-Bridge Street Tap-Hudson	115
K174	North Road-Ascutney	115
L163	Jackman-Keene	115
L175	Deerfield-Madbury	115
M127	Webster-North Road	115
M183	Madbury-Dover	115
N133	Schiller-Bolt Hill-Three Rivers	115
N186	Chestnut Hill-Vernon Rd Tap-Vernon Road	115
O161	Greggs-Pine Hill	115
P145	Webster-Oak Hill Tap-Merrimack	115
Q171	Greggs-Merrimack	115
Q195	Moore-Whitefield	115
R169	Dover-Three Rivers	115
R187	Watts Brook-Mammouth Road Tap-Scobie	115
R193	Scobie-Kingston Tap-Ocean Road	115
T198	Keene-Monadnock	115
U181	Schiller-Ocean Road	115
U199	U199 Tap-Littleton	115
V182	Webster-Garvins	115
X116	Scobie-Hudson	115
X178	Beebe-Woodstock_U199 Tap-Whitefield	115
Y151	Hudson-Bridge Street Tap-Pelham	115

Transformer #	Station	Voltage (kV)

TB14	Deerfield	345/115
TB41	Littleton	230/115
A253	Merrimack	230/115
TB30	Scobie	345/115
TB90	Scobie	345/115

Schedule 2.01(a)

Northeast Utilities Service Company on behalf of

Western Massachusetts Electric Company

Category A Facilities

Circuit #	Stations	Voltage (kV)
301	Ludlow-Carpenter Hill	345
312	Northfield-Berkshire	345
354	Northfield-Ludlow	345
381	Northfield-Vermont Yankee	345
393	Berkshire-Alps	345
395	Ludlow-N.Bloomfield-Manchester	345
B128	Harriman-Indeck(Montague)-French King-Barre-Webster St Tap(n.o.)-Millbury	115
F132	Doreen-Lanesboro-Partridge Jct-Adams	115
X176	Ludlow-Thorndike	115
Y177	Montague-Sherman-Harriman	115
1007	Agawam-Elm	115
1039	Midway-Mt.Tom	115
1161	Doreen-Oswald-Woodland Road	115
1211	Doreen-Oswald	115
1230	Agawam-Piper	115
1231	Berkshire-Plainfield-Ashfield-Cumberland	115
1242	Berkshire-Plainfield-Ashfield-Montague	115
1254	Shawinigan-Chicopee-Fairmont South	115
1302	Agawam-Pochassic-Buck Pond	115
1311	West Springfield-Agawam	115
1314	Agawam-Chicopee	115
1322	E.Springfield-Breckwood	115
1361	Montague-Cumberland	115
1371	Pleasant-Woodland	115
1394	Franconia-Scitico	115
1412	W.Springfield-Agawam	115
1421	Pleasant-Blanford	115
1426	E.Springfield-Orchard	115

Schedule 2.01(a)

Northeast Utilities Service Company on behalf of

Western Massachusetts Electric Company

Category A Facilities

1433	Breckwood-W.Springfield	115
1481	E.Springfield-Ludlow	115
1512	Blanford-Elm-Southwick	115
1515	Ludlow-Scitico	115
1525	Fairmont South-Holyoke	115
1551	Doreen-Berkshire	115
1552	Orchard-Ludlow	115
1657	Buck Pond-Gunn-Ingleside	115
1662	Doreen-Berkshire	115
1723	E.Springfield-Fairmont North-Piper	115
1768	Southwick-N.Bloomfield	115
1781	Agawam-Silver-South Agawam	115
1782	Agawam-Silver-South Agawam	115
1821	South Agawam-N.Bloomfield	115
1836	South Agawam-N.Bloomfield	115
1845	Ludlow-Shawinigan	115
1858	South Agawam-Franconia	115
1962	Midway-Gunn	115

Transformer #	Station	Voltage (kV)
1X	Berkshire	345/115
1X	Ludlow	345/115
3X	Ludlow	345/115

Schedule 2.01(a)

NSTAR Electric & Gas Corporation on behalf of:

Boston Edison Company, Cambridge Electric Light Company,

and Commonwealth Electric Company

Category A Facilities

Circuit #	Stations	Voltage (kV)
316	West Walpole-Holbrook	345
319	Woburn-Lexington	345
322	Carver-Canal	345
323	West Medway-Millbury	345
324	Mystic-Kingston St	345
325	West Medway-West Walpole	345
331	West Walpole-Carver	345
335	Auburn-Holbrook	345
336	West Medway-NEA Bellingham-ANP Blackstone	345
338	Tewksbury-Woburn	345
342	Pilgrim-Canal-Auburn St	345
344	West Medway-Bridgewater	345
346	North Cambridge-Woburn	345
351	Mystic-North Cambridge	345
355	Pilgrim-Bridgewater	345
357	West Medway-Millbury	345
358	Mystic-North Cambridge	345
365	North Cambridge-Woburn	345
372	Mystic-Kingston St	345
389	West Medway-West Walpole	345
3361	ANP Bellingham-Sherman Road	345
3520	West Medway-ANP Bellingham	345
349XY	Mystic-Golden Hills	345
240-601	West Medway-Framingham	230
282-602	West Medway-Waltham	230
110-510	Kingston St-Brighton-Baker St	115
110-511	Kingston St-Brighton-Baker St	115

Schedule 2.01(a)

NSTAR Electric & Gas Corporation on behalf of:

Boston Edison Company, Cambridge Electric Light Company,

and Commonwealth Electric Company

Category A Facilities

110-522	Needham-Baker St	115
128-518
(P168)	Chelsea-Revere	115
148-522X&Y	West Walpole-Dover-Needham	115
201-501
(D130)	Medway-Milford-Depot St-Hopkinton-Millbury	115
201-502
(C129N)	Beaver Pond-Milford-Depot St-Rocky Hill-Hopkinton-Millbury	115
211-503
(M139)	Woburn-Reading-North Woburn(Dragon Court)-Pinehurst-Billerica-Tewksbury	115
211-504
(N140)	Woburn-Reading-North Woburn(Dragon Court)-Pinehurst-Tewksbury	115
211-508	Burlington-Woburn	115
211-514	Mystic-Woburn	115
240-508	Framingham(Leland Street)-Sherborn	115
240-510	Framingham(Leland Street)-Needham-Baker Street	115
250-516	Mystic-Hawkins Street-Chatham Street-K Street	115
250-517	Mystic-Hawkins Street-Chatham Street-K Street	115
274-509	Sherborn-Medway	115
282-507	Sudbury-Waltham	115
282-520	Brighton-Watertown-Waltham	115
282-521	Brighton-Watertown-Waltham	115
320-507	Waltham-Lexington-Trapelo Road	115
320-508	Waltham-Lexington-Trapelo Road	115
329-510	Mystic-Somerville-Brighton	115
329-511	Mystic-Somerville-Brighton	115
329-512	Kingston St-Carver St-Scotia St-Brighton	115
329-513	Kingston St-Carver St-Scotia St-Brighton	115
329-530	Brighton-North Cambridge	115
329-531	Brighton-North Cambridge	115
342-507	Speen Street-Sudbury	115
385-510	K Street-High Street-Kingston AB-Kingston Street	115

Schedule 2.01(a)

NSTAR Electric & Gas Corporation on behalf of:

Boston Edison Company, Cambridge Electric Light Company,

and Commonwealth Electric Company

Category A Facilities

385-511	K Street-High Street-Kingston AB-Kingston Street	115
385-512	K Street-Kingston Street	115
385-513	K Street-Kingston Street	115
391-508	Hartwell Avenue-Burlington	115
398-537	Holbrook-East Holbrook	115
423-515
(0167)	Mystic-Everett	115
433-507	Framingham(Leland St)-Speen Street	115
447-508	Holbrook-South Randolph(n.o)-Canton-Sharon Amtrack-Norwood-Walpole-W.Walpole	115
447-509	Holbrook-South Randolph-Canton-Sharon Amtrack-Norwood-Walpole-W.Walpole	115
451-536	Auburn-East Holbrook-Holbrook	115
455-507	Sherborn-West Framingham	115
478-502(115-16-11)	Holbrook-Swift’s Beach Tap-Edgar	115
478-503	Holbrook-East Weymouth-Hobart Street Tap-Edgar	115
478-508	Holbrook-East Weymouth-Hobart Street Tap-Edgar	115
478-509	Holbrook-Grove Street-Mid Weymouth-Edgar	115
488-518	Mystic-Chelsea	115
513-507
(D156)	West Framingham-Northboro Road	115
533-508	Lexington-Hartwell Avenue	115
65-502	West Walpole-Medway	115
65-508	West Walpole-Medway	115
831-536	N.Cambridge-Putnam	115
831-537	N.Cambridge-Putnam	115
191	Kingston-Auburn Street	115
117	Kingston-Brook Street	115
116	Brook Street-Carver	115
127	Carver-SEMASS Tap	115
128	SEMASS Tap-Tremont	115
108	Tremont-Wareham-Valley-Horsepond Tap-Bourne	115
109	High Hill-Fisher Rd-Cross Rd-111 Tie (n.o.)	115

Schedule 2.01(a)

NSTAR Electric & Gas Corporation on behalf of:

Boston Edison Company, Cambridge Electric Light Company,

and Commonwealth Electric Company

Category A Facilities

113	Tremont-Wareham(n.o.)-Valley-Horsepond Tap(n.o.)-Bourne	115
112	Tremont-Rochester-Mendall Rd-Crystal Spring(n.o.)-lndustrial Park-Acushnet-Pine St-Arsene	115
114	Tremont-Rochester-Mendall Rd-Crystal Spring-Wing Lane-Acushnet Tap-Achushnet-Pine St	115
111	Industrial Park-High Hill-Dartmouth-Cross Rd-109 tie (n.o.)	115
D21	High Hill-Bell Rock	115
121	Canal-Bourne	115
120	Canal-Barnstable	115
122	Bourne-Pave Paws-Sandwich-Oak St-Barnstable	115
107	Bourne-Otis-Falmouth Tap	115
115	Barnstable-Mashpee-Hatchville-Falmouth Tap	115
126	Canal-Bourne	115
130	Acushnet Tap-Pine Street	115

Transformer #	Station	Voltage (kV)
121X	Canal	345/115
120X	Canal	345/115
126X	Canal	345/115
345A	Carver	345/115
345A	Kingston St	345/115
345B	Kingston St	345/115
345A	Mystic	345/115
345A	North Cambridge	345/115
345B	North Cambridge	345/115
345A	Woburn	345/115
110D	Waltham PAR	115
110E	Waltham PAR	115
110F	Waltham PAR	115
230A	Waltham	230/115
230A	Framingham	230/115
345A	Lexington	345/115

Schedule 2.01(a)

NSTAR Electric & Gas Corporation on behalf of:

Boston Edison Company, Cambridge Electric Light Company,

and Commonwealth Electric Company

Category A Facilities

110D	Baker Street PAR	115
110C	Baker Street PAR	115
345A	Walpole	345/115
345A	Holbrook	345/115
345A	W.Medway	345/115
345B	W.Medway	345/115

Schedule 2.01(a)

The United Illuminating Company

Category A Facilities

Circuit #	Stations	Voltage (kV)
387	Scovill Rock-Halversson-East Shore	345
1710	Pequonnock-Old Town-Devon	115
1730	Pequonnock-Weston-Devon	115
8809A	Pequonnock-Congress-Baird	115
8909B	Pequonnock-Congress-Baird	115
88006A	Baird-Barnum-Devon Tie	115
89006B	Baird-Barnum-Devon Tie	115
88005A	Devon Tie-Milvon-Woodmont	115
89005B	Devon Tie-Milvon-Woodmont	115
8804A	Woodmont-Allings Crossing	115
8904 B	Woodmont-Allings Crossing	115
88003A	Allings Crossing-Elm West-West River-Grand Avenue	115
89003B	Allings Crossing-Elm West-West River-Grand Avenue	115
8400	Sackett-Grand Avenue	115
84004	Sackett-Mix Avenue	115
1610	Southington-Mix Avenue-June Street	115
91001	Pequonnock-Bridgeport RESCO-Ash Creek	115
1430	Ash Creek-Sasco Creek	115
1130	Pequonnock-Compo	115
1685	Devon-June Street	115
1560	Stevenson-Ansonia-Trap Falls	115
1570	Devon-Indian Well-Beacon Falls	115
1594	Indian Well-Ansonia	115
8500	Grand Avenue-Water Street	115
8700	Water Street-West River	115
8100	Grand Avenue-English-East Shore	115
8200	Grand Avenue-East Shore	115
8301	Mill River-Grand Avenue	115
9502	Mill River-Broadway	115

Schedule 2.01(a)

The United Illuminating Company

Category A Facilities

9500	Broadway-Water Street	115
8300	Quinnipiac-Mill River	115
8600	Quinnipiac-North Haven	115
1460	East Shore-Branford RR	115
1537	Branford RR-Branford	115
1630	North Haven-Walrec	115
1655	North Haven-Branford	115

Transformer #	Station	Voltage (kV)
8X	East Shore	345/115
9X	East Shore	345/115

Schedule 2.01(a)

Vermont Electric Power Company

Category A Facilities

Circuit #	Stations	Voltage (kV)
340	Vermont Yankee-Coolidge	345
350	Coolidge-West Rutland	345
379	Amherst-Vermont Yankee	345
381	Vermont Yankee-Northfield	345
F206	Comerford-Granite	230
K149 (W149S)	Ascutney-Ascutney Tap	115
K174	Ascutney-North Road	115
K186(N186)	Vermont Yankee-Vernon Road Tap-Vernon Road-Chestnut Hill	115
K19	Georgia-East Fairfax Tap-Sandbar	115
PV-20	Plattsburgh-S.Hero-Sandbar	115
K21	Georgia-IBM Tap-Essex	115
K22	Essex-Sandbar	115
K23	Williston-Essex	115
K24E	Berlin-Barre	115
K24W	Essex-IBM Tap-Middlesex-Berlin	115
K26	Granite-Chelsea-Hartford-Wilder	115
K26	Barre-Granite	115
K30	Middlebury-Florence Tap-West Rutland	115
K31	Coolidge-Ascutney	115
K32	Coolidge-Cold River	115
K34	West Rutland-Blissville	115
K35	Cold River-North Rutland	115
K37	North Rutland-West Rutland	115
K4(Q117)	Bennington-Adams	115
K43	New Haven-Williston	115
K50	Highgate Converter-Highgate Tap-St. Albans Tap-Georgia	115
K6	Hoosic -Bennington	115
K63	Middlebury-New Haven	115
K7	Blissville-Whitehall	115
1429	Highgate Converter & HVDC Line to Bedford	55 (DC)

Schedule 2.01(a)

Vermont Electric Power Company

Category A Facilities

Transformer #	Station	Voltage (kV)
K36X	Coolidge	345/115
T1	West Rutland	345/115
T2	West Rutland	345/115
1X	Granite	230/115

Schedule 2.01(b)

Bangor Hydro-Electric Company

Category B Facilities

Circuit #	Stations	Voltage (kV)
62	Keene Road-Powersville Road	115
63	Keene Road-Chester	115
64	Graham-Enfield-Keene Road	115
66	Rebel Hill-Deblois-Harrington Tap-Washington Cty	115
68	Boggy Brook-Ellsworth	115
69	Harrington Tap-Harrington	115
247	Orrington-Chemical	115

Schedule 2.01(b)

Central Maine Power Company

Category B Facilities

Circuit #	Stations	Voltage (kV)
63A	Williams Tap-Williams	115
63B	Madison Tap-Madison	115
81A	Topsham Tap-Topsham	115
67A	Rice Rips Tap-Rice Rips	115
83B	Lakewood Tap-Lakewood	115
83C	Scott Tap-Scott	115
85	Detroit-Guilford	115
86A	Belfast Tap-Belfast	115
86B	Meadow Road Tap-Meadow Road	115
140 A	P&W Tap-P&W	115
163	Louden-Branch Brook-Maguire Rd (n.o.)	115
167A	Prides Corner Tap-Prides Corner	115
200A	AEI Livermore Tap-AEI Livermore	115
206	Highland-Dragon Cement Tap-Park Street	115
206A	Dragon Cement Tap-Dragon Cement	115
214	Kimball Road-Harrison-Lovell-Saco Valley	115
215	Bigelow Tap-Bigelow	115
215A	Stratton Tap-SEA Stratton	115
222	Wyman-Moscow Tap-Harris	115
218	Rumford-Boise Cascade	115
222A	Moscow Tap-Moscow	115
227	Riley-AEC	115
250A	Biddeford-Biddeford Tap	115

Schedule 2.01(b)

Fitchburg Gas and Electric Light Company

Category B Facilities

Circuit #	Stations	Voltage (kV)
Line 01	Flagg Pond - Summer St.	69
Line 02	Flagg Pond - Summer St.	69
Line 03	Flagg Pond - Princeton Rd. - River St.	69

Transformer #	Station	Voltage (kV)
T1	Flagg Pond	115/69
T2	Flagg Pond	115/69

Schedule 2.01(b)

New England Power Company

Category B Facilities

Circuit #	Stations	Voltage (kV)
N266	Comerford-Mclndoes	230
K211	North Litchfield-Granite Ridge	230
L212	North Litchfield-Granite Ridge	230
S197	Bear Swamp-Deerfield 4	115
1819	Midway-Florence	115
517-533S	Edgar-Field Street	115
517-533N	Field Street-N.Quincy	115
517-532S	Edgar-Field Street	115
517-532N	Field Street-N.Quincy	115
517-525	N.Quincy-Dewar Street(n.o)	115
517-524	N.Quincy-Dewar Street(n.o)	115
A127	Webster St Tap-Webster St	115
B128	Webster St Tap-Webster St	115
A153	Tewksbury-Meadowbrook-N.Chelmsford	115
B23	West Farnum-Nasonville	115
C3	Auburn Street-Plymouth St-Hanover Tap(n.o.)-Norwell-Water St.-N. Abington	115
C3-99	Plymouth St-North Abington	115
D911	Ames Street-Dupont	115
E1	Bridgewater-Easton-Middleboro	115
G185S	Davisville Tap-Old Baptist Road Tap-Davisville	115
H1	Hanover Tap-Water Street	115
H160	Northboro Rd-Hudson Rd	115
I161	Sandy Pond-Meadowbrook-N.Chelmsford	115
I135N	E.Winchendon Tap-E.Winchendon(n.o.)	115
J136N	E.Winchendon Tap-E.Winchendon	115
J136S	Litchfield Street Tap-Litchfield	115
I187	Drumrock-Kilvert St.-Blackbum-Pontiac Avenue-Lincoln Avenue-Sockanosset	115
J162	Tewksbury-L’Energia-Perry Street	115
J188	Drumrock-Kilvert St.-Blackbum-Pontiac Avenue-Lincoln Avenue-Sockanosset	115
L14	Tiverton Tap-Bates Street-Cononicus-Dexter	115

Schedule 2.01(b)

New England Power Company

Category B Facilities

L164	Tewksbury-Tewksbury Tap-N.Dracut-W.Andover-S. Broadway	115
L190	Kent County-Davisville Tap-Old Baptist Road Tap-Davisville	115
M1	East Bridgewater-Mill Street-Middleboro	115
M13	Tiverton Tap-Bates Street-Cononicus-Dexter?	115
M165	Millbury-WMI Millbury-Vernon Hill	115
M191	North River Tap-E.Beverly-Beverly	115
N166	Northboro Road-N.Marlboro-Hudson	115
N192	North River Tap-E.Beverly	115
Q143	Clarkson(n.o.)-Admiral Street-Franklin Square-South St.	115
R144	Clarkson(n.o.)-Admiral Street-Franklin Square	115
S171S	Rise Tap-Rise	115
S171S	Johnston Tap-Johnston	115
T172S	Rise Tap-Rise	115
T172S	Johnston Tap-Johnston	115
S9	Auburn Street-Plymouth-Hanover Tap-Philips Lane-Norwell-Scituate	115
T2 Tap	Franklin Sq-South St.-Point St	115
U6	Dighton Tap-Dighton	115
U173	Carpenter Hill-Snow Street	115
W123	Carpenter Hill-Millenium-Snow Street	115
Y2	Somerset-Hathaway Street	115
Z1	Somerset-Hathaway Street	115
Y151	W.Andover Tap-W.Andover-S. Broadway	115
3761	Dexter-Jepson	69
3762	Dexter-Jepson	69
3763	Jepson-Navy-Gate 2	69
#1 Attlebo Tap	Read St - West St.	69
#2 Attlebo Tap	Read St - West St.	69
	Pratts Jct-E.Westminster-Westminster (n.o.)-Gardner Tower-Park St-Otter River (Gardner
A1	Tower-Park St n.o., both taps)	69
A1	Otter River - Templeton Muni.	69
A1	Otter River-Royalston Tower-Royalston-Chestnut Hill	69
A1	Chestnut Hill-Vernon	69
A53	Wachusetts-Oakdale-Chaffins-Cooks Pond	69

Schedule 2.01(b)

New England Power Company

Category B Facilities

B2	Pratts Jct-E.Westminster (n.o.)-Westminster-Gardner Tower-Park St	69
	Park St-Otter River (n.o.)-Royalston Tower-Royalston-Chestnut Hill-Vernon (Royalston Tower-
B2	Royalston-Chestnut Hill n.o., both taps)	69
B54	Wachusetts-Chaffins-Cooks Pond	69
B69	Quabbin Tower-Belchertown	69
D4	Deerfield 4-Vernon	69
E5	Ware-Lashaway (n.o.)-Meadow St	69
E5E	Meadow St.-Leicester-Pondville-Millbury	69
E5W	Ware-Quabbin Tower (n.o.)-Shutesbury	69
E5D	Deerfield 4-Deerfield 3-Deerfield 2 (n.o.)-Shutesbury	69
F6	Ware-Lashaway-Meadow St	69
F6E	Meadow St.-Leicester (n.o.)-Pondville-Millbury	69
F6W	Deerfield 4-Deerfield 3 (n.o.)-Deerfield 2-Quabbin Tower-Belchertown-Ware	69
G33	Bellows Falls-Westminster (GMP)-Putney-Ferry Rd (n.o.)	69
	Ferry Rd (n.o.)-Fibermark (CVPS)-Brundies Rd (CVPS)-Fulflex (CVPS)-N.Brattleboro
G33	(n.o.,CVPS)-S.Brattleboro tap-S.Brattleboro (CVPS)-Vernon Rd	69
G33	Vernon-S.Brattleboro tap (n.o.)	69
G7	Northboro Rd-S.Marlboro-Marlboro	69
135	Millbury-N.Grafton Tower (n.o.)-Shrewsbury	69
J10	Adams-Deerfield 5	69
L38	Wachusetts-Temple St.	69
M39	Wachusett-Fitch Road	69
N14S	Palmer-Wilbraham-E. Longmeadow-Kibbe Rd-Shaker Rd-Milton Bradley	69
N40	Pratts Junction-Fitch Road	69
O15S	Palmer-Hampden-E. Longmeadow-Kibbe Rd (n.o.)	69
O15N	Palmer-Ware	69
042	Ayer-Groton Muni-Dunstable (n.o.)-Pepperell Power-Groton St-Pepperell Paper	69
R43	Ayer-Groton Muni-Dunstable	69
S19	Millbury-E. Webster	69
T20	Meadow St-E. Webster (n.o.)	69
U21S	Pratts Junction-Prospect St-Devens	69
U21E	Ayer-Devens	69
V22E	Ayer-Prospect St (n.o.)	69

Schedule 2.01(b)

New England Power Company

Category B Facilities

V22S	Pratts Jct-Litchfield St-Prospect St	69
W23W	Northboro Rd-S.Marlboro(n.o.)-Marlboro-MWRA-Woodside	69
W23W	Woodside (n.o.)-Fitch Rd	69
X24W	Millbury-N.Grafton Tower-N.Grafton-Westboro	69
X24E	Westboro-Northboro Road	69
Y25S	Deerfield 5-Harriman	69
Harriman-Searsburg-Wilmington (GMP)-Mt Snow Dover (GMP)-Sleepy Hollow (GMP)-
Y25N	Bennington (CVPS)	69

Transformer #	Station	Voltage (kV)
3	Adams	115/69/23
5	Adams	115/69/23
4	Ayer	115/69/13
6	Ayer	115/69/13
1	Bellows Falls	115/69
2	Bellows Falls	115/69
3	Bellows Falls	115/69/6
3	Deerfield 4	115/69/13
8	Harriman	115/69/6
1	Millbury	115/69
2	Millbury	115/69
3	Millbury	115/69/13
1	Northboro Road	115/69/13
2	Northboro Road	115/69/13
3	Northboro Road	115/69/13
4	Northboro Road	115/69/13
3	Palmer	115/69/13
4	Palmer	115/69/13
5	Palmer	115/69/23/13
6	Palmer	115/69/23
4	Pratts Junction	115/69/13
6	Pratts Junction	115/69/13
7	Pratts Junction	115/69/13

Schedule 2.01(b)

New England Power Company

Category B Facilities

1	Read Street	115/69
2	Read Street	115/69/23
2	Wachusett	115/69/13

Schedule 2.01(b)

Northeast Utilities Service Company on behalf of

The Connecticut Light and Power Company

Category B Facilities

Circuit #	Stations	Voltage (kV)
1060	Plumtree-Triangle	115
1100	Barbour Hill-Enfield	115
1120	AES Thames-Montville	115
1165	Plumtree-Triangle	115
1200	Barbour Hill-Windsor Locks	115
1210	Card-Willimantic	115
1220	Card-Willimantic	115
1250	Montville-E.Haddam Jct(n.o.)-Uncaseville	115
1270	Plumtree-Middle River	115
1300	Enfield-Dexter Tap-Windsor Locks	115
1300	Dexter Tap-Dexter	115
1310	Manchester-South Windsor	115
1337	Middle River-Triangle	115
1350	Devon-Milford	115
1365	Williams-New London RR	115
1410	Montville-Buddington	115
1500	Montville-Williams-Flanders	115
1505	Tunnel-Fry Brook-Brooklyn-Tracy	115
1555	Rocky River-Bulls Bridge	115
1605	Montville-Williams-Flanders	115
1606	Barbour Hill-Rockville	115
1607	Tunnel-Fry Brook-Exeter Tap-Tracy	115
1607	Exeter Tap-Exeter	115
1635	South Windsor-Barbour Hill	115
1650	Devon-Devon RR	115
1724	Barbour Hill-Rockville	115
1753	Glenbrook-Cedar Heights	115
1763	Manchester-Barbour Hill	115

Schedule 2.01 (b)

Northeast Utilities Service Company on behalf of

The Connecticut Light and Power Company

Category B Facilities

1790	Devon RR Tap-Devon RR	115
1792	Glenbrook-Cedar Heights	115
1800	United Technologies Tap-United Technologies	115
1810	United Technologies Tap-United Technologies	115
1820	Southington-Black Rock	115
1830	Southington-Black Rock	115
1840	Black Rock-GE	115
1985	Williams-New London RR	115
100	Montville-Gales Ferry	69
400	Gales Ferry-Buddington-Tunnel	69
500	Tunnel-SECREC	69
680	Black Rock-Burritt	69
694	Falls Village-North Canaan	69
800	Card-Mansfield	69
900	Card-Skungamaug-Mansfield	69

Transformer #	Station	Voltage (kV)
	Card	115/69
16X	Montville	115/69
11X	Shepaug	115/69
4X	Black Rock	115/69
1X	Tunnel	115/69
8X	Card	115/69
9X	Card	115/69

Schedule 2.01 (b)

Northeast Utilities Service Company on behalf of

Holyoke Water Power Company

Category B Facilities

Circuit #	Stations	Voltage (kV)
	Fairmont North-Prospect	115
	Fairmont South-Prospect	115

Schedule 2.01(b)

Northeast Utilities Service Company on behalf of

Public Service Company of New Hampshire

Category B Facilities

Circuit #	Stations	Voltage (kV)
60(K29)	Littleton-St. Johnsbury	115
B112	Beebe-Tamworth-White Lake	115
C106	Saco Valley-Intervale	115
C131	Kingston Tap-Kingston	115
D142	Whitefield-Lost Nation	115
F117	Rochester Tap-Rochester	115
G192	Hudson-Bridge Street	115
I158	Scobie-Huse Road	115
J125	Webster-Laconia	115
K165	Bridge Street Tap-Bridge Street (N.O.)	115
K1214	Saco Valley-Lovell-Harrison-Kimball Road	115
L109	Watts Brook-Granite Ridge	115
L176	Webster-Laconia	115
P145	Oak Hill Tap-Oak Hill	115
P134	Hudson-Long Hill	115
PN2A	Schiller-Newington Station	115
PN1B	Schiller-Newington Station	115
Q195	Littleton Tap-Littleton (N.O.)	115
S136	Whitefield-Berlin	115
R187	Mammouth Road Tap-Mammouth Road	115
T13	Schiller-Resistance	115
Z156	Schiller-Resistance	115
W157	S.Milford Tap-S.Milford	115
Y138	White Lake-Saco Valley(n.o.)	115
W179	Berlin-Pontook Hydro-Lost Nation	115
Z177	Smith-Berlin	115

Schedule 2.01(b)

Northeast Utilities Service Company on behalf of

Western Massachusetts Electric Company

Category B Facilities

Circuit #	Stations	Voltage (kV)
F132	Partridge-Partridge Jct	115
1034	Montague-Amherst	115
1113	Podick-Five Corners-Fairmont North	115
1134	Amherst-Five Corners-Fairmont South	115
1413	Doreen-Silver Lake	115
1544	W.Springfield-Clinton	115
1614	Doreen-Silver Lake	115
1632	Montague-Podick	115
1715	Doreen-GE-Altresco	115
1755	W.Springfield-Clinton	115
1816	Doreen-GE-Altresco	115
1819*	Midway-Florence	115
1905	S.Agawam-Berkshire Power	115
1930	Shawinigan-Masspower	115
1935	Shawinigan-Masspower	115
1940	Shawinigan-Masspower	115
637	Pochassic-Cobble Mt.	115

Transformer #	Station	Voltage (kV)
	Pochassic	115/69

Schedule 2.01(b)

NSTAR Electric & Gas Corporation on behalf of:

Boston Edison Company, Cambridge Electric Light Company,

and Commonwealth Electric Company

Category B Facilities

Circuit #	Stations	Voltage (kV)
65-507	Medway-Medway J3	115
146-502	W.Walpole-Walpole(n.o.)	115
219-532	Maynard-Concord	115
219-533	Maynard-Concord	115
496-528	Baker Street-Hyde Park	115
496-529	Baker Street-Hyde Park	115
292-522	Baker Street-Newton Highlands	115
292-523	Baker Street-Newton Highlands	115
416-526	Sudbury-Maynard	115
416-527	Sudbury-Maynard	115
483-524	K Street-Andrew Square-Dewar Street	115
483-525	K Street-Andrew Square-Dewar Street	115
517-524	Dewar St (n.o.)-No. Quincy	115
517-525	Dewar St (n.o.)-No. Quincy	115
831-538	Putnam-Kendall	115
108	Horsepond Tap-Manomet	115
113	Horsepond Tap-Manomet	115
116	Brook Street-West Pond	115
117	Brook Street-West Pond	115
117	Kingston-Duxbury	115
129	SEMASS Tap-SEMASS	115
191	Kingston-Duxbury-Marshfield	115
107W	Falmouth Tap-Falmouth	115
112	Pine Street-Cannon Street	115
114	Pine Street-Cannon Street	115
115E	Falmouth Tap-Falmouth	115
478-503	Hobart Street Tap-Hobart Street	115

Schedule 2.01(b)

NSTAR Electric & Gas Corporation on behalf of:

Boston Edison Company, Cambridge Electric Light Company,

and Commonwealth Electric Company

Category B Facilities

478-508	Hobart Street Tap-Hobart Street	115
132-538	K Street-Deer Island	115
576-534	K-Street-MBTA	115
576-535	K-Street-MBTA	115

Schedule 2.01(b)

The United Illuminating Company

Category B Facilities

Circuit #	Stations	Voltage (kV)
P-B Tie Line 2	Bridgeport Harbor 2 GSU - Pequonnock	115
P-B Tie Line 3	Bridgeport Harbor 3 GSU - Pequonnock	115
ES-NNH Tie
Line	New Haven Harbor GSU - E.Shore	115
9R	Bridgeport Resco	115
48G	Bridgeport Energy	115

Schedule 2.01(b)

Vermont Electric Power Company

Category B Facilities

Circuit #	Stations	Voltage (kV)
25-00	Woodford Road-Searsburg	69
67-00	Vernon Road-Ferry Road	69
	Vernon Road-South Brattleboro	69
K15	Ascutney-Windsor	115
1591(K21)	IBM Tap-IBM	115
1592(K24)	IBM Tap-IBM	115
1593(K21)	IBM Tap-IBM	115
1594(K24)	IBM Tap-IBM	115
K25	East Avenue-Essex	115
K60	Littleton-St.Johnsbury	115
K30	Florence Tap-Florence	115
K33	Queen City-Williston	115
K28	St.Johnsbury-Irasburg	115
K42	Highgate Tap-Highgate	115
K42	St.Albans Tap-St.Albans	115
K80	East Fairfax Tap-East Fairfax	115
K41	Highgate-Newport	115
K48	Newport-Border	115
Y25N	Harriman-Searsburg-Wilmington (GMP)-Mt Snow Dover (GMP)-Sleepy Hollow (GMP)-Bennington (CVPS)	69

Transformer #	Station	Voltage (kV)
Y25	Bennington	115/69

Schedule 3.02(b)

NORTHEAST UTILITIES SERVICE COMPANY ON BEHALF OF ITS

OPERATING COMPANIES

List of Interconnection Agreements with neighboring Control Areas and

Tariff(s) Applicable to External Transactions

•	Long Island Power Authority 10/31/67 Agreement between The Connecticut Light and Power Company and (formally Long Island Lighting Company) Long Island Lighting Company, as amended or superseded.

Schedule 3.02(b)

VERMONT ELECTRIC POWER COMPANY

List of Interconnection Agreements with neighboring Control Areas and

Tariff(s) Applicable to External Transactions

•	Interconnection Agreement of 2/23/87, between the Highgate Joint Owners and Hydro- Quebec.

Schedule 3.02(d)

LIST OF EXISTING OPERATING PROCEDURES

1.	ISO New England Manual No. 6 – Financial Transmission Rights

2.	ISO New England Manual 11 – Market Operations

3.	ISO New England Manual 20 – Installed Capacity

4.	ISO New England Manual 27 – Tariff Accounting

5.	ISO New England Manual 28 – Market Rule 1 Accounting

6.	ISO New England Manual 29 – Billing

7.	ISO New England Manual 35 – Definitions and Abbreviations

8.	ISO New England Manual 37- Forward Reserve

9.	ISO New England Manual – ISO-NE Load Response Program

10.	ISO New England Operating Procedure No. 1 “Central Dispatch Operating Responsibility and Authority of ISO New England, the Local Control Centers and Market Participants”

11.	ISO New England Operating Procedure No. 2 “Maintenance Of Communications, Computers, Metering, and Computer Support Equipment”

12.	ISO New England Operating Procedure No. 3 “Transmission Outage Scheduling”

13.	ISO New England Operating Procedure No. 4 “Action During a Capacity Deficiency”

14.	ISO New England Operating Procedure No. 5 “Generation Maintenance and Outage Scheduling”

15.	ISO New England Operating Procedure No. 6 “System Restoration”

16.	ISO New England Operating Procedure No. 7 “Action In An Emergency”

17.	ISO New England Operating Procedure No. 8 “Operating Reserve and Regulation”

18.	ISO New England Operating Procedure No. 9 “Scheduling and Dispatch of External Transactions”

19.	ISO New England Operating Procedure No. 10 “Analysis and Reporting of Power System Emergencies”

20.	ISO New England Operating Procedure No. 11 “Black Start Capability Testing Requirements”

21.	ISO New England Operating Procedure No. 12 “Voltage and Reactive Control”

22.	ISO New England Operating Procedure No. 13 “Standards For Voltage Reduction and Load Shedding Capability”

23.	ISO-NE Operating Procedure No. 14 “Technical Requirements for Generation, Dispatchable and Interruptible Loads”

24.	ISO New England Operating Procedure No. 16 “Transmission System Data”

25.	ISO New England Operating Procedure No. 17 “Load Power Factor Correction”

26.	ISO New England Operating Procedure No. 18 “Metering and Telemetering Criteria”

27.	ISO New England Operating Procedure No. 19 “Transmission Operations”

28.	ISO New England Operating Procedure No. 20 “Cold Weather Event Operations”

29.	ISO New England Compliance Procedure

30.	ISO New England Compliance and Enforcement Process For Enhanced NPCC Reliability and NERC Standards

31.	Master/Local Control Center Procedure #1 “Nuclear Plant Transmission Operations”

32.	Master/Local Control Center Procedure #2 “Abnormal Conditions Alert”

33.	Master/Local Control Center Procedure No. 3 “Test Procedure For Local Control Center Satellite Phone Communications”

34.	Master/Local Control Center Procedure #4 “Rules for Generator Unit Control Modes, Limits and Dispatch Terminology”

35.	Master/Local Control Center Procedure #5 “Procedure for Millstone Point Station Generation Reduction”

36.	Master/Local Control Center Procedure #6 “Procedure for Evacuation of ISO New England Control Room”

37.	Master/Local Control Center Procedure #7 “Processing Transmission Outage Applications”

38.	Master/Local Control Center Procedure #8 “Coordination of Generation Voltage Regulator Outages”

39.	Master/Local Control Center Procedure #9 “Operation of the Chester Static VAR Compensator (SVC)”

40.	Master/Local Control Center Procedure #10 “Generator Governor Control and Operation”

41.	Common Operating Instructions for Hydro-Québec TransÉnergie and the New England Asset Owners for the ± 450Kv DC Lines Radisson - Nicolet - Sandy Pond (Phase II) and ± 450Kv DC Lines Des Cantons - Monroe (Phase I)

42.	Common System Dispatch Instructions for Hydro-Québec TransÉnergie and ISO New England Inc. for the ± 450Kv DC Lines Radisson - Nicolet - Sandy Pond (Phase II) and ± 450 kV DC Lines Des Cantons - Monroe (Phase I)

Schedule 3.09(a)

Planning and Expansion – Participating Transmission Owner Rights and Obligations

1. PTOs’ Rights and Obligations to Build and Associated Conditions Including Cost Recovery:

1.1 The following provisions shall apply to any New Transmission Facility or Transmission Upgrade designated in the ISO System Plan other than a Merchant Transmission Facility except as provided in Section 1.3 of this Schedule:

(a) Subject to the requirements of applicable law, government regulations and approvals, including requirements to obtain any necessary federal, state or local siting, construction and operating permits; the availability of required financing; the ability to acquire necessary rights-of-way; and satisfaction of the other conditions set forth in this Section 1.1, each PTO shall have the obligation to own and construct (or cause to be constructed) any New Transmission Facility or Transmission Upgrade that is designated in the ISO System Plan as necessary and appropriate for system reliability or economic efficiency. The PTO may enter into appropriate contracts to fulfill any obligations associated with the ownership and construction of such New Transmission Facilities or Transmission Upgrades.

(b) Each PTO subject to the obligation to build New Transmission Facilities and Transmission Upgrades under Section 1.1 (a), shall have the right to own and construct (or cause to be constructed) any New Transmission Facility or Transmission Upgrade located within or connected to its existing electric system which is included in the ISO System Plan, other than a Merchant Transmission Facility. This right shall not affect any rights that an entity may have to construct a Merchant Transmission Facility in response to a need identified by the ISO in the ISO Planning Process.

(c) (i) Each PTO’s assumption of an obligation to build New Transmission Facilities and Transmission Upgrades under Section 1.1 (a) shall be subject to the right of such PTO to recover, pursuant to appropriate financial arrangements and tariffs or contracts, all prudently incurred costs associated with a New Transmission Facility or Transmission Upgrade that has been included in the ISO System Plan, plus a return on invested equity and other capital.

(ii) If a PTO incurs costs associated with a New Transmission Facility or Transmission Upgrade that has been included in the ISO System Plan, such PTO shall have the right, by filing in accordance with Section 3.04 of this Agreement, to recover all of its costs associated with such New Transmission Facility or Transmission Upgrade that are prudently incurred or prudently committed to be incurred, including costs prudently incurred or prudently committed to be incurred by such PTO in connection with the planning, design, engineering, permitting, procuring and other preparation for construction, and/or construction of the New Transmission Facility or Transmission Upgrade, plus a return on invested equity and other capital.

(d) If a New Transmission Facility or Transmission Upgrade is included in an approved ISO System Plan and the ISO has indicated that the PTO is to commence planning, designing or constructing such New Transmission Facility or Transmission Upgrade, then a PTO that incurs costs in order to implement the ISO System Plan (and satisfy its obligation to build hereunder) by commencing to plan, design or construct such New Transmission Facility or Transmission Upgrade shall be permitted to recover all of its prudently incurred costs as set forth in Section 1.1(c) even if the ISO subsequently determines that the New Transmission Facility or Transmission Upgrade is no longer required and removes it from the ISO System Plan, notwithstanding any contrary FERC policy or rule relating generally to the recovery of the costs of abandoned plant.

(e) If a New Transmission Facility or Transmission Upgrade included in an approved ISO System Plan is not constructed because any of the conditions set forth in this Section 1.1 have not been satisfied or for any other reason, the ISO shall submit a report to the FERC addressing such non-construction, which report shall include a report from the PTO responsible for the planning, design or construction of such New Transmission Facility or Transmission Upgrade.

1.2 The PTO shall promptly seek siting and any other required regulatory approvals for which such PTO is designated as the appropriate entity to construct and own or finance facilities included in the ISO System Plan. If requested by the PTO, the ISO shall undertake reasonable efforts (consistent with its technical judgment) to assist the PTO in obtaining required regulatory approvals for New Transmission Facilities or Transmission Upgrades included in the ISO System Plan and approved by the ISO. The assistance may include the provision of testimony, witnesses, and similar assistance. The ISO shall not, in any manner, be precluded from similarly assisting, at its discretion, other projects that address a need identified by the ISO in the ISO System Plan.

1.3 The ISO shall ensure that the ISO Planning Process includes opportunities for state regulatory authorities, including the agency with authority over the retail electricity rates of a PTO with the obligation under Section 1.1(a) to build a New Transmission Facility or Transmission Upgrade, to provide their views to the ISO with respect to need for the New Transmission Facility or Transmission Upgrade.

2. PTO Obligations:

2.1 Each PTO shall support the planning process as described in the ISO OATT and any interregional planning coordination. As requested by the ISO, such support may include conducting any necessary studies, including system impact studies and facilities studies for the PTO’s Transmission Facilities, assisting in the performance of such studies or any additional studies, and supplying any information and data reasonably required to prepare a ISO System Plan or to perform transmission enhancement and expansion studies.

2.2 Each PTO shall make reasonable efforts to provide information and support in response to the ISO’s requests within the ISO’s requested time frames and shall comply with all deadlines set forth in the ISO Planning Process, as specified in the ISO OATT.

2.3 Each PTO shall comply with the ISO’s Planning Procedures (which are supplemental to the ISO Planning Process, as specified in the ISO OATT), provided that any modifications to existing Planning Procedures and any new Planning Procedures shall be developed in accordance with the process set forth for the development of new or modified Planning Procedures in Section 3.09(b) to the TOA.

Schedule 3.09(b)

LIST OF EXISTING PLANNING PROCEDURES

ISO New England Planning Procedure No. 3

Reliability Standards for the New England Area Bulk Power Supply System

ISO New England Planning Procedure No. 4

Procedure for Pool-Supported PTF Cost Review

ISO New England Planning Procedure No. 4-1

Cost Responsibility For Transmission Upgrades With Multiple Needs

ISO New England Planning Procedure No. 5

Procedure for Reporting Notice of Intent to Construct, Retire or Change Facilities in Accordance with Section I.3.9 of the ISO New England Tariff (Proposed Plan Application Procedure)

ISO New England Planning Procedure No. 5-1

Procedure For Review Of Governance Participant’s Proposed Plans (Section I.3.9 Applications: Requirements, Procedures And Forms)

ISO New England Planning Procedure No. 5-3

Guidelines for Conducting and Evaluating Proposed Plan Application Analyses

ISO New England Planning Procedure No. 5-4

Subordinate Proposed Plan Application Policy

ISO New England Planning Procedure No. 5-5

Special Protection Systems Application Guidelines

ISO New England Planning Procedure No. 5-6

Scope Of Study For System Impact Studies Under The Minimum Interconnection Standard

ISO New England Planning Procedure No. 6

Procedures for the Establishment and Study of New England Interconnection

ISO New England Planning Procedure No. 8

Construction Sequencing

Schedule 3.11(b)

NORTHEAST UTILITIES SERVICE COMPANY ON BEHALF OF ITS

OPERATING COMPANIES

List of Grandfathered Intertie Agreements

•	Long Island Power Authority 10/31/67 Agreement between The Connecticut Light and Power Company and (formally Long Island Lighting Company) Long Island Lighting Company, as amended or superseded.

Schedule 3.11(b)

VERMONT ELECTRIC POWER COMPANY

List of Grandfathered Intertie Agreements

•	Interconnection Agreement of 2/23/87, between the Highgate Joint Owners and Hydro-Quebec.

Schedule 3.11(c)

BANGOR HYDRO-ELECTRIC COMPANY

List of Grandfathered Interconnection Agreements

•	I/A between Great Northern Paper/Great Lakes Hydro America and BHE (dated 5/23/03)

•	I/A between Penobscot Hydro, LLC (PPL) and BHE (dated 5/27/99)

•	Special Facilities Agreement between Babcock-Ultrapower West Enfield (BUWE) and BHE (dated 6/30/95)

•	Construction and Procurement Agreement between BHE and CASCO Bay Energy Co, LLC dated 11/5/99

•	I/C Agreement between BHE and CASCO Bay Energy Co, LLC dated 9/4/98 (revised I/C agreement filed with Commission on 1/22/99)

•	Construction Agreement between Brascan Energy Marketing Inc. and BHE (dated 5/23/03)

•	I/C Agreement between Katahdin Paper Co, LLC and BHE dated 5/16/03

•	West Enfield Purchased Power Agreement, June 9, 1986

•	Hydro Associates Penobscot Energy Purchased Power Agreement, as amended through June 26, 1998

•	Recovery Company Pumpkin Hill Power - Purchased Power Agreement, as amended through December 4, 1984

•	Green Lake Hydro Purchased Power Agreement, as amended through April 18, 2000

•	Sebec Hydro Purchased Power Agreement, as amended through March 19, 1984

•	Milo Hydro Purchased Power Agreement, as amended through June 1, 1985

Schedule 3.11(c)

CENTRAL MAINE POWER COMPANY

List of Grandfathered Interconnection Agreements

•	I/C Agreement between Abbotts Mill Hydro and CMP (5/22/02)

•	I/C Agreement between Androscoggin Energy, LLC (AELLC) and CMP (10/21/98)

•	I/C Agreement between Androscoggin Reservoir Company (ARCO) and CMP

•	I/C between Boralex Livermore Falls and CMP (4/1/01)

•	I/C Agreement between Boralex Stratton Associates and CMP (4/1/98)

•	I/C Agreement between Bucksport Energy LLC and CMP (6/13/00)

•	I/C Agreement between Calpine Construction Finance Company, LP and CMP (dated 4/12/01-amended 12/12/01)

•	I/C Agreement between Casco Bay Energy Company LLC and CMP (construction, procurement and continuing obligations agreement 5/1/00)

•	I/C Agreement between city of Lewiston and CMP (3/1/00)

•	Continuing Site/Interconnection Agreement between FPL Energy Maine, Inc. and CMP (dated 1/6/98-amended 6/16/98 and 7/24/02)

•	I/C Agreement between Gardner Brook Hydro and CMP (2/1/02)

•	I/C Agreement Amendment to Gardner Brook Hydro (3/20/02)

•	I/C Agreement between Greenville Steam Company and CMP (1/1/01)

•	I/C Agreement between International Paper Company and CMP (3/1/00)

•	I/C Agreement between J & L Electric and CMP (6/23/03)

•	I/C Agreement between Ledgemere Hydro LLC and CMP (12/23/03)

•	I/C Agreement between Moosehead Energy, Inc. and CMP (3/1/00)

•	I/C Agreement between Kennebec Water District and CMP (3/1/00)

•	I/C Agreement between Kezar Falls Hydro and CMP (12/23/03)

•	I/C Agreement between Marsh Power L.P. and CMP (3/1/00)

•	I/C Agreement between Messalonskee Stream Hydro and CMP (12/23/00)

•	I/C Agreement between Regional Waste System Inc. and CMP (1/1/01)

•	I/C Agreement between Robbins Lumber, Inc. and CMP (2/15/01)

•	I/C Agreement between Rocky Gorge Corporation and CMP (1/1/01)

•	I/C Agreement between Rumford Power Associates L.P. and CMP (10/21/98)

•	I/C Agreement between S. D. Warren Company and CMP (3/1/00)

•	I/C Agreement between Sparhawk Mill Company and CMP (3/1/00)

•	I/C Agreement between Stony Brook Hydro and CMP (2/1/02)

•	I/C Agreement between Wight Brook Hydro and CMP (2/1/02)

Schedule 3.11(c)

FLORIDA POWER & LIGHT COMPANY-NEW ENGLAND DIVISION

List of Grandfathered Interconnection Agreements

•	Interconnection and Operating Agreement by and between Florida Power & Light Company and FPL Energy Seabrook, LLC (6/25/03)

Schedule 3.11(c)

NEW ENGLAND POWER COMPANY

Grandfathered Interconnection Agreements

•	Direct Assignment Facilities Charge/MAHY and Multiple (dated 6/1/85)

•	Direct Assignment Facilities Charge/NECO and ANP Blackstone Energy Company, LLC (dated 5/5/99)

•	Direct Assignment Facilities Charge/NECO and Pawtucket Power Associates (dated 12/15/01)

•	Direct Assignment Facilities Charge/NEET and Multiple (dated 10/1/86)

•	Direct Assignment Facilities Charge/NEP and AES Londonderry, LLC (dated 6/22/01)

•	Direct Assignment Facilities Charge/NEP and ANP Bellingham Energy Company, LLC (dated 2/23/99)

•	Direct Assignment Facilities Charge/NEP and ANP Blackstone Energy Company, LLC (dated 4/30/99)

•	Direct Assignment Facilities Charge/NEP and Ashburnham Municipal Light Plant (dated 12/18/96)

•	Direct Assignment Facilities Charge/NEP and Boott Mills Hydropower (dated 6/22/86)

•	Direct Assignment Facilities Charge/NEP and Boston Edison Company (dated 12/15/85)

•	Direct Assignment Facilities Charge/NEP and Boston Edison Company (dated 6/1/76)

•	Direct Assignment Facilities Charge/NEP and Boston Edison Company (dated 1/18/73)

•	Direct Assignment Facilities Charge/NEP and Boston Edison Company (dated 5/25/88)

•	Direct Assignment Facilities Charge/NEP and Boston Edison Company (dated 10/10/86)

•	Direct Assignment Facilities Charge/NEP and Centennial Island Hydroelectric Company (12/29/89)

•	Direct Assignment Facilities Charge/NEP and Central Vermont Public Service (dated 9/7/66)

•	I/A between NEP/Montaup & Dighton Power Associates, LP (dated 4/10/97)

•	Direct Assignment Facilities Charge/NEP and Fitchburg (dated 3/1/02)

•	Direct Assignment Facilities Charge/NEP and FPLE Rhode Island State Energy Partners (dated 12/22/00)

•	Direct Assignment Facilities Charge/NEP and Gas Recovery Systems (BFI) Randolph (dated 11/23/98)

•	Direct Assignment Facilities Charge/NEP and Georgetown Municipal Electric Department (dated 12/6/90)

•	Direct Assignment Facilities Charge/NEP and Hingham Municipal Light Plant (dated 7/1/96)

•	Direct Assignment Facilities Charge/NEP and HQ AC-Multiple (dated 6/16/87)

•	I/A between NEP and Hudson Tap Transmission (dated 6/22/86)

•	Direct Assignment Facilities Charge/NEP and Hull Municipal Lighting Plant (dated 7/9/96)

•	Direct Assignment Facilities Charge/NEP and Indeck Energy Services of Turner Falls, Inc. (dated 7/7/88)

•	Related Facilities Agreement between NEP/Blackstone Valley Electric Company and Lake Road Generating, LLP (dated 8/31/990)

•	Direct Assignment Facilities Charge/NEP and Littleton Electric Light Department (MA) (dated 10/31/92)

•	Direct Assignment Facilities Charge/NEP and Littleville Power Company (dated 9/27/95)

•	Direct Assignment Facilities Charge/NEP and Marblehead Municipal Light Department (dated 12/7/94)

•	Direct Assignment Facilities Charge/NEP and Massachusetts Water Resource Authority (dated 9/21/95)

•	Direct Assignment Facilities Charge/NEP and MBTA (dated 11/1/96)

•	Direct Assignment Facilities Charge/NEP and MBTA (dated 10/1/97)

•	Direct Assignment Facilities Charge/NEP and Middleton Municipal Electric Department (dated 12/1/92)

•	Direct Assignment Facilities Charge/NEP and Milford Power (dated 3/20/92)

•	Direct Assignment Facilities Charge/NEP and Millennium Power Partners (dated 12/29/97)

•	Direct Assignment Facilities Charge/NEP and Nantucket (dated 5/5/03)

•	Direct Assignment Facilities Charge/NEP and Narragansett Electric Company (dated 4/6/72)

•	Direct Assignment Facilities Charge/NECO Boston Edison and New Bedford Gas Edison Light Company (dated 8/31/71)

•	Network Integrated Transmission Service between NEP and North Attleborough Electric (dated 7/9/96)

•	Direct Assignment Facilities Charge/NEP and NRG Energy, Inc. (Somerset Power, LLC) (First Amendment of I/C Agreement dated 10/13/98) dated 4/26/99

•	Direct Assignment Facilities Charge/NEP and Paxton Municipal Light Department (dated 2/27/02)

•	Direct Assignment Facilities Charge/NEP and Peabody Municipal Light Department (dated 11/16/90)

•	Direct Assignment Facilities Charge/NEP and Pioneer Hydro Inc. (dated 10/18/83)

•	Direct Assignment Facilities Charge/NEP and Public Service Company of New Hampshire (dated 2/16/37)

•	Direct Assignment Facilities Charge/NEP and Refuse Energy System’s Company (dated 6/12/80)

•	Direct Assignment Facilities Charge/NEP and River Mill Hydro (10/12/89)

•	Direct Assignment Facilities Charge/NEP and Rowley Municipal Lighting Plant (dated 4/10/90)

•	Support Agreement /NEP and Seabrook Transmission-Multiple (dated 12/15/87)

•	Direct Assignment Facilities Charge/NEP and Sithe Fore River Development (dated 5/25/01)

•	Direct Assignment Facilities Charge/NEP and Sterling Municipal Light Department (dated 1/11/86)

•	Direct Assignment Facilities Charge/NEP and Taunton Municipal Lighting Plant (dated 9/1/95)

•	Direct Assignment Facilities Charge/NEP and Templeton Municipal Light Plant (dated 10/30/81)

•	Interconnection Related Facilities Agreement /NEP and Tiverton Power Associates (dated 8/19/98)

•	I/A between NEP and Tiverton Power Associates (dated 6/1/92)

•	Direct Assignment Facilities Charge/NEP and UAE Lowell Cogen (dated 5/25/88)

•	Direct Assignment Facilities Charge/NEP and UAE Lowell Power (dated 5/9/90)

•	Direct Assignment Facilities Charge/NEP and US Gen New England Inc. (PG&E National Energy Group) (dated 9/1/98)

•	Support Agreement/NEP and Vermont Electric Power Company, Inc. Bellows Falls (dated 8/1/98)

•	Support Agreement/NEP and Vermont Electric Power Company, Inc. W-149 Reconductoring (dated 3/1/95)

•	Support Agreement/NEP and Vermont Electric Power Company, Inc. (dated 4/5/74)

•	Direct Assignment Facilities Charge/NEP and Wakefield Municipal Light Department (dated 6/16/87)

•	Direct Assignment Facilities Charge/NEP and Wheelabrator North Andover, Inc. (dated 1/1/02)

•	Direct Assignment Facilities Charge/NHHY and Multiple (dated 6/16/87)

•	I/A between MECO and Gas Recovery Systems (BFI) East Bridgewater (dated 5/31/95)

•	I/A between MECO and Gas Recovery Systems (BFI) Fall River (dated 5/5/99)

•	I/A between MECO and Gas Recovery Systems (BFI) Halifax (dated 5/31/95)

•	I/A between MECO and Littleville Power (dated 7/24/79)

•	I/A between MECO and Methuen Hydro (dated 12/1/87)

•	I/A between MECO and Mini Watt Electric Company (O’Connell Energy) (dated 3/24/82)

•	I/A between MECO and Mini Watt Electric Company (O’Connell Energy) (dated 10/9/91)

•	I/A between MECO and Rowley Municipal Lighting Plant (dated 4/10/90)

•	I/A between MECO and South Barre Hydroelectric Company (dated 11/13/89)

•	I/A between MECO and South Barre Hydroelectric Company (dated 6/1/92)

•	I/A between MECO and South Barre Landfill (Zapco) (dated 2/10/87)

•	I/A between MECO and Swift River Company (Collins Dam) (dated 8/30/84)

•	I/A between MECO and Webster Hydro (dated 7/22/81)

•	I/A between MECO and West Dudley Hydroelectric Company (dated 8/1/83)

•	I/A between NECO and Northeast Energy Associates (dated 6/20/92)

•	I/A between NECO and Ocean State Power (dated 8/16/89)

•	I/A between NECO and ANP Milford Power (dated 1/1/02)

•	I/A between NEP and Black Hills Energy Capital (dated 1/1/02)

•	I/A between NEP and Danvers Electric Department (dated 12/29/92)

•	I/A between NEP and Green Mountain Power (dated 8/16/96)

•	I/A between NEP and Hingham Municipal Light Plant (dated 10/7/87)

•	I/A between NEP and Indeck Pepperell Power Associates, Inc. (dated 1/31/89)

•	I/A between NEP and Indeck Pepperell Power Associates, Inc. (dated 5/24/89)

•	I/A between NEP and Indeck Pepperell Power Associates, Inc. (dated 10/20/95)

•	I/A between NEP and Lowell Cogen (dated 1/1/02)

•	Integrated Facilities Agreements/NEP and Massachusetts Electric Company, Granite State Electric, Narragansett Electric Company (dated 1967)

•	Network/NECO and Pascoag Utility District (dated 10/24/97)

•	Network/NEP and ANP Bellingham Energy Company, LLC (dated 5/30/01)

•	Network/NEP and Ashburnham Municipal Light Plant (dated 7/9/96)

•	Network/NEP and Boston Edison Company (dated 7/24/98)

•	Network/NEP and Boylston Municipal Light (dated 7/9/96)

•	Network/NEP and Central Vermont Public Service (dated 10/30/96)

•	Network/NEP and Danvers Electric Department (dated 5/31/01)

•	Network/NEP and Fitchburg Gas & Electric (dated 3/1/02)

•	Network/NEP and Georgetown Municipal Light Department (dated 7/9/96)

•	Network/NEP and Granite State Electric Company (dated 10/3/01)

•	Network/NEP and Groton Electric Light Department (dated 7/9/96)

•	Network/NEP and Groveland Electric Department (dated 6/29/98)

•	Network/NEP and Holden Municipal Light Department (dated 7/9/96)

•	Network/NEP and Hudson Light & Power Department (dated 7/9/96)

•	Network/NEP and Ipswich Utilities Department (dated 7/9/96)

•	Network/NEP and Littleton Electric Department (dated 7/9/96)

•	Network/NEP and Littleton, NH Water and Light Department (dated 1/1/98)

•	Network/NEP and MA Development Devens (dated 11/1/96)

•	Network/NEP and Mansfield Municipal Lighting Plant (dated 7/9/96)

•	Network/NEP and Marblehead Municipal Light Department (dated 7/9/96)

•	Network/NEP and Massachusetts Electric Company (dated 5/27/97)

•	Network/NEP and MBTA (dated 8/13/98)

•	Network/NEP and Merrimac Municipal Light Department (dated 7/1/98)

•	Network/NEP and Middleborough Gas and Electric (dated 3/1/02)

•	Network/NEP and Middleton Municipal Electric Department (dated 7/9/96)

•	Network/NEP and Millennium Power Partners (dated 2/1/02)

•	Network/NEP and New Hampshire Electric Co-Op (dated 10/23/01)

•	Network/NEP and Pascoag Utility District (dated 1/1/98)

•	Network/NEP and Paxton Municipal Light Department (dated 7/9/96)

•	Network/NEP and Peabody Municipal Light Department (dated 7/9/01)

•	Network/NEP and PG&E National Energy Group (US GEN) (dated 9/1/98)

•	Network/NEP and Princeton Municipal Light Department (dated 7/9/96)

•	Network/NEP and Public Service Company of New Hampshire (dated 11/1/01)

•	Network/NEP and Reading Municipal Light Department (dated 12/1/99)

•	Network/NEP and Rowley Municipal Lighting Plant (dated 7/9/96)

•	Network/NEP and Shrewsbury Electric Light Department (dated 7/9/96)

•	Network/NEP and Sterling Municipal Light Department (dated 7/9/96)

•	Network/NEP and Taunton Municipal Lighting Plant (dated 4/25/03)

•	Network/NEP and The Narragansett Electric Company (dated 2/1/02)

•	Network/NEP and West Boylston Municipal Lighting Department (dated 7/9/96)

•	Network/NEP and Western Mass. Electric Company (dated 4/1/99)

•	Other/MECO and MBTA (dated 8/18/97)

•	Other/MECO and Milford Power (dated 6/6/91)

•	Other/NECO and Blackstone Valley Electric Company/Montaup Electric Company (dated 5/1/00)

•	Other/NECO and Boston Edison Company Commonwealth Electric Company (dated 8/31/71)

•	Other/NECO and Montaup Electric Company (dated 5/1/00)

•	Other/NECO and Montaup Electric Company (dated 5/1/00)

•	Other/NECO and The Narragansett Electric Company (dated 12/1/01)

•	Other/NECO and The Narragansett Electric Company (dated 5/1/00)

•	Other/NEP and Boston Edison Company/Middleborough Gas & Electric Department (dated 1/1/02)

•	Other/NEP and MBTA (dated 3/20/98)

•	Other/NEP and REMVEC-Multiple (dated 7/1/94)

•	Transmission Owners Agreement/MECO and Ashburnham Municipal Light Plant (dated 12/18/96)

•	Transmission Owners Agreement/MECO and MBTA (dated 4/18/94)

•	I/A between NEP and American Paper Mills of Vermont, Inc. (dated 11/30/00)

•	Transmission Owners Agreement/NEP and Gas Recovery Services (formerly Browning Ferris Gas Services-East Bridgewater & Halifax) (dated 5/1/97)

•	Transmission Owners Agreement/NEP and Indeck Pepperell Power Associates, Inc. (dated 10/20/95)

•	Transmission Owners Agreement/NEP and Pawtucket Power Associates, LP (dated 11/2/01)

•	Transmission Owners Agreement/NEP and Templeton Municipal Light Plant (dated 8/4/87)

•	Network/NEP and Wakefield Municipal Light Department (dated 7/9/01)

•	Agreement for Reinforcement and Improvements of NEP’s Transmission System (dated 4/1/83)

•	Upper Development-Lower Development Transmission Line Support Agreement: NEET and NEPCo. (dated 1982)

•	Service Agreement for Firm Local Generation Delivery Service under NEP’s Open Access Transmission Tarriff (dated 9/21/01)

•	Network Integration Transmission Service NEP/ Hull Municipal Lighting Plant (dated 7/9/96)

•	Network Integration Transmission Service NEP/Templeton Municipal Lighting Plant (dated 7/9/96)

•	Network Integration Transmission Service NEP/North Attleborough Templeton & Wakefield (dated 7/9/96)

•	Amendment No. 1 Support Improvement Agreement NEP/Boston Edison

•	I/A between Eastern Edison/MBTA

•	I/A between NEP/MECO Shrewsbury St. (dated 10/23/96)

•	Transmission Facilities Support Agreement/NEP /Boston Edison/Mystic Golden Hills (5/25/88)

•	Transmission Support Agreement/Boston Edison/Woburn Sandy Pond Tewksbury (dated 7/18/73)

•	Support Agreement NEP Seabrook/Tewksbury (12/15/87)

•	Support Agreement NEP Seabrook/Tewksbury/Woburn M-139 Line (dated 11/12/85)

•	Support Agreement NEP Seabrook/Tewksbury/Woburn M-140 Line (dated 11/12/85)

•	I/A Montaup Electric/Somerset Power dated 10/13/98

•	Service Agreement NEP/Granite State (dated 10/3/01)

•	Ispwich Network Operating Agreement (dated 7/7/97)

•	Restated Distribution Agreement MECO/MBTA-Amtrak 2nd Amendment (4/18/94)

•	Service Agreement Boston Edison/NEP/Blackstone Valley Electric

•	VELCO Letter Agreement/Support reconductoring of W-149 Line (dated 3/11/85)

•	Support Agreement Public Service Co. of New Hampshire and Seabrook (dated 5/1/73)

•	Support Agreement Public Service Co. of NH and NEP/Seabrook/Tewksbury (dated 12/15/87)

•	Facilities Support Agreement NEP and VELCO (dated 4/5/74)

•	Amendment to Service Agreement for Firm Local Generation Delivery Service/ANP Bellingham (dated 11/6/00)

•	I/A between Eastern Edison Company/Browning Ferris Gas Services, Inc./Bridgewater (dated 4/30/99)

•	I/A between MECO/NEP/Granite State/Narragansett-Boott Mills Hydro (dated 12/3/92)

•	Agreement for Installation of Surge Arrestors between NEP and ANP Blackstone Energy Company (dated 3/30/00)

•	First Amendment to the I/A between NEP/Pepperell Power Associates (dated 5/24/89)

•	Service Agreement for Firm Local Generation Delivery Service NEP/ANP Bellingham Energy Company (dated 6/1/01)

Schedule 3.11(c)

NORTHEAST UTILITIES ON BEHALF OF ITS OPERATING COMPANIES

List of Grandfathered Interconnection Agreements

•	Interconnection and Operations Agreement between Public Service of New Hampshire and AES Londonderry, LLC (dated 2/26/03)

•	I/A between The Connecticut Light and Power Company and AES Thames (dated 7/19/99)

•	Interconnection, Operations and Maintenance Agreement between Western Massachusetts Electric Company and Altresco Pittsfield, L.P. (dated 7/19/90)

•	I/A between The Connecticut Light and Power Company and Capitol District Energy Center Cogeneration Associates (dated 9/15/01)

•	Interconnection and Operations Agreement between Western Massachusetts Electric Company and Berkshire Power Company, LLC (dated 12/03)

•	Millstone Transmission Support Agreement between The Connecticut Light and Power Company and Central Vermont Public Service Corp. (8/9/74)

•	I/A between The Connecticut Light and Power Company and CRRA (12/20/00)

•	Interconnection and Operations Agreement between Western Massachusetts Electric Company and Consolidated Edison Energy Massachusetts, Inc. (dated 12/10/01)

•	I/A between The Connecticut Light and Power Company and Dominion Nuclear Connecticut, Inc. (dated 3/31/01)

•	I/A between Errol Hydroelectric Limited Partnership and Public Service of New Hampshire (dated 4/7/86)

•	I/A between The Connecticut and Power Company and Exeter Energy, LP (dated 3/24/03)

•	I/A between Public Service of New Hampshire and FPL Energy Seabrook, LLP (dated 11/1/02)

•	Seabrook Transmission Support Agreement between PSNH, New England Power Company and FPL Energy Seabrook (dated 6/1/88)

•	I/A between The Connecticut Light and Power Company and Hartford Steam Company (dated 8/29/03)

•	I/A between Public Service of New Hampshire and Hawkeye Funding, L.P. (Newington Energy) (dated 9/30/02)

•	Seabrook Transmission Support Agreement between Public Service of New Hampshire, New England Power Company and Hudson Light & Power (dated 6/1/88)

•	I/A between The Connecticut Light and Power Company and Lake Road Trust (dated 12/31/03)

•	Interconnection, Operation and Maintenance Agreement between The Western Massachusetts Electric Company and Littleville Power Company, Inc. (dated 12/31/92)

•	Millstone 3 Transmission Support Agreement between The Connecticut Light and Power Company and Mass. Municipal Wholesale Electric Company (dated 1/17/74)

•	Seabrook Transmission Agreement between The Public Service Company of New Hampshire, New England Power Company and Mass. Municipal Wholesale Electric Company (dated 6/1/88)

•	Stony Brook-Ludlow Agreement between Western Massachusetts Electric Company and Mass. Municipal Wholesale Electric Company (dated 8/1/79) (O&M agreement)

•	Interconnection, Operation and Maintenance Agreement between Western Massachusetts Electric Company and MASSPOWER (dated 7/1/93)

•	I/A between The Connecticut Light and Power Company and Milford Power Company, LLC (dated 7/21/03)

•	I/A between The Connecticut Light and Power Company and National Railroad Passenger Corporation (Amtrak) (dated 7/2/99)

•	I/A between The Connecticut Light and Power Company and Northeast Generation Company as Amended (dated 3/00)

•	I/A between Western Massachusetts Electric Company and Northeast Generation Company as Amended (dated 7/2/99)

•	I/A between The Connecticut Light and Power Company and NRG Energy, Inc. (dated 11/15/99)

•	I/A between The Public Service Company of New Hampshire and Pontook Hydro, LP (dated 7/25/85)

•	I/A between The Public Service Company of New Hampshire and Pinetree Power-Tamworth, Inc. (dated 12/11/87)

•	Interconnection Agreement attached to Electricity Purchase Agreement between The Connecticut Light and Power Company and Riley Energy Systems of Lisbon Corporation for The Lisbon Resources Recovery Project (dated 6/3/91)

•	Electrical Interconnection, Licensing and Construction of Transmission Facilities Agreement between The Connecticut Light and Power Company and Southern Connecticut Regional Resource Recovery Authority (SCRRA) (dated 1/30/90)

•	Seabrook Transmission Support Agreement with PSNH, New England Power Company and Tauton Municipal Light Department (dated 6/1/88)

•	I/A with Respect to The Connecticut Light and Power Company and the United Illuminating Company (dated 6/15/74)

•	I/A between The Public Service Company of New Hampshire and Vermont Electric Power Company, Inc. (dated 7/13/72)

•	Interconnection Authorization Agreement Letter between The Connecticut Light and Power Company and Wallingford Resource Recovery Plant (dated 4/10/87)

•	I/A between The Connecticut Light and Power Company and Waterside Power, LLC (dated 5/20/03)

•	I/A between The Connecticut Light and Power Company and Waterside Power, LLC (dated 1/15/04)

•	I/A between The Public Service Company of New Hampshire and Town of Wolfeboro (dated 9/26/03)

•	Letter Agreement between Public Service of New Hampshire and Central Maine Power Company (Section 214 & Saco Valley Substation) (dated 11/18/86)

•	Amended and Restated Electricity Purchase Agreement between The Connecticut Light and Power Company and The Dexter Corporation (Windsor Locks Cogeneration Facility) (dated 12/1/87)

•	Long Island Power Authority 10/31/67 Agreement between The Connecticut Light and Power Company and (formally Long Island Lighting Company) Long Island Lighting Company, as amended or superseded.

Schedule 3.11(c)

NSTAR ELECTRIC & GAS CORP.

ON BEHALF OF ITS OPERATING AFFILIATES

List of Grand fathered Interconnection Agreements

•	Related Facilities Agreement between Entergy Nuclear Generation Company and BECo (1/21/03)

•	Phase II Boston Edison with “New England Utilities” AC Facilities Support Agreement (6/1/85)

•	Concord Municipal Light Plant and Boston Edison I/C Agreement (4/13/93)

•	BECo and AES Londonderry, L.L.C. Related Facilities Agreement (RFA) (11/20/01)

•	RFA between BECo and ANP Bellingham Energy Company

•	I/C Agreement between Boston Edison and ANP Blackstone Energy Company (3/19/99)

•	Mirant Kendall and BECo RFA (3/26/02)

•	I/C Agreement between Mirant Kendall LLC and Cambridge Electric Light Company (12/24/01)

•	Related Facilities Agreement between BECo and PG&E (2002)

•	Related Facilities Agreement between Tiverton Power Associates Limited Partnership and Commonwealth Electric Company (9/21/98)

•	Radial Line Service Agreement between Town of Reading and BECo (11/10/79)

•	Related Facilities Agreement between Canal Electric Company (Unit 2) and the planned Pilgrim Unit 2 of BECo (9/21/72)

•	Joint Ownership Agreement between BECo and New Bedford Gas and Light Company (Card St. Line) (1/2/68)

•	Ownership Agreement among BECo, New Bedford Gas and Blackstone Valley Electric Company (8/31/71)

•	Related Facilities Agreement between Entergy Nuclear Generation Company and Commonwealth Electric Company (8/11/03)

•	Facilities Support Agreement between NSTAR and Entergy Nuclear (no date)

•	I/C Agreement between Commonwealth Electric Company (NSTAR) and MBTA-dated 2/99 (actual date is 5/1/99)

•	I/C Agreement between BECo and Northeast Energy Associates (9/23/93)

•	I/C Agreement between Commonwealth Electric Company (NSTAR) and Southern Energy New England, LLC (concerning the “Oak Bluffs Diesels”) (5/15/98)

•	Support Agreement for Lines 255-2337 and 255-2338 between NEP and BECo (2/22/80)

•	Support Agreement for 115kv Line 201-502 between NEP and BECo (5/11/79)

•	Support Agreement for a “stabilizing” line (342) between Pilgrim and Canal stations-the agreement is between Commonwealth Electric Company (NSTAR-formerly New Bedford Gas and Edison Light Company) and NEP (two letters dated 3/29/68 and 11/4/74)

•	I/C Agreement between BECo (NSTAR) and Sithe Fore River Development LLC (12/31/2000)

•	I/C Agreement between Sithe Mystic Development LLC and BECo (3/6/2001)

•	I/C Agreement for West Tisbury Diesels between Commonwealth Electric Company (NSTAR) and Southern Energy New England, LLC (5/15/1998)

•	Facilities Support Agreement between BECo and Montaup Electric Company regarding 345 kv Tap Line (Whitman Tap) (April 1975)

•	Canal Pilgrim Transmission Agreement for construction and support of Line #342

•	Agreement for the Purchase and Sale of High Voltage Electric Service By and Between Boston Edison Company and the National Railroad Passenger Corporation (AMTRAK) (7/8/2002)

•	Interconnection Agreement between Town of Norwood Municipal Light Department and Boston Edison Company (5/27/2002)

•	Interconnection Agreement between Commonwealth Electric Company and Nantucket Electric Company (6/3/1996)

•	Interconnection and Operation Agreement between Boston Edison Company and Sithe Energies, Inc. (12/10/1997)

•	I/C Agreement for Canal Units between Commonwealth Electric Company and Southern Energy New England, LLC (5/15/1998)

Schedule 3.11(c)

UNITED ILLUMINATING COMPANY

List of Grandfathered Interconnection Agreements

•	Exhibit B only to Service Agreement between United Illuminating and Bridgeport Energy LLC (6/9/98)

•	I/C Agreement between United Illuminating and Cross Sound Cable (7/9/02)

•	I/C Agreement between United Illuminating and McCallum Enterprises (10/19/87)

•	I/C Agreement between United Illuminating and Quinnipiac Energy LLC (8/8/00)

•	I/C Agreement between United Illuminating and Wisvest-Connecticut LLC (4/16/99)

•	Appendix D only to Power Purchase Agreement between United Illuminating and Connecticut Resources Recovery Authority (12/1/85)

Schedule 3.11(c)

UNITIL ENERGY SYSTEMS, INC. AND

FITCHBURG GAS AND ELECTRIC LIGHT COMPANY

List of Grandfathered Interconnection Agreements

•	The attached Interconnection Agreement of Wheeling Agreement between Unitil Energy Systems and Briar Hydro Associates (Effective Date – December 2, 2002)

•	The attached Interconnection Agreement of Wheeling Agreement between Unitil Energy Systems and Concord Steam Corporation (Effective Date – June 1, 1994)

•	The attached Interconnection Agreement of Wheeling Agreement between Unitil Energy Systems and New Hampshire Hydro Associates (Effective Date – July 2, 1983)

•	The attached Interconnection Agreement of Wheeling Agreement between Unitil Energy Systems and Penacook Hydro Associates (Effective Date – April 15, 1985)

•	I/C Agreement between Fitchburg Gas & Elec. And KES Fitchburg (Interconnector) (1/29/91)

•	Service Agreement for Network Integration Transmission Service dated April 17, 2000 between Fitchburg Gas and Electric Light Company and Massachusetts Bay Transportation Authority

•	Service Agreement for Network Integration Transmission Service dated March 1, 1997 between New England Power Company and Fitchburg Gas and Electric Light Company

•	Service Agreement for Network Integration Transmission Service dated March 1, 2002 between New England Power Company and Fitchburg Gas and Electric Light Company

•	Service Agreement No. 1 dated March 1, 1994 under Unitil Energy Systems, Inc. Tariff for Firm Transmission Service and Related Interconnection between Concord Electric Company and SES Concord Company, LP

Schedule 3.11(c)

VERMONT ELECTRIC POWER COMPANY

List of Grandfathered Interconnection Agreements

•	I/A between Vermont Electric Power and Entergy Nuclear Vermont Yankee (dated 7/27/02)

•	I/A for Hydro-Quebec Derby Line Tie (1/88)

•	I/A between United Illuminating Company and McCallum Enterprised I Limited Partnership (dated 10/19/87)

Schedule 4.01(d)

New England Power Company

Facilities Not Subject to this Agreement

Circuit #	Voltage (kV)
3512	345
3521	345

Schedule 11.02

Superseded Agreements

The Interim Independent System Operator Agreement

Schedule 11.04

PTO Administrative Committee

1. The PTO AC established pursuant to Section 11.04 shall function as described in this Schedule 11.04.

2. Representatives. Each PTO shall appoint a representative and an alternate representative to serve as a member of the PTO AC with authority to act for that PTO with respect to actions taken or decisions made by the PTO AC.

a. Initial Representatives. Within thirty (30) days of the Operations Date, each PTO shall appoint its representative and alternate and provide written notice thereof to the other PTOs and to the ISO. Subsequent to the Operations Date, an entity that becomes a PTO pursuant to Section 11.05 of this Agreement shall appoint its representative and alternate and provide written notice to the other PTOs within thirty (30) days after becoming a PTO.

b. Change of or Substitution for a Representative or Alternate. A PTO may at any time, upon providing written notice to the other PTOs and to the ISO, designate a replacement representative or alternate. Any designated member of the PTO AC, by providing written notice to the Chair of the PTO AC, may also designate a substitute to act for him or her with respect to any matter specified in such written notice.

3. Officers. At the initial meeting of the PTO AC, a Chair and Vice Chair from different companies shall be elected among the PTOs’ representatives on the PTO AC. The term of office for the Chair and Vice Chair shall be one year, or until succession to each office occurs as provided herein. Except as provided in Section 4, at each annual meeting, the Vice Chair shall succeed to the office of the Chair, and a new Vice Chair from a different company as the new and outgoing Chairs shall be elected.

4. Vacancies. If the office of the Chair becomes vacant for any reason, the Vice Chair shall succeed to the office of the Chair and a new Vice Chair from a different company shall be elected at the next regular or special meeting to serve the remainder of the term; provided that if the remaining term is less than six months, the new Chair and Vice Chair shall serve for the remaining term plus an additional term of one year. If the office of the Vice Chair becomes vacant for any reason, a new Vice Chair from a different company as the Chair shall be elected at the next regular or special meeting and shall serve out the term of the Vice Chair whose office became vacant.

5. Duties of the Officers. The Chair shall (1) call and preside at meetings of the PTO AC; (2) cause minutes of each meeting to be taken and maintained; (3) cause notices and agendas of all meetings and minutes of the prior meeting to be distributed as set forth below; and (4) carry out such other responsibilities as the PTO AC shall assign or as may be specified in this

Agreement. The Vice Chair shall preside at meetings of the PTO AC if the Chair is absent for any reason, and shall otherwise act for the Chair at the Chair’s request.

6. Meetings. The PTO AC shall hold meetings no less frequently than once each calendar quarter as scheduled by the Chair. At the initial meeting, one of such regular meetings shall be designated as the annual meeting, at which officers shall be elected. The matters to be addressed at all meeting shall be specified in a written agenda provided in the notice distributed pursuant to Section 7 hereof.

7. Notice of Meetings. Written notice and agendas for a meeting shall be distributed by the Chair by facsimile or email to the PTOs’ representatives and any designated alternates and to the ISO not later than ten (10) days prior to the meeting; provided, however, that meetings may be called on shorter notice as the Chair deems necessary to deal with an emergency or to meet a deadline for action; provided further that no vote shall be taken on any matter at any meeting or special meeting without at least three days prior written notice to the PTOs’ representatives of the matter to be voted upon unless the representatives of the PTOs agree unanimously to waive this minimum notice requirement. The Chair shall include in the agenda for the meeting any matters that one or more PTOs request to be included.

8. Special Meetings. A special meeting of the PTO AC may be called at any time by two or more unaffiliated PTOs having combined Individual Votes exceeding twenty five percent of the aggregate Individual Votes of the PTOs at the time of the proposed special meeting; provided that the Chair shall schedule such special meeting at a time and location convenient to the representatives (but no more than ten days after the request for the meeting) and shall issue an agenda setting forth the issue or issues to be considered at the behest of the PTOs requesting the special meeting no less than five days before the scheduled date thereof.

9. Attendance. Regular or special meetings may be conducted in person or by telephone as authorized by the Chair or pursuant to rules adopted by the PTO AC in according with the voting procedures set forth in Section 12 below. Each PTO shall be represented at a meeting by its representative or alternate, or a duly-designated substitute representative. A PTO shall also have the right to designate another PTO to vote on such PTO’s behalf at a meeting by proxy provided to the Chair in advance of the meeting. Any PTO choosing not to participate in a meeting pursuant to one of the methods described in this section 9 shall be deemed to have given its proxy to the Chair to vote on the non-participating PTO’s behalf.

10. Open Meetings. All meetings of the PTO AC shall be open to all PTOs that are signatories to this Agreement and each such PTO shall receive timely written notice of a meeting.

11. Cost of Meetings. Each PTO shall be solely responsible for all costs incurred for its representative or alternate to attend any meeting. The PTOs shall share the costs incurred by the host of any meeting of the PTO AC in proportion to their Individual Votes.

12. Manner of Acting. Actions taken by the PTO AC with respect to amendments to this Agreement shall require the support of the number of votes specified in Section 11.04(a)(iii)(B), (C), or (D) of the Agreement as applicable.

13. Individual Votes. For all purposes under Section 11.04(a)(iii) and this Schedule 11.04, the “Individual Votes” of Non-Affiliated PTOs shall mean the number of votes accorded to each PTO at the time of the applicable meeting pursuant to the following formula: Each Individual Vote shall be equal to the average of the net book value and the gross book value, as determined in accordance with generally accepted accounting principles for electric utilities, of the Transmission Facilities comprising the New England Transmission System of each PTO: (expressed in dollars and divided by one million (1,000,000)), as determined on April 1 of each year on the basis of the book values of the Transmission Facilities as of the prior December 31, provided that the book value of the following facilities shall not be included in the calculation of such PTO’s Individual Votes:

a. The Merchant Facilities of a PTO or a PTO’s affiliate; and

b. The transmission facilities comprising Phase I and Phase II of the Hydro-Quebec interconnection, the Highgate interconnection, and the MEPCO interconnection until such time as a PTO includes the capital investment for its ownership of these transmission facilities in the ISO OATT in a manner such that the allowed return on equity for the PTO’s ownership in these facilities is treated the same as the return on equity of the PTO’s Transmission Facilities.

For those PTOs that are public utilities under the Federal Power Act, the values used to calculate Individual Votes shall be those used in such PTO’s Form 1 filing with the FERC. For any PTOs that are not required to make FERC Form 1 filings, the values used shall be consistent with generally accepted accounting practices for public utilities with the objective that the Individual Votes of such non-FERC jurisdictional PTOs shall be calculated on a consistent basis with those of the FERC-jurisdictional PTOs.

14. Text of Amendments. The text of any amendment to be voted upon at a meeting of the PTO AC shall be distributed to the representatives no less than fourteen (14) days the meeting at which the amendment is to be considered; provided that the representatives may agree to make changes to such amendment at such meeting.

15. Record of Voting. The Chair shall cause each PTO that is a signatory to this Agreement to be provided with a written record of all votes (with the exception of straw votes or other informal votes) undertaken at a meeting of the PTO AC, including votes with respect to amendments to this Agreement pursuant to Section 11.04(a) of this Agreement and votes with respect to joint PTO Section 205 filings pursuant to the Disbursement Agreement.

Schedule 11.19(c)

Additional Conditions Precedent